                               Filed Pursuant to Rule 424(b)(5)
                               Registration No. 333-9532

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED DECEMBER 4, 1998
                           $229,000,000 (APPROXIMATE)

                  AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-1
                                     ISSUER

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR

                           ADVANTA MORTGAGE CORP. USA
                                MASTER SERVICER

              MORTGAGE-BACKED LIBOR NOTES, CLASS A, SERIES 1999-1
[AMERICAN RESIDENTIAL LOGO]

                           -------------------------

      CONSIDER CAREFULLY THE
 RISK FACTORS STARTING ON
 PAGE S-14 OF THIS
 PROSPECTUS SUPPLEMENT AND
 PAGE 15 OF THE PROSPECTUS
 BEFORE MAKING A DECISION TO
 INVEST IN THE NOTES.

      The notes represent
 mortgage-backed debt
 secured solely by the
 mortgage loans held by the
 trust. The notes are not
 interests in or obligations
 of any other person. No
 governmental agency or
 instrumentality has insured
 or guaranteed the notes or
 the underlying mortgage
 loans.

      This prospectus
 supplement may be used to
 offer and sell the notes
 only if accompanied by a
 prospectus.
                          THE ISSUER

                          - is a Delaware business trust formed pursuant to a
                            trust agreement between Bear Stearns Asset Backed Securities, Inc., as depositor, and Wilmington Trust Company, as owner trustee.

                          - will issue a single class of its mortgage-backed
                            notes for sale by this prospectus supplement.

                          THE NOTES

                          - are principally secured by the assets of the trust,
                            which consist primarily of fixed and adjustable rate mortgage loans secured by first liens on one- to four-family residential properties.

                          - interest and principal on the notes is scheduled to
                            be paid monthly on the 25th day of the month or, if such day is not a business day, the immediately following business day. The first scheduled payment date is May 25, 1999.

                          THE MORTGAGE LOANS

                          - were originated under underwriting guidelines less
                            stringent than those applied by Fannie Mae and Freddie Mac and, therefore, are likely to experience higher rates of delinquency, foreclosure and bankruptcy than those experienced by mortgage loans underwritten under Fannie Mae or Freddie Mac guidelines. See "Risk Factors" herein.

                          CREDIT ENHANCEMENT

                          - on the issue date of the notes, the aggregate stated
                            principal balance of the mortgage loans of the trust pledged to secure the notes will exceed the principal balance of the notes resulting in overcollateralization which will be available to absorb losses. Thereafter, principal payments on the notes will be made to maintain overcollateralization at specified levels.

                          - as described herein, the notes will also be insured
                            pursuant to the terms of a financial guaranty insurance policy issued by:

                    [FINANCIAL SECURITY ASSURANCE(R) LOGO]

     The underwriter named below will offer the Notes to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter will pay the depositor an amount equal to approximately 99.70% of the aggregate principal balance of the Notes, plus accrued interest, before deducting issuance expenses payable by the depositor. The notes will be issued in book-entry form only on or about April 15, 1999 through the facilities of The Depository Trust Company, Cedelbank or the Euroclear system.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                            BEAR, STEARNS & CO. INC.
                                  UNDERWRITER

April 9, 1999

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

     This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.
                                ---------------

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.
                                ---------------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents which follows provides the pages on which these captions are located.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Summary...............................  S- 4
Risk Factors..........................  S-14
Overview of the Transaction...........  S-19
The Mortgage Pool.....................  S-21
Servicing of the Mortgage Loans.......  S-41
The Trust.............................  S-49
The Seller............................  S-50
The Depositor.........................  S-50
Description of the Notes..............  S-50
The Insurance Policy..................  S-70
The Note Insurer......................  S-73
Certain Prepayment and Yield
  Considerations......................  S-76
Use of Proceeds.......................  S-83

                                        PAGE
                                        ----
Certain Federal Income Tax
  Considerations......................  S-84
State Tax Considerations..............  S-85
ERISA Considerations..................  S-86
Legal Investment Considerations.......  S-87
Underwriting..........................  S-88
Experts...............................  S-88
Legal Matters.........................  S-88
Ratings...............................  S-88
Index of Principal Terms..............  S-90
ANNEX A
  Global Clearance
  Settlement and Tax
  Documentation Procedures............  A-1

                                   PROSPECTUS

Prospectus Supplement.................     3
Reports to Holders....................     3
Available Information.................     3
Incorporation of Certain Documents by
  Reference...........................     4
Summary of Terms......................     5
Risk Factors..........................    15
Description of the Securities.........    20
The Trust Funds.......................    24
Enhancement...........................    30
Servicing of Loans....................    32
The Agreements........................    38
Certain Legal Aspects of Loans........    46
The Depositor.........................    55
Use of Proceeds.......................    55
Certain Federal Income Tax
  Considerations......................    56
State Tax Considerations..............    75
FASIT Securities......................    75
ERISA Considerations..................    78
Legal Matters.........................    82
Financial Information.................    83
Rating................................    83
Legal Investment......................    83
Plan of Distribution..................    84
Glossary of Terms.....................    85

                                    SUMMARY

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

- THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

- YOU CAN FIND A LISTING OF THE PAGES WHERE CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT SUMMARY ARE DEFINED UNDER THE CAPTION "INDEX OF PRINCIPAL TERMS" BEGINNING ON PAGE S-90 IN THIS PROSPECTUS SUPPLEMENT AND IN THE "GLOSSARY OF TERMS" BEGINNING ON PAGE 85 OF THE ACCOMPANYING PROSPECTUS.

PARTIES

THE TRUST OR ISSUER

     American Residential Eagle Bond Trust 1999-1 is a Delaware business trust formed pursuant to a trust agreement between Bear Stearns Asset Backed Securities, Inc. and Wilmington Trust Company.

     See "The Trust" in this Prospectus Supplement.

THE SELLER

     American Residential Eagle, Inc., a Delaware corporation, will acquire the mortgage loans from its parent, American Residential Investment Trust, Inc. It will convey all of its interest in the mortgage loans to the depositor.

     See "The Seller" in this Prospectus Supplement.

THE DEPOSITOR

     Bear Stearns Asset Backed Securities, Inc., a Delaware corporation, will convey the mortgage loans to the trust after acquiring them from American Residential Eagle, Inc.

     See "The Depositor" in this Prospectus Supplement.

THE MASTER SERVICER

     Advanta Mortgage Corp. USA, a Delaware corporation and an indirect subsidiary of Advanta Corp., will as master servicer be responsible for all servicing obligations with respect to the mortgage loans. If Advanta Mortgage Corp. USA is terminated as master servicer, Norwest Bank Minnesota, National Association, as indenture trustee, will assume the master servicer's obligations or appoint a successor master servicer as described herein acceptable to Financial Security Assurance Inc.

     See "Servicing of the Mortgage Loans" in this Prospectus Supplement.

THE OWNER TRUSTEE

     Wilmington Trust Company, a Delaware banking corporation, will act as owner trustee of the trust.

     See "The Trust" in this Prospectus Supplement.

THE INDENTURE TRUSTEE

     Norwest Bank Minnesota, National Association will act as indenture trustee on behalf of the noteholders pursuant to an indenture between itself and the Issuer.

     See "Description of the Notes -- The Indenture Trustee" in this Prospectus Supplement.

THE MANAGER

     American Residential Investment Trust, Inc., the parent of the seller, will perform certain administrative and ministerial duties under the indenture and master servicing agreement on behalf of the trust.

THE NOTE INSURER

     Financial Security Assurance Inc., a New York stock insurance company, will guarantee certain payments on the notes pursuant to a financial guaranty insurance policy.

     See "The Note Insurer" in this Prospectus Supplement.

DESCRIPTION OF THE NOTES

THE NOTES

     The trust will issue its mortgage-backed notes, designated as the "American Residential Eagle Bond Trust 1999-1, Mortgage-Backed LIBOR Notes, Class A, Series 1999-1".

     The initial principal balance of the notes, as indicated on the front cover of this prospectus supplement, is subject to a variance of plus or minus 5.00%.

THE ASSETS OF THE TRUST

     The notes are secured by a pledge of assets of the trust. The trust's assets pledged to secure the notes include:

- a pool of fixed and adjustable rate mortgage loans secured by first liens on one- to four-family residential properties and with original terms to maturity of not more than 30 years;

- principal and interest payments (but not including prepayment charges) on the mortgage loans due on or after April 1, 1999;

- a security interest in the related underlying residential property (and in certain hazard insurance policies covering the property);

- amounts on deposit in certain accounts described in this prospectus supplement; and

- a primary mortgage insurance policy covering substantially all those mortgage loans in the mortgage pool with loan-to-value ratios in excess of 80%.

     In addition, the noteholders will have the benefit of a financial guaranty insurance policy to be issued to the Trust by Financial Security Assurance Inc.

     See "The Trust," "Description of the Notes -- General" and "The Insurance Policy" in this Prospectus Supplement.

STATED MATURITY OF THE NOTES

     The stated maturity date of the notes, on which the final payment of principal must ultimately be made, is April 25, 2029, which is the payment date that occurs in the third month following the month in which the last maturity date of any mortgage loan conveyed to the trust is scheduled to occur. The depositor anticipates, however, that the actual final payment of principal on the notes will occur significantly earlier.

     See "Certain Prepayment and Yield Considerations" in this Prospectus Supplement.

REGISTRATION OF THE NOTES

     The trust will issue the notes in book-entry form in minimum denominations of $50,000 and multiples of $1 in excess thereof. You will hold your interests in the notes either through The Depository Trust Company in the United States or through Cedelbank or the Euroclear system in Europe. For as long as the notes are in book-entry form, they will be registered in the name of the applicable depository, or in the name of the depository's nominee. The limited circumstances under which definitive certificated notes will replace book-entry notes are described in this prospectus supplement.

     See "Description of the Notes -- Book-Entry Registration and Definitive Notes" in this Prospectus Supplement.

PAYMENT ON THE NOTES

PAYMENT DATES

     Principal and interest is scheduled to be paid to the noteholders on the 25(th) day of each month, or, if such day is not a business day, on the following business day, commencing on May 25, 1999.

RECORD DATES

     The indenture trustee will make payments to the noteholders of record determined as of the last business day immediately prior to the payment date or, in the event notes are issued in definitive form, the last day of the calendar month immediately prior to the payment date.

DUE PERIODS AND COLLECTION PERIODS

     Generally, payments made to noteholders on each payment date will relate to collections of principal and interest on the mortgage loans in the due period with respect to all scheduled collections of principal and interest, or the collection period, with respect to all unscheduled collections. The "due period" commences on the second day of the calendar month immediately before the month in which the related payment date occurs (or, in the case of the first Distribution Date, on the Cut-off Date) and ends on the first day of the month in which the related payment date occurs. The "collection period" is the calendar month before the calendar month in which the related payment date occurs.

FUNDS AVAILABLE FOR PAYMENT OF INTEREST AND PRINCIPAL

     The following funds will generally be available for payment of interest and principal on the notes:

- scheduled collections on the mortgage loans received during the related due period, net of servicing fees, reimbursement of previous advances made by the master servicer, and other fees and expenses in connection with this transaction including, without limitation, premiums on insurance policies and fees and expenses of the indenture trustee, the owner trustee, and the manager;

- unscheduled collections on the mortgage loans received during the related collection period including, among other items, (i) partial and full prepayments, (ii) net proceeds from insurance policies covering a mortgaged property and (iii) any other proceeds, net of expenses, the master servicer receives in connection with a defaulted mortgage loan, as a result of the sale, foreclosure, condemnation or other disposition of the related mortgaged property;

- any advances made by the master servicer in respect of delinquent payments of interest on the mortgage loans;

- interest payments made by the master servicer to compensate the noteholders in part for any shortfall in interest payments on the notes caused by a mortgagor prepaying a mortgage loan in whole or in part;

- any amounts resulting from the repurchase, release, removal or substitution of a mortgage loan; and

- in the event the notes are redeemed in the manner described herein, amounts deposited in connection with such redemption.

     See "Description of the Notes--Payment on the Notes."

INTEREST PAYMENTS

     General. Interest will accrue on the notes at the note interest rate during each interest accrual period. An interest accrual period is the period commencing on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the date immediately preceding such payment date. The indenture trustee will calculate interest based upon the actual number of days in the interest accrual period and a year assumed to consist of 360 days. Interest payments will be made to noteholders on a pro rata basis.

     Calculation of the Note Interest Rate. The note interest rate on each payment date up to and including the payment date on which the trust is first permitted to redeem the notes (see "-- Redemption of the Notes" below) will be equal to the lesser of (i) a per annum floating rate equal to one-month LIBOR for the related interest accrual period plus 0.35% and (ii) 15.00% per annum. Thereafter, if the trust does not exercise its optional redemption rights when first permitted to do so, the note interest rate will be equal to the lesser of
(i) a per annum floating rate equal to one-month LIBOR for the related interest accrual period plus

0.70% and (ii) 15.00% per annum. One-month LIBOR for each interest accrual period will be determined by the indenture trustee according to the formula described in this prospectus supplement.

     Overall Limitation on the Note Interest Rate. Because a majority of the mortgage loans securing payment of the notes bear adjustable interest rates (i) which adjust based on changes in the six-month LIBOR index and, therefore, less frequently than the note interest rate which adjusts monthly based on one-month LIBOR, (ii) have delayed adjustment dates ranging from two to five years after their origination date, and (iii) are subject to limitations on periodic interest rate increases and maximum interest rates over the life of the loan which may be less than one-month LIBOR, the amount of interest collections on the mortgage loans for the related interest accrual period may be less than interest accrued on the notes at the note interest rate. In addition, a higher than expected rate of prepayment of mortgage loans in the mortgage pool with relatively higher mortgage rates would contribute to this shortfall. In this connection, it should be noted that approximately 28% of the mortgage loans in the mortgage pool as of March 1, 1999 (based on principal balances) have interest rates that are fixed for the lives of those mortgage loans.

     For the above reasons, as an overall limitation on the note interest rate, if as of any payment date the note interest rate as calculated above exceeds the weighted average net loan rate (calculated as described in this prospectus supplement) of the mortgage loans for the related due period, then the note interest rate for the related interest accrual period will be limited to such weighted average net loan rate.

     See "Description of the Notes -- Note Interest Rate" in this Prospectus Supplement.

     Supplemental Interest Payments. Supplemental interest payments will be made by Financial Security Assurance Inc. under the financial guaranty insurance policy as described herein. Such payments are intended to provide noteholders with an additional interest payment to partially compensate for the difference between (i) the amount of interest that accrued on the notes for the related interest accrual period at the note interest rate (calculated without regard to the overall available funds limitation described above) and (ii) the amount of interest that accrued on the notes (calculated with regard to such overall available funds limitation). However, because these payments are limited in amount as described in this prospectus supplement, the supplemental interest payment made to noteholders may be less than this difference.

     See "Description of the Notes -- Supplemental Interest Payments" in this Prospectus Supplement.

PRINCIPAL PAYMENTS

     On each payment date, to the extent that funds are available, you will be entitled to payments of principal as described in this prospectus supplement. The maximum amount of payment of principal to all noteholders on any payment date will be the sum of:

- all scheduled payments of principal made on the mortgage loans and all unscheduled payments of principal collected, received or otherwise recovered on the mortgage loans as described above under "-- Funds Available for Payment of Interest and Principal";

- plus, the amount of any excess receipts of interest required to be distributed as principal to satisfy the required level of overcollateralization. This will increase the difference between the principal balance of the notes and the principal balance of the mortgage loans, thereby increasing the level of overcollateralization; and

- minus, the amount, if any, necessary to reduce the required level of overcollateralization. This will reduce the difference between the principal balance of the notes and the principal balance of the mortgage loans, thereby decreasing the level of overcollateralization.

     Shortfalls in collections on the mortgage loans and the failure of the note insurer to perform its obligations under the insurance policy may result in noteholders receiving less principal than what is owed to them.

     See "Description of the Notes -- Payment on the Notes -- Priority of Payments."

MONTHLY ADVANCES

     The master servicer will be required to make advances with respect to delinquent payments of interest on the mortgage loans. However, the master servicer is only required to make such advances if it believes it can recover the advance from later proceeds or collections on the related mortgage loan. The master servicer will be entitled to reimburse itself for any such advances from future payments and collections (including insurance payments or liquidation proceeds) with respect to the mortgage loans. However, if the master servicer makes advances which are nonrecoverable from future payments and collections, the master servicer will be entitled to reimbursement for such advances prior to any payments to noteholders.

     See "Servicing of the Mortgage Loans -- The Master Servicing Agreement" in this Prospectus Supplement.

COMPENSATORY INTEREST PAYMENTS

     The master servicer will also make interest payments to compensate in part for any shortfall in interest payments on the notes which result from a mortgagor prepaying a mortgage loan in whole or in part. However, the master servicer will not be obligated to pay any amounts due to the application of the Soldier's and Sailor's Relief Act of 1940. The amount of such payments will not exceed the servicing fees payable to the master servicer for the related due period. The financial guaranty insurance policy does not cover shortfalls in interest arising from prepayments.

     See "Servicing of the Mortgage Loans -- The Master Servicing Agreement" in this Prospectus Supplement.

REDEMPTION OF THE NOTES
     The trust, at the direction of the holder of the trust certificate in the trust, will have the option to redeem all, but not less than all, the notes on any payment date after which the aggregate outstanding principal balance of the mortgage loans is 20% or less of the aggregate principal balance of the mortgage loans as of April 1, 1999. The redemption price generally must equal 100% of the unpaid principal balance of the notes, plus accrued and unpaid interest thereon at the note interest rate, plus (i) any unreimbursed servicing fees and advances owed to the master servicer and (ii) any amounts owed to the note insurer, the indenture trustee and the owner trustee. If the trust does not exercise its mandatory redemption rights on the first payment date on which it is permitted to do so, on such payment date and all succeeding payment dates the note interest rate will increase as described at "-- Calculation of the Note Interest Rate" above. However, in any such case, the note interest rate will be limited to the available funds limitations described above at "-- Overall Limitation on the Note Interest Rate."

     See "Description of the Notes -- Redemption of the Notes" in this Prospectus Supplement.

TERMINATION OF THE MORTGAGE POOL

     After the payment date upon which the aggregate outstanding principal balance of the mortgage loans is equal to 10% or less of the aggregate principal balance of the mortgage loans as of April 1, 1999, the indenture trustee will solicit bids to purchase the remaining mortgage loans at their market value.

     The indenture trustee, with the prior consent of the note insurer, will sell the mortgage loans only if (i) the indenture trustee receives at least three bids on the mortgage loans, (ii) the highest bid is equal to or greater than the fair market value of the mortgage loans and (iii) the highest bid, when added to any amounts available on such payment date, equals or exceeds the sum of (a) all interest due on the notes, (b) the aggregate remaining note balance, and (c) any accrued and unpaid amounts due to the note insurer, the master servicer, the indenture trustee and the owner trustee, and (d) the indenture trustee receives an opinion of counsel stating that the sale will not result in adverse tax consequences to the issuer, the noteholders and the tax characterization of the trust. Any such proposed purchase of the mortgage loans by the highest bidder will be subject to the right of first refusal of the seller (or the master servicer, if the seller does not exercise its first refusal right) to purchase the mortgage loans at such bid price.

     If the indenture trustee sells the mortgage loans, the proceeds of the sale will be used to redeem the notes in full, and any excess (after payment of the amounts described in clause (c) above) shall go to the holder of the residual interest. See "-- Trust Certificate" herein. The indenture trustee will solicit bids on a quarterly basis if the requirements for a sale listed above are not met.

     See "Description of the Notes -- Termination of the Trust" in this Prospectus Supplement.

CREDIT ENHANCEMENT

     Credit enhancement reduces the harm caused to noteholders by shortfalls in collections received and losses incurred on the mortgage loans. The credit enhancement available to noteholders will consist of (a) excess cash, (b) overcollateralization and (c) the insurance policy issued by Financial Security Assurance Inc., the note insurer.

EXCESS CASH

     Generally, because the payments of interest and principal on the mortgage loans will exceed the sum of amounts payable to the note insurer, the master servicer, the indenture trustee, the manager and the mortgage insurer and the payments of monthly interest and principal to the noteholders, there will be excess cash each month above that required to pay principal and interest on the notes. Such excess cash will be applied to pay down the note balance in order to maintain the required level of overcollateralization.

OVERCOLLATERALIZATION

     Credit support for the notes will be provided through limited overcollateralization, i.e., the pledge of mortgage loans by the trust having an aggregate stated principal balance in excess of the principal balance of the notes. The purpose of overcollateralization is to ensure that there are excess funds available to pay interest and principal on the notes so that noteholders will have some protection against payment shortfalls and so that the note balances will be reduced to zero no later than the date the notes are scheduled to mature. After the closing date, the indenture trustee will make principal payments on the notes on each payment date, to the extent of excess funds available therefor, in an amount up to the amount necessary to achieve or maintain overcollateralization at specified levels. Once the required level of overcollateralization is reached, the application of excess funds to pay down principal on the notes will cease, until such application is again needed to maintain the required level of overcollateralization.

     The required amount of overcollateralization is based on certain minimum and maximum levels of overcollateralization and on the performance of the mortgage loans. As a result, the level of required overcollateralization will increase and decrease over time. An increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds certain specified levels. In that event, payment of principal on the notes would be accelerated until the level of overcollateralization reached its required level.

     See "Description of the Notes -- Overcollateralization" in this Prospectus Supplement.

THE INSURANCE POLICY

     General. Financial Security Assurance Inc. will issue its financial guaranty insurance policy to the indenture trustee for the benefit of noteholders which unconditionally guarantees the payment, to the extent not covered by principal and interest collections, of:

- accrued and unpaid interest due on the notes;

- the amount of any supplemental interest payment, if any;

- principal losses on the mortgage loans, to the extent not covered by overcollateralization;

- any principal amount still owing to noteholders on the maturity date of the notes; and

- any amounts previously distributed on the notes to noteholders that are recoverable and sought to be recovered as a voidable preference payment by a bankruptcy court.

     Payments Not Insured by the Insurance Policy. The insurance policy WILL NOT insure the payment of the following:

- any shortfall arising because the trust or the indenture trustee incurred liability for withholding taxes;

- any shortfall in interest as a result of prepayments on the mortgage loans;

- shortfalls in interest due to the application of the Soldier's and Sailors' Relief Act of 1940, as amended;

- shortfalls in monthly interest payments on the notes due to the applicability of the available funds limitation on the note interest rate to the extent not covered by supplemental interest payments made by the note insurer as described herein; and

- any shortfalls created when the liquidation of a mortgaged property yields less than the principal amount owed on the loan, except to the extent that such shortfall is not covered by overcollateralization.

     See "The Insurance Policy" in this Prospectus Supplement.

MORTGAGE LOAN POOL

GENERAL

     As of April 1, 1999 the pool of mortgage loans securing the notes will consist of approximately 1,336 adjustable rate and 719 fixed rate mortgage loans having an aggregate principal balance of approximately $170,929,583 and $65,356,313, respectively. These balances reflect an additional 14 fixed rate mortgage loans and 36 adjustable rate mortgage loans having an aggregate principal balance of approximately $6,830,924 as of April 1, 1999 which are expected to be added to the mortgage pool on the closing date.

STATISTICAL INFORMATION

     The statistical information on the mortgage loans presented in this prospectus supplement is based on a pool of mortgage loans as of March 1, 1999. Such information does not take into account amortization, account default, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date, as well as the addition of mortgage loans to the mortgage pool as described above. As a result, the statistical distribution of the characteristics in the final mortgage pool as of the closing date will vary from the statistical distribution of such characteristics in the mortgage pool as presented in this prospectus supplement, although such variance will not be material.

MORTGAGE LOAN DATA

     The pool of mortgage loans securing the notes will consist of approximately 1,300 adjustable rate and 705 fixed rate mortgage loans having an aggregate principal balance as of March 1, 1999 of $233,114,644. All the mortgage loans are secured by first liens on residen-tial properties, exclusively, and have the following characteristics:

A. ON AN AGGREGATE POOL BASIS

Number of Loans...........  2,005
Principal Balance:
Aggregate Principal
  Balance.................  $233,114,644
Range of Principal
  Balances................  $11,828 to
                            $1,216,914
Average Principal
  Balance.................  $116,267

Interest Rate:
Range of Interest Rates...  5.990% to 14.100%
Weighted Average Interest
  Rate....................  9.395%
Loan to Value Ratios:
Range of LTVs.............  10.71% to 95.00%
Weighted Average LTV......  77.62%

Terms to Maturity ( in
  months):
Range of Original Terms to
  Stated Maturity.........  120 to 360
Weighted Average Original
  Term to Stated
  Maturity................  329
Range of Remaining Terms
  to Amortization.........  113 to 359
Weighted Average Term to
  Amortization............  344

Loan Type
Fixed Rate (fully
  amortizing).............  15.51%
Fixed Rate (15 year
  balloon)................  12.51%
2/28 Six-Month LIBOR......  59.51%
3/27 Six-Month LIBOR......  1.74%
5/25 Six-Month LIBOR......  9.45%
Six-Month LIBOR...........  1.28%

B. ADJUSTABLE RATE MORTGAGE LOANS

Number of Loans...........  1,300
Principal Balance:
Aggregate Principal
  Balance.................  $167,788,832
Range of Principal
  Balances................  $14,929 to
                            $1,216,914
Average Principal
  Balance.................  $129,608
Interest Rate:
Range of Interest Rate....  5.990% to
                            14.100%
Weighted Average Interest
  Rate....................  9.419%
Range of Gross Margins....  4.000% to 10.900%
Weighted Average Gross
  Margin..................  6.500%
Range of Maximum Rates....  12.990% to
                            21.040%
Weighted Average Maximum
  Rate....................  16.075%
Range of Minimum Rates      5.75% to 14.10%
Weighted Average Minimum
  Rate....................  9.393%
Loan to Value Ratios:
Range of LTVs.............  25.00% to 95.00%
Weighted Average LTV......  78.30%
Terms to Maturity (in
  months):
Range of Original Terms to
  Maturity................  360
Weighted Average Original
  Term to Maturity........  360
Range of Remaining Terms
  to Maturity.............  341 to 359
Weighted Average Remaining
  Term to Maturity........  351

C. FIXED RATE MORTGAGE LOANS

Number of Loans 705
Principal Balance:
Aggregate Principal
  Balance.................  $65,325,812
Range of Principal
  Balances................  $11,828 to
                            $410,601
Average Principal
  Balance.................  $92,661
Interest Rate:
Range of Interest Rates...  7.500% to
                            13.690%
Weighted Average Interest
  Rate....................  9.334%
Loan to Value Ratios:
Range of LTVs.............  10.71% to 92.03%
Weighted Average LTV......  75.89%
Terms to Maturity (in
  months):
Range of Original Terms to
  Stated Maturity.........  120 to 360
Weighted Average Original
  Term to Stated
  Maturity................  249
Range of Original Terms to
  Amortization............  120 to 360
Weighted Average Original
  Term to Amortization....  329
Range of Remaining Terms
  to Stated Maturity......  113 to 359
Weighted Average Remaining
  Term to Stated
  Maturity................  245
Range of Remaining Terms
  to Amortization.........  113 to 359
Weighted Average Remaining
  Term to Amortization....  325

     See "The Mortgage Pool" in this Prospectus Supplement.

TRUST CERTIFICATE

     On the same day as the issue date of the notes, the trust will also issue a trust certificate or residual interest which represents an ownership interest in the mortgage loans and other assets of the trust but which is subordinate in priority to payment of the notes. American Residential Eagle, Inc., the seller, will initially hold the trust certificate. The trust certificate is not offered by this prospectus supplement and the accompanying prospectus.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Jeffers, Wilson, Shaff & Falk, LLP, special tax counsel to the seller, the notes will be characterized as debt for federal income tax purposes and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The issuer and the depositor agree and each noteholder, by acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income tax and franchise tax purposes.

     See "Certain Federal Income Tax Considerations" in this Prospectus Supplement.

ERISA CONSIDERATIONS

     Subject to the considerations discussed under "ERISA Considerations" herein, the notes may be acquired and held by employee benefit plans and other retirement plans and arrangements subject to the provisions of The Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

     See "ERISA Considerations" in this Prospectus Supplement.

LEGAL INVESTMENT CONSIDERATIONS

     The notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. There may be other restrictions on the ability of certain types of investors to purchase the notes that investors should consider.

     See "Legal Investment Considerations" in this Prospectus Supplement.

RATING OF THE NOTES

     Before the trust can issue the notes, the notes must receive a rating of "AAA" from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and a rating of "Aaa" from Moody's Investors Service, Inc. Such ratings are primarily based upon the creditworthiness of the note insurer, Financial Security Assurance Inc.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to investors. In addition, a security rating does not address the likelihood of payment of any interest shortfall to the investors caused by the applicability of the available funds limitation on the note interest rate to the extent not covered by supplemental interest payments as described herein.

     See "Ratings" in this Prospectus Supplement.

                                  RISK FACTORS

     Prospective investors in the notes should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the notes. Any statistical information presented below is based upon the characteristics of the mortgage loans as of March 1, 1999 (referred to herein as the "Statistical Cut-off Date") and, accordingly, such information does not take into account amortization, defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans in the mortgage pool since such date.

THE NOTES ARE NOT SUITABLE INVESTMENT FOR ALL INVESTORS.

     The notes are not suitable investments for any investor that requires a regular or predictable schedule of payments or payments on a specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment default and market risk, the tax consequences of an investment, and the interaction of these factors.

AS A RESULT OF THE UNDERWRITING STANDARDS, THE MORTGAGE LOANS ARE LIKELY TO EXPERIENCE HIGHER RATES OF DELINQUENCY, FORECLOSURE AND BANKRUPTCY THAN THOSE UNDERWRITTEN IN A MORE TRADITIONAL MANNER.

     The mortgage loans included in the mortgage pool were originated by various banks, savings and loan associations, mortgage brokers and mortgage lending institutions and purchased by American Residential Investment Trust, Inc. either directly from such originators or in the secondary market. Although the underwriting criteria applied by such originators varies, a significant consideration in underwriting a mortgage loan under their underwriting guidelines is not only to assess the credit profile of the prospective borrower, but also the value of the related mortgaged property and the adequacy of such property as collateral for a mortgage loan. Such mortgage loans were made primarily to borrowers whose income and credit history at the time did not qualify for loans under the more stringent underwriting standards applied by other mortgage loan purchase programs such as those run by Fannie Mae and Freddie Mac, but who, nevertheless, had equity in their property. For example, the mortgage loans may have been made to mortgagors having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or mortgagors with higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income.

     As a result of the originators' underwriting standards, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated under stricter guidelines. There also can be no certainty that the values of the underlying mortgaged properties have remained or will remain at the levels in effect on the dates the related mortgage loans were originated.

THE RATE OF PREPAYMENT ON THE MORTGAGE LOANS AND THE MOVEMENT OF ONE-MONTH LIBOR IN RELATION TO THE LOAN RATES ON THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE AMOUNT OF INTEREST PAID ON THE NOTES.

     The calculation of the note interest rate is based primarily upon the value of one-month LIBOR, but subject to a maximum rate based upon the weighted average of the loan rates (net of servicing fees, other transactional expenses and a minimum spread as described herein) of the mortgage loans. Thus, if mortgage loans with relatively higher loan rates prepay, the maximum interest rate on the notes will be lower than otherwise would be the case. In this connection, it should be noted that the loan rates on approximately 28% of the mortgage loans in existence at the Statistical Cut-off Date (based on principal balances) are fixed for the lives of those mortgage loans. In addition, it is highly unlikely that changes in the weighted average of the net loan rates of the mortgage loans will move in correlation with changes in the value of one-month LIBOR. In particular, the adjustable rate mortgage loans in the mortgage pool adjust their interest rate at six-month intervals based upon six-month LIBOR whereas the note interest rate is adjusted monthly based upon one-month LIBOR as described under "Description of the Notes" herein. In addition, most of the adjustable rate mortgage loans have delayed adjustment dates from two to five years after the origination date of the loan and are subject to limitations on periodic interest rate increases and maximum and minimum interest rates over the life of the mortgage loan, irrespective of the movement of six-month LIBOR. Consequently, interest paid on the notes on any payment date may not equal interest that would accrue during the related due period at the note interest rate (without giving effect to the available funds limitation thereon imposed by the weighted average net loan rates on the mortgage loans). Depending upon the performance of the mortgage loans in the mortgage pool and the relationship of the movement of one-month LIBOR (as calculated for determining the note interest rate) and six month LIBOR (as calculated for determining interest on the adjustable rate mortgage loans), the available funds limitation may limit increases in the note interest rate for extended periods in a rising interest rate environment.

     Although supplemental interest payments paid by the note insurer under the financial guaranty insurance policy are intended to provide noteholders with an additional interest payment equal to the difference, if any, between the amount of interest accrued on the notes for an interest accrual period (without giving effect to the available funds limitation on the note interest rate) and the amount of interest so accrued based upon the available funds limitation, there can be no certainty that the supplemental interest payment or other available funds with respect to any payment date will fully cover such difference.

PREPAYMENT OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD TO MATURITY OF THE NOTES.

     The mortgage loans may be prepaid by the related mortgagors in whole or in part, at any time. However, approximately 82.50% of the mortgage loans by principal balance as of the Statistical Cut-off Date require the payment of a fee in connection with certain prepayments, which may discourage prepayments. Conversely, most of the adjustable rate mortgage loans are likely to have higher prepayments as they approach their first adjustment dates because borrowers may want to avoid periodic changes to their monthly payment.

     The rate of prepayments of the mortgage loans cannot be predicted and may be affected by a wide variety of general economic, social, competitive and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that the mortgage loans will experience.

     The average life of the notes, and, if purchased at other than par, the yields realized by noteholders will be sensitive to levels of payment, including prepayments, on the mortgage loans. In general, the yield on notes purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of prepayments and enhanced by a lower than anticipated level. Conversely, the yield on notes purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of prepayments and adversely affected by a lower than anticipated level.

THE INSURANCE POLICY DOES NOT APPLY TO PREPAYMENT RISK.

     In general, the protection afforded by the insurance policy is protection for credit risk and not for prepayment risk. A claim cannot be made under the insurance policy in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the assets in the trust.

PAYMENTS OF EXCESS CASH MAY AFFECT THE YIELD TO MATURITY ON THE NOTES.

     Excess cash will be paid to reduce the outstanding principal balance of the notes on any payment date if the level of overcollateralization required at the time in question exceeds the actual level of overcollateralization on such payment date. The rate at which excess cash is paid to noteholders will affect the yield to maturity on a note, if purchased at a premium or a discount. If the actual rate of such excess cash payments is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than the investor's anticipated yield. If the actual rate of excess cash payments is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     The amount of excess cash on any payment date depends on the actual amount of interest collected on the mortgage loans during the related collection period. Collections of interest on the mortgage loans will be influenced by changes in the weighted average of the loan rates on the mortgage loans resulting from prepayments and liquidations of such mortgage loans as well as from adjustments of loan rates on the adjustable rate mortgage loans included in the trust. The amount of excess cash payments paid to reduce the note balance on each payment date will be based on the level of overcollateralization required at the time in question. The required level of overcollateralization may increase or decrease over time. Any increase may result in an accelerated amortization of the notes until the required level is reached. Any decrease will result in slower amortization of the notes until the required level is reached.

THE ISSUER'S EXERCISE OF ITS OPTION TO REDEEM THE NOTES MAY ADVERSELY AFFECT THE YIELD TO MATURITY OF THE NOTES.

     Investors in the notes should also consider what effect the issuer's option to redeem the notes may have on such investor's anticipated yield to maturity of the notes. Because the issuer's option to redeem the notes will become exercisable when a substantial portion of the principal amount of the notes will be outstanding, the issuer's decision whether or not to redeem the notes may have a significant impact on a noteholder's yield. The issuer's decision whether or not to redeem the notes will depend upon a number of factors at the time the notes first become redeemable and thereafter, which factors are impossible to predict at the time of issuance of the notes.

THE TRUST ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE NOTES.

     The notes will be non-recourse obligations solely of the issuer and will not represent an obligation of or interest in Financial Security Assurance Inc., Advanta Mortgage Corp. USA, Norwest Bank Minnesota, National Association, Wilmington Trust Company, Bear Stearns Asset Backed Securities, Inc., American Residential Eagle, Inc. or American Residential Investment Trust, Inc. or any of their respective affiliates, except as described herein. The assets included in the trust and the payments under the insurance policy will be the sole source of payments on the notes, and there will be no recourse to Financial Security Assurance, Inc. (other than as provided in the financial guaranty insurance policy), Advanta Mortgage Corp. USA, Norwest Bank Minnesota, National Association, Wilmington Trust Company, Bear Stearns Asset Backed Securities, Inc., American Residential Eagle, Inc. or American Residential Investment Trust, Inc. or any of their respective affiliates, or any other entity, in the event that such assets or payments are insufficient or otherwise unavailable to make all payments provided for under the notes.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES MAY RESULT IN HIGHER LOSSES IN PARTICULAR REGIONS EXPERIENCING ECONOMIC DOWNTURNS.

     Approximately 36.95% of the mortgage loans by principal balance as of the Statistical Cut-off Date are secured by mortgaged properties located in California. In general, declines in the residential real estate market in California may adversely affect the values of the mortgaged properties securing such mortgage loans such that the aggregate principal balance of such mortgage loans will equal or exceed the value of such mortgaged properties. In addition, adverse economic conditions in California (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on such mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those currently experienced in the mortgage lending industry in general. Mortgaged properties located in California may also be more susceptible to certain types of hazards, such as wildfires and mudslides, and certain types of special hazards not covered by insurance, such as earthquakes, than properties located in other parts of the country.

BALLOON LOANS PRESENT SPECIAL PAYMENT RISKS.

     Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you will suffer a loss if the collateral for such loan is insufficient, the other forms of credit enhancement are insufficient to cover the loss and the insurer fails to perform its obligations under the insurance policy. Approximately 12.52% of the mortgage loans (by aggregate principal balance as of the Statistical Cut-off Date) are balloon loans.

THERE MAY BE DELAYS IN RECEIPT OF LIQUIDATION PROCEEDS OR LIQUIDATION PROCEEDS MAY BE LESS THAN THE RELATED MORTGAGE LOAN BALANCE.

     Substantial delays may be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property is liquidated for an amount that is less than the balance of the mortgage loan and expenses associated with the liquidation and preservation of the related mortgaged property, you will incur a loss on your investment if the note insurer fails to perform its obligations under the insurance policy and the other form of credit enhancements are insufficient to cover the loss.

THE NOTE RATING IS BASED PRIMARILY ON THE FINANCIAL STRENGTH OF THE NOTE
INSURER.

     The ratings on the notes depend primarily on an assessment by the rating agencies of the mortgage loans and upon the financial strength of the note insurer. Any reduction of the rating assigned to the financial strength of the note insurer may cause a corresponding reduction in the ratings assigned to the notes. A reduction in the ratings assigned to the notes will reduce the market value of the notes and may affect your ability to sell them. In general, the ratings on your notes address credit risk, but do not address the likelihood of prepayments.

PAYMENTS TO AND RIGHTS OF INVESTORS MAY BE ADVERSELY AFFECTED BY THE INSOLVENCY OF AMERICAN RESIDENTIAL EAGLE, INC.

     The sale of the mortgage loans from American Residential Eagle, Inc. to the depositor will be treated by American Residential Eagle, Inc., the depositor and the trust as a sale of the mortgage loans. If American Residential Eagle, Inc. were to become insolvent, a receiver or conservator for, or a creditor of, American Residential Eagle, Inc. may argue that the transaction between American Residential Eagle, Inc. and the depositor was a pledge of mortgage loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in payments to you.

CERTAIN SHORTFALLS ARE NOT COVERED BY THE SERVICER OR THE NOTE INSURER.

     The Master Servicer has no obligation to make advances with respect to delinquent payments of principal on the Mortgage Loans. The Soldiers' and Sailors' Civil Relief Act of 1940 permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. Neither the master servicer nor the note insurer will pay for any interest shortfalls created by application of the Soldiers' and Sailors' Civil Relief Act of 1940. In addition, the financial guaranty insurance policy will not cover shortfalls in interest arising from prepayments in the event that such shortfalls are not covered by the master servicer's compensatory interest payments.

INVESTORS MAY HAVE DIFFICULTY SELLING THEIR NOTES.

     The notes will not be listed on any securities exchange. As a result, if you wish to sell your notes, you will have to find a purchaser that is willing to purchase your notes. The underwriter intends to make a secondary market for the notes. The underwriter will do so by offering to buy the notes from investors that wish to sell them. However, the underwriter will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of asset backed securities (i.e., there has been a lack of liquidity), and there may be such times in the future. As a result, you may not be able to sell your notes when you wish to do so or you may not be able to obtain the price you wish to receive.

     Issuance of the notes in book-entry form may also adversely affect the liquidity of your notes in the secondary trading market because investors may be unwilling to purchase notes for which they cannot obtain physical certificates. Because transactions in the notes can only be effected through the Depository Trust Company, Cedelbank, the Euroclear system, participating organizations, indirect participants and certain banks, the ability of an investor having a beneficial interest in the notes to pledge such note to persons or entities that do not participate in the Depository Trust Company, Cedelbank or Euroclear system, or otherwise to take actions in respect of such note, may be limited due to a lack of a physical certificate representing such note.

     Beneficial owners of book-entry notes may also experience some delay in their receipt of payments of interest of and principal on the notes because such payments will be forwarded by the indenture trustee to the Depository Trust Company and the Depository Trust Company will credit such payments to the accounts of its participants, which will thereafter credit them to the accounts of beneficial owners either directly or indirectly through indirect participants.

YOU WILL BEAR ALL REINVESTMENT RISK.

     Asset backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates are above the interest rates on the mortgage loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

YEAR 2000 ISSUE MAY ADVERSELY AFFECT THE DISTRIBUTIONS TO NOTEHOLDERS.

     As is the case with most companies using computers in their operations, each of the master servicer, the indenture trustee, the note insurer and The Depository Trust Company is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of these parties' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Each of these parties is expected to be engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the master servicer, the indenture trustee, the note insurer, The Depository Trust Company or any of their suppliers, customers, brokers or agents do not successfully achieve year 2000 compliance on a timely basis, the performance of their obligations under the basic documents described herein could be materially adversely affected.

                          OVERVIEW OF THE TRANSACTION

     American Residential Eagle Bond Trust 1999-1 (the "Trust" or the "Issuer") is a Delaware statutory business trust created pursuant to an owner trust agreement (the "Trust Agreement"), dated as of April 1, 1999, by and between Bear Stearns Asset Back Securities, Inc., a Delaware corporation and wholly owned special purpose subsidiary of The Bear Stearns Companies Inc. (the "Depositor"), and Wilmington Trust Company, a Delaware banking corporation (the "Owner Trustee"). The primary asset of the Trust will consist of a pool (the "Mortgage Pool") of fixed and adjustable rate mortgage loans (the "Mortgage Loans") with original terms to maturity of not more than 30 years, secured by first liens on one-to four-family residential properties (the "Mortgaged Properties"). See "The Mortgage Pool".

     All of the Mortgage Loans were initially acquired by American Residential Investment Trust, Inc. ("AmREIT" or the "Initial Seller") in the ordinary course of business directly from various banks, savings and loans associations, mortgage brokers and other mortgage lending institutions (collectively, the "Originators") or in the secondary market. See "Underwriting Guidelines".

     Pursuant to a Mortgage Loan Purchase Agreement (the "Initial Mortgage Loan Purchase Agreement"), dated as of April 1, 1999, the Initial Seller will sell the Mortgage Loans to its wholly owned subsidiary, American Residential Eagle, Inc., a Delaware corporation (the "Seller"). On the issuance date of the notes (the "Closing Date") or one day prior thereto, the Seller will enter into a second Mortgage Loan Purchase Agreement, dated as of April 1, 1999 (the "Mortgage Loan Purchase Agreement" and, together with the Initial Mortgage Loan Purchase Agreement, the "Sale Agreements"), with the Depositor, pursuant to which the Seller will convey to the Depositor, without recourse, all of the seller's right, title and interest in the Mortgage Loans, together with all principal and interest collections on or with respect to the Mortgage Loans received on or after April 1, 1999 (the "Cut-off Date"), exclusive of principal and interest due prior to the Cut-off Date.

     Under the Mortgage Loan Purchase Agreement, the Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans and, subject to certain limitations described below under "Description of the Notes -- Assignment of the Mortgage Loans", the Initial Seller will be obligated to purchase or substitute a similar mortgage for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Pursuant to the Trust Agreement, on the Closing Date, the Depositor will, in turn, assign all of its right, title and interest in the Mortgage Loans and under the Sale Agreements to the Issuer in consideration of the Issuer's issuance to the order of the Depositor of the Issuer's Mortgage-Backed LIBOR Notes, Class A, Series 1999-1 (the "Notes") and a Trust Certificate (the "Investor Certificate") representing an equity ownership interest in the assets of the Trust. See "Descriptions of the Notes -- Assignment of the Mortgage Loans".

     The Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of April 1, 1999, by and between the Issuer and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"). Pursuant to the Indenture, on the Closing Date, the Issuer will pledge, transfer and assign without recourse to the Indenture Trustee, in trust for the benefit of the holders of the notes (the "Noteholders"), all right, title and interest of the Issuer in and to the Mortgage Loans (including collections received on or with respect to the Mortgage Loans on or after the Cut-off Date but excluding prepayment charges), all of its rights under the Sale Agreements (including the Initial Seller's and the Seller's repurchase or substitution obligations as described above) and all other assets pledged as collateral under the Indenture as security for the payment of the Notes (collectively, the "Trust Estate"). AmREIT will perform certain administrative and ministerial duties required under the Master Servicing Agreement with respect to the Mortgage Loans and under the Indenture with respect to the Notes on behalf of the Issuer pursuant to a Management Agreement, dated as of April 1, 1999 (the "Management Agreement"), between AmREIT and the Issuer.

     Advanta Mortgage Corp. USA, a Delaware corporation (the "Master Servicer"), will be responsible for performing all servicing obligations with respect to the Mortgage Loans, including, but not limited to, all collection, reporting and advancing obligations, pursuant to a Master Servicing Agreement (the "Master Servicing Agreement"), dated of April 1, 1999, by and among the Master Servicer, the Issuer and the Indenture Trustee. See "Servicing of the Mortgage Loans" herein.

     The Depositor will enter into an underwriting agreement (the "Underwriting Agreement") with Bear, Stearns & Co. Inc., as sole underwriter (the "Underwriter"), with respect to the offering and sale of the Notes. See "Underwriting" herein. In connection with such Underwriting Agreement, the Initial Seller and the Seller will indemnify the Depositor and the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"), under a separate indemnification agreement ( the "Indemnification and Contribution Agreement") among the Initial Seller, the Seller, the Depositor and the Underwriter.

     It is a condition of issuance of the Notes that they receive a rating of "AAA" from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and a rating of "Aaa" from Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"). See "Ratings" herein.

     The Depositor will apply the net proceeds received from the sale of the Notes by the Underwriter, together with the Investor Certificate, as payment to the Seller of the purchase price of the Mortgage Loans under the Mortgage Loan Purchase Agreement. The Seller will pay the cash proceeds from the sale of the Notes to the Initial Seller as part of the purchase price of the Mortgage Loans. The Seller will retain the Investor Certificate.

     The Notes will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Insurance Policy") issued by Financial Security Assurance Inc., a New York stock insurance company (the "Note Insurer"). See "The Insurance Policy" and "The Note Insurer" herein.

     For purposes of the discussion that follows, the Sale Agreements, the Trust Agreement, the Indenture, the Master Servicing Agreement, the Insurance Policy, the insurance and indemnification agreement (the "Insurance Agreement") issued in connection with the Insurance Policy, the Management Agreement, the Underwriting Agreement and the Indemnification and Contribution Agreement are collectively referred to as the "Basic Documents".

                               THE MORTGAGE POOL

GENERAL

     The following is a summary description of certain characteristics of the Mortgage Loans in the Mortgage Pool as of the Statistical Cut-off Date.

     The information presented herein does not take into account any Mortgage Loans which have or may prepay in full or have or may be removed because of incomplete documentation or otherwise for the period from the Statistical Cut-off Date to the Closing Date or other Mortgage Loans that may be substituted therefor. In addition, such information does not reflect an additional 50 Mortgage Loans having an aggregate principal balance of approximately $6,830,924 as of the Cut-off Date, which are expected to be added to the Mortgage Pool on the Closing Date. AS A RESULT, THE INFORMATION REGARDING THE MORTGAGE LOANS SET FORTH HEREIN MAY VARY FROM COMPARABLE INFORMATION BASED UPON THE ACTUAL COMPOSITION OF THE MORTGAGE POOL AT THE CLOSING DATE, ALTHOUGH SUCH VARIANCE WILL NOT BE MATERIAL. The final composition of the Mortgage Pool will be filed as an exhibit to the final form of Basic Documents filed on Form 8-K with the Commission following the Closing Date.

     WHENEVER REFERENCE IS MADE HEREIN TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS, UNLESS OTHERWISE SPECIFIED, SUCH PERCENTAGE IS DETERMINED ON THE BASIS OF THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF THE STATISTICAL CUT-OFF DATE (THE "STATISTICAL CUT-OFF DATE PRINCIPAL BALANCE").

     The Mortgage Pool will consist, in the aggregate, of approximately 2,005 adjustable and fixed-rate Mortgage Loans with a Statistical Cut-off Date Principal Balance of approximately $233,114,644. All of the Mortgage Loans are secured by first liens on residential real property.

     Approximately 705 of the Mortgage Loans having an aggregate Principal Balance as of the Statistical Cut-off Date of approximately $65,325,812 bear interest rates (the "Loan Rate") which are fixed for the lives of such Loans ("Fixed Rate Mortgage Loans"). Approximately 87.48% of the Fixed Rate Mortgage Loans are fully amortizing loans over their original term to maturity, while 12.52% have an amortization term that exceeds the original term to maturity (15 years) of such Mortgage Loans ("Balloon Loans"), leaving a substantially larger payment ("Balloon Payments") due at maturity of such loans.

     Approximately 1,300 of the Mortgage Loans having an aggregate Principal Balance as of the Statistical Cut-off Date of approximately $167,788,832 provide for semi-annual adjustment of the applicable Loan Rate as specified in the related Mortgage Note based on the Six-Month LIBOR Index as described herein ("Adjustable Rate Mortgage Loans") and for corresponding adjustments to the monthly payment amount due thereon, in each case as specified in the related Mortgage Note and subject to the limitations described under "-- Adjustable Rate Mortgage Loans" herein. However, with respect to approximately 98.22% of such Adjustable Rate Mortgage Loans (the "Delayed Adjustment Mortgage Loans"), the first Loan Rate adjustment for such Mortgage Loans will occur after an initial period ranging from two to five years as described herein. See "-- Adjustable Rate Mortgage Loans" and "-- The Index" below.

     None of the Mortgage Loans will have a remaining term to maturity greater than 360 months. In addition all of the Mortgage Loans are secured by first mortgages or deeds of trust or similar security instruments creating first liens on one- to four-family residential properties consisting of one- to four-family dwelling units, individual condominium units, manufactured housing, mixed use or individual units in planned unit developments.

     None of the Mortgage Loans are or will be insured or guaranteed by the Initial Seller, the Seller, the Depositor, the Issuer, the Master Servicer, the Indenture Trustee, the Note Insurer, any Originator, or any of their respective affiliates or by any governmental agency or other person, except to the extent described herein.

     As of the Statistical Cut-off Date, approximately 1.42% of the Mortgage Loans were at least 30 but not more than 59 days delinquent and approximately 3.72% were 60 days or more delinquent.

     Approximately 30.62% of the Mortgage Loans in the Mortgage Pool had original Loan-to-Value Ratios in excess of 80%. Substantially all such Mortgage Loans are covered by a primary mortgage insurance policy (the "Mortgage Insurance Policy") issued by Commonwealth Mortgage Assurance Company insuring first on the principal balance on such Mortgage Loans. See "Primary Mortgage Insurance Policy" herein. For this purpose the "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sales price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

     Approximately 82.50% of the Mortgage Loans provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related Mortgage Note, ranging from one to five years from the date of origination of such Mortgage Loan, as described herein. The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, such amount is equal to six months' interest on any amounts prepaid in excess of 20% of the then original principal balance of the related Mortgage Loan during any twelve-month period. See "Certain Prepayment and Yield Considerations" herein.

     The Mortgage Loans in the Mortgage Pool are expected to have the following approximate aggregate characteristics as of the Statistical Cut-off Date:

Number of Mortgage Loans....................................  2,005
Aggregate Principal Balance.................................  $233,114,644
Range of Principal Balances.................................  $11,828 to
                                                              $1,216,914
Weighted Average Principal Balance..........................  $116,267
Loan Rates:
  Range of Current Interest Rates...........................  5.990% to 14.100%
  Weighted average..........................................  9.395%
Loan-to-Value Ratio ("LTV")
  Range of LTVs.............................................  10.71% to 95.00%
  Weighted Average LTVs.....................................  77.62%
Terms to Maturity (months):
  Range of Original Terms to Stated Maturity................  120 to 360
  Weighted Average Original Term to Stated Maturity.........  329
  Range of Remaining Terms to Amortization..................  113 to 359
  Weighted Average Remaining Term to Amortization...........  344

Loan Type:
  Fixed Rate (fully amortizing).............................  15.51%
  Fixed Rate (15 year balloon)..............................  12.51%
  2/28 Six-Month LIBOR......................................  59.51%
  3/27 Six-Month LIBOR......................................  1.74%
  5/25 Six-Month LIBOR......................................  9.45%
  Six-Month LIBOR...........................................  1.28%
Owner Occupied Residence....................................  93.04%
Geographic Concentration (greater than 5%)
  California................................................  36.95%
  Illinois..................................................  6.94%
  Florida...................................................  5.17%
Largest Zip Code Concentration..............................  0.65%

ADJUSTABLE RATE MORTGAGE LOANS

     Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment of the related Loan Rate, as specified in the related Mortgage Note, and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for the Delayed Adjustment Mortgage Loans will occur after an initial period of two years ("2/28 Loans") following origination, in the case of approximately 82.67% of the Adjustable Rate Mortgage Loans, three years ("3/27 loans"), in the case of approximately 2.41% of the Adjustable Rate Mortgage Loans and five years ("5/25 Loans"), in the case of approximately 13.13% of the Adjustable Rate Mortgage Loans. On each Adjustment Date for each Adjustable Rate Mortgage Loan, the Loan Rate thereon will be adjusted to equal the sum, rounded generally to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"), provided that in the substantial majority of cases the Loan Rate on each such Mortgage Loan generally will not increase or decrease by more than a fixed percentage specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first such adjustment with respect to a Delayed Adjustment Mortgage Loan, and will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Loan Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Loan Rate on a Delayed Adjustment Mortgage Loan generally will not increase or decrease on the first Adjustment Rate by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"); the weighted average of the Initial Caps is approximately 2.901% per annum. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Loan Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Loan Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. The Adjustable Rate Mortgage Loans generally do not permit the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate. See "Certain Prepayment and Yield Considerations" herein.

THE INDEX

     The Six-Month LIBOR Index. The Index applicable to the determination of the Loan Rates for the Adjustable Rate Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage

Note and as most recently available either (i) as of the first business day of a specified period of time prior to such Adjustment Date, (ii) as of the business day of the month preceding the month of such Adjustment Date or (iii) the last Business Day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note.

     The Six-Month LIBOR Index is referred to herein as the "Index". In the event that the Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

ADJUSTABLE RATE MORTGAGE LOAN CHARACTERISTICS

     The following tables set forth as of the Statistical Cut-off Date, the number, aggregate Principal Balance and percentage of Adjustable Rate Mortgage Loans having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Principal Balances and the percentages in the following tables may not equal 100% due to rounding.

              PRINCIPAL BALANCES OF ADJUSTABLE RATE MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                    NUMBER        OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
     PRINCIPAL BALANCE ($)         OF LOANS      STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
     ---------------------         --------      ------------------------    ------------------------
          up to  $25,000.00....         6            $    116,444.72                    0.07%
 $25,000.01 to  $50,000.00.....       114               4,649,492.16                    2.77
 $50,000.01 to  $75,000.00.....       250              15,974,642.57                    9.52
 $75,000.01 to $100,000.00.....       254              22,263,503.78                   13.27
$100,000.01 to $125,000.00.....       198              22,006,001.10                   13.12
$125,000.01 to $150,000.00.....       124              16,812,606.42                   10.02
$150,000.01 to $175,000.00.....        97              15,641,611.41                    9.32
$175,000.01 to $200,000.00.....        72              13,516,073.51                    8.06
$200,000.01 to $225,000.00.....        56              11,886,464.93                    7.08
$225,000.01 to $250,000.00.....        31               7,322,046.19                    4.36
$250,000.01 to $275,000.00.....        21               5,489,274.46                    3.27
$275,000.01 to $300,000.00.....        20               5,781,590.49                    3.45
$300,000.01 to $325,000.00.....         8               2,480,621.46                    1.48
$325,000.01 to $350,000.00.....         7               2,353,261.45                    1.40
$350,000.01 to $375,000.00.....        11               4,003,368.65                    2.39
$375,000.01 to $400,000.00.....         6               2,310,406.14                    1.38
$400,000.01 to $425,000.00.....         1                 419,336.94                    0.25
$425,000.01 to $450,000.00.....         3               1,301,328.36                    0.78
Greater than   $450,000.00.....        21              13,460,757.22                    8.02
                                    -----            ---------------                  ------
          Total................     1,300            $167,788,831.96                  100.00%
                                    =====            ===============                  ======

RANGE OF ORIGINAL TERMS TO STATED MATURITY OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
         RANGE OF ORIGINAL            NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
 TERMS TO STATED MATURITY (MONTHS)   OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
 ---------------------------------   --------    ------------------------    ------------------------
301 to 360.........................   1,300          $167,788,831.96                  100.00%
                                      -----          ---------------                  ------
          Total....................   1,300          $167,788,831.96                  100.00%
                                      =====          ===============                  ======

              PROPERTY TYPES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                      NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
           PROPERTY TYPE             OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
           -------------             --------    ------------------------    ------------------------
Single Family Detached.............   1,097          $139,482,934.05                   83.13%
PUD................................      79            14,145,353.03                    8.43
2-4 Family.........................      56             6,839,456.99                    4.08
Low Rise Condo.....................      49             4,522,134.24                    2.70
Manufactured Housing...............      14               984,567.74                    0.59
Mixed Use..........................       1               152,324.97                    0.09
Other..............................       4             1,662,060.94                    0.99
                                      -----          ---------------                  ------
          Total....................   1,300          $167,788,831.96                  100.00%
                                      =====          ===============                  ======

           OCCUPANCY STATUS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                      NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
         OCCUPANCY STATUS            OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
         ----------------            --------    ------------------------    ------------------------
Owner-occupied.....................   1,195          $158,320,549.79                   94.36%
Non Owner-Occupied.................     102             9,096,982.27                    5.42
Second Home........................       3               371,299.90                    0.22
                                      -----          ---------------                  ------
          Total....................   1,300          $167,788,831.96                  100.00%
                                      =====          ===============                  ======

-------------------------
(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

           RANGE OF LOAN RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                      NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
          LOAN RATES (%)             OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
          --------------             --------    ------------------------    ------------------------
 5.501 to  6.000...................       1          $    271,127.41                    0.16%
 6.501 to  7.000...................      11               940,414.06                    0.56
 7.001 to  7.500...................      27             4,021,802.41                    2.40
 7.501 to  8.000...................      58             8,035,786.36                    4.79
 8.001 to  8.500...................     113            17,902,241.21                   10.67
 8.501 to  9.000...................     223            31,641,195.91                   18.86
 9.001 to  9.500...................     242            34,244,452.83                   20.41
 9.501 to 10.000...................     253            34,212,329.96                   20.39
10.001 to 10.500...................     155            15,419,831.63                    9.19
10.501 to 11.000...................     109            11,902,625.01                    7.09
11.001 to 11.500...................      44             4,526,635.35                    2.70
11.501 to 12.000...................      35             2,524,061.51                    1.50
12.001 to 12.500...................      12               930,638.66                    0.55
12.501 to 13.000...................      10               750,940.99                    0.45

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                      NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
          LOAN RATES (%)             OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
          --------------             --------    ------------------------    ------------------------
13.001 to 13.500...................       2               111,485.39                    0.07
13.501 to 14.000...................       2               106,445.62                    0.06
14.001 to 14.500...................       3               246,817.65                    0.15
                                      -----          ---------------                  ------
          Total....................   1,300          $167,788,831.96                  100.00%
                                      =====          ===============                  ======

       RANGE OF MAXIMUM LOAN RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                      NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
      MAXIMUM LOAN RATES (%)         OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
      ----------------------         --------    ------------------------    ------------------------
12.001 to 13.000...................       1          $    271,127.41                    0.16%
13.001 to 14.000...................      28             3,893,783.26                    2.32
14.001 to 15.000...................     173            26,916,487.57                   16.04
15.001 to 16.000...................     383            57,961,160.31                   34.54
16.001 to 17.000...................     406            50,641,539.45                   30.18
17.001 to 18.000...................     214            19,915,657.23                   11.87
18.001 to 19.000...................      73             6,555,018.00                    3.91
19.001 to 20.000...................      18             1,324,249.73                    0.79
20.001 to 21.000...................       2               209,113.26                    0.12
Greater than 21.000................       2               100,695.74                    0.06
                                      -----          ---------------                  ------
          Total....................   1,300          $167,788,831.96                  100.00%
                                      =====          ===============                  ======

       RANGE OF MINIMUM LOAN RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                      NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
      MINIMUM LOAN RATES (%)         OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
      ----------------------         --------    ------------------------    ------------------------
 5.001 to  6.000...................       2          $    450,976.36                    0.27%
 6.001 to  7.000...................      18             1,584,220.29                    0.94
 7.001 to  8.000...................     102            14,390,276.63                    8.58
 8.001 to  9.000...................     335            49,387,352.38                   29.43
 9.001 to 10.000...................     493            67,450,739.57                   40.20
10.001 to 11.000...................     251            26,035,444.13                   15.52
11.001 to 12.000...................      72             6,558,085.61                    3.91
12.001 to 13.000...................      20             1,466,988.33                    0.87
13.001 to 14.000...................       5               273,813.21                    0.16
14.001 to 15.000...................       2               190,935.45                    0.11
                                      -----          ---------------                  ------
          Total....................   1,300          $167,788,831.96                  100.00%
                                      =====          ===============                  ======

          RANGE OF GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                      NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
         GROSS MARGINS (%)           OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
         -----------------           --------    ------------------------    ------------------------
 3.001 to  4.000...................       2          $    415,163.14                    0.25%
 4.001 to  5.000...................      22             4,209,478.17                    2.51
 5.001 to  6.000...................     342            51,451,288.93                   30.66
 6.001 to  7.000...................     597            74,010,115.43                   44.11
 7.001 to  8.000...................     283            33,022,781.41                   19.68
 8.001 to  9.000...................      46             4,007,217.11                    2.39
 9.001 to 10.000...................       6               483,211.59                    0.29
10.001 to 11.000...................       2               189,576.18                    0.11
                                      -----          ---------------                  ------
          Total....................   1,300          $167,788,831.96                  100.00%
                                      =====          ===============                  ======

          NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                      NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
 NEXT ADJUSTMENT DATE (MONTH-YEAR)   OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
 ---------------------------------   --------    ------------------------    ------------------------
March-1999.........................       4          $    379,188.03                    0.23%
April-1999.........................      14             1,780,540.60                    1.06
May-1999...........................       6               582,697.58                    0.35
June-1999..........................       1               136,159.75                    0.08
July-1999..........................       1                56,386.95                    0.03
August-1999........................       2               114,705.00                    0.07
October-1999.......................       1                47,928.81                    0.03
November-1999......................       1                96,126.07                    0.06
December-1999......................       2               273,903.07                    0.16
January-2000.......................       8             1,413,767.67                    0.84
February-2000......................      29             2,869,960.84                    1.71
March-2000.........................     153            18,445,568.54                   10.99
April-2000.........................     429            58,376,442.26                   34.79
May-2000...........................     126            15,387,778.25                    9.17
June-2000..........................      37             5,732,821.52                    3.42
July-2000..........................       9             2,938,005.45                    1.75
August-2000........................      43             7,488,844.48                    4.46
September-2000.....................      58             8,213,939.25                    4.90
October-2000.......................      83             8,530,870.18                    5.08
November-2000......................      95             8,378,174.68                    4.99
December-2000......................       4               467,988.86                    0.28
March-2001.........................       1               363,958.20                    0.22
April-2001.........................       3               349,817.98                    0.21
May-2001...........................       3               455,318.90                    0.27
June-2001..........................       2               268,951.84                    0.16
July-2001..........................       2               989,084.49                    0.59
October-2001.......................       1               232,773.28                    0.14
November-2001......................       2             1,390,041.55                    0.83
February-2003......................       6               805,001.67                    0.48
March-2003.........................      51             5,585,695.96                    3.33
April-2003.........................      50             6,677,329.42                    3.98
May-2003...........................      58             7,029,005.58                    4.19
June-2003..........................      15             1,930,055.25                    1.15
                                      -----          ---------------                  ------
          Total....................   1,300          $167,788,831.96                  100.00%
                                      =====          ===============                  ======

   INITIAL FIXED TERM/SUBSEQUENT ADJUSTABLE RATE TERM OF THE ADJUSTABLE RATE
                                 MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
        INITIAL FIXED TERM/           NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
  SUBSEQUENT ADJUSTABLE RATE TERM    OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
  -------------------------------    --------    ------------------------    ------------------------
Two Years/Twenty-Eight Years.......   1,079          $138,718,506.88                   82.67%
Three Years/Twenty-Seven Years.....      14             4,049,946.24                    2.41
Five Years/Twenty-Five Years.......     180            22,027,087.88                   13.13
Six Months/Various.................      27             2,993,290.96                    1.78
                                      -----          ---------------                  ------
          Total....................   1,300          $167,788,831.96                  100.00%
                                      =====          ===============                  ======

  INITIAL PERIODIC RATE ADJUSTMENT CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                         % AGGREGATE
                                                          PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                            NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
INITIAL PERIODIC RATE ADJUSTMENT CAPS (%)  OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
-----------------------------------------  --------    ------------------------    ------------------------
1.000 to 1.499........................         19          $  4,831,823.44                    2.88%
1.500 to 1.999........................         31             4,537,140.00                    2.70
2.000 to 2.499........................          1                60,854.72                    0.04
3.000 to 3.499........................      1,249           158,359,013.80                   94.38
                                            -----          ---------------                  ------
          Total.......................      1,300          $167,788,831.96                  100.00%
                                            =====          ===============                  ======

      ORIGINAL LOAN-TO-VALUE RATIOS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                      NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
 ORIGINAL LOAN-TO-VALUE RATIOS (%)   OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
 ---------------------------------   --------    ------------------------    ------------------------
20.001 to 25.000...................       2          $    651,720.15                    0.39%
25.001 to 30.000...................       2                85,594.26                    0.05
30.001 to 35.000...................       5               373,305.05                    0.22
35.001 to 40.000...................       5               516,925.21                    0.31
40.001 to 45.000...................       5               975,049.18                    0.58
45.001 to 50.000...................      16             1,137,336.48                    0.68
50.001 to 55.000...................      19             1,646,495.39                    0.98
55.001 to 60.000...................      23             2,741,254.21                    1.63
60.001 to 65.000...................      84             8,513,038.99                    5.07
65.001 to 70.000...................     100            13,072,159.12                    7.79
70.001 to 75.000...................     184            24,218,070.19                   14.43
75.001 to 80.000...................     418            55,394,870.86                   33.01
80.001 to 85.000...................     232            29,839,756.00                   17.78
85.001 to 90.000...................     200            28,146,192.23                   16.77
90.001 to 95.000...................       5               477,064.64                    0.28
                                      -----          ---------------                  ------
          Total....................   1,300          $167,788,831.96                  100.00%
                                      =====          ===============                  ======

         GEOGRAPHIC DISTRIBUTION OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                      NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
            LOCATION                 OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
            --------                 --------    ------------------------    ------------------------
Alaska...........................         2          $    244,787.94                    0.15%
Arizona..........................        56             6,341,164.61                    3.78
Arkansas.........................         1               112,428.52                    0.07
California.......................       366            66,560,574.63                   39.67
Colorado.........................        67             8,629,885.92                    5.14
Connecticut......................        14             1,635,344.20                    0.97
Delaware.........................         2               217,095.22                    0.13
District of Columbia.............         2               639,505.57                    0.38
Florida..........................        88             8,588,569.13                    5.12
Georgia..........................        31             3,244,222.37                    1.93
Hawaii...........................         8             1,675,649.36                    1.00
Idaho............................         4               580,138.34                    0.35
Illinois.........................       136            14,859,743.32                    8.86
Indiana..........................         2               174,380.19                    0.10
Iowa.............................         2               100,541.39                    0.06
Kansas...........................         2                97,446.75                    0.06
Kentucky.........................         8               896,920.85                    0.53
Maine............................         1                63,904.81                    0.04
Maryland.........................        21             2,640,749.90                    1.57
Massachusetts....................        12             1,726,073.93                    1.03
Michigan.........................         8               600,557.05                    0.36
Minnesota........................        21             1,992,295.20                    1.19
Mississippi......................         2               164,686.17                    0.10
Missouri.........................        29             1,963,351.87                    1.17
Nevada...........................         7               747,495.00                    0.45
New Jersey.......................         5               860,652.11                    0.51
New Mexico.......................        19             1,824,435.91                    1.09
New York.........................        46             4,047,182.13                    2.41
North Carolina...................        21             1,853,257.24                    1.10
Ohio.............................        73             5,491,784.41                    3.27
Oklahoma.........................         3               160,318.68                    0.10
Oregon...........................        41             4,997,751.65                    2.98
Pennsylvania.....................        17             1,529,322.04                    0.91
Rhode Island.....................         2               215,205.53                    0.13
South Carolina...................         5               411,845.03                    0.25
Tennessee........................        12               966,280.11                    0.58
Texas............................        20             2,575,881.25                    1.54
Utah.............................        54             7,095,000.07                    4.23
Virginia.........................        11             1,112,998.36                    0.66
Washington.......................        67             9,073,371.61                    5.41
Wisconsin........................         8               847,020.76                    0.50
Wyoming..........................         4               229,012.83                    0.14
                                      -----          ---------------                  ------
          Total..................     1,300          $167,788,831.96                  100.00%
                                      =====          ===============                  ======

           DOCUMENTATION LEVEL OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                          NUMBER       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                            OF       OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
          DOCUMENTATION LEVEL             LOANS     STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
          -------------------            --------   ------------------------   ------------------------
Full Documentation.....................   1,040         $130,565,421.07                  77.82%
Stated Income or No Documentation......     178           22,904,008.82                  13.65
Limited or Lite Documentation..........      82           14,319,402.07                   8.53
                                          -----         ---------------                 ------
          Total........................   1,300         $167,788,831.96                 100.00%
                                          =====         ===============                 ======

              PREPAYMENT CHARGES(1) ADJUSTABLE RATE MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                          NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
             PERIOD (1)(2)               OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
             -------------               --------   ------------------------   ------------------------
 0 to 5................................     269         $ 30,955,134.72                  18.45%
 6 to 11...............................       3              196,965.48                   0.12
12 to 17...............................      76            9,624,491.47                   5.74
18 to 23...............................       2              401,960.92                   0.24
24 to 29...............................     496           73,353,651.74                  43.72
30 to 35...............................       1              205,888.84                   0.12
36 to 41...............................     348           41,107,507.73                  24.50
42 to 47...............................       8              913,262.33                   0.54
Greater than 47........................      97           11,029,968.73                   6.57
                                          -----         ---------------                 ------
          Total........................   1,300         $167,788,831.96                 100.00%
                                          =====         ===============                 ======

---------------
(1) Prepayment charges are assessed on any Adjustable Rate Mortgage Loan prepaid in full or in part within the specified period.

(2) Periods are in months.

       DISTRIBUTION BY CREDIT GRADE OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                          NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
           CREDIT GRADES(1)              OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
           ----------------              --------   ------------------------   ------------------------
A+.....................................       5         $  1,275,701.40                   0.76%
A......................................     345           51,474,995.72                  30.68
A-.....................................     433           58,432,937.63                  34.83
B......................................     282           32,147,168.51                  19.16
C......................................     159           17,859,901.94                  10.64
C-.....................................      44            4,102,528.79                   2.45
D......................................      32            2,495,597.97                   1.49
                                          -----         ---------------                 ------
          Total........................   1,300         $167,788,831.96                 100.00%
                                          =====         ===============                 ======

---------------
(1) Credit grades are based on American Residential's underwriting guidelines described in "-- Underwriting Guidelines" herein.

FIXED RATE MORTGAGE LOAN CHARACTERISTICS

     The following tables set forth as of the Statistical Cut-off Date, the number, the aggregate Principal Balance and the percentage of Fixed Rate Mortgage Loans having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Principal Balances and the percentages in the following tables may not equal 100% due to rounding.

                PRINCIPAL BALANCES OF FIXED RATE MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                          NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
         PRINCIPAL BALANCE ($)           OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
         ---------------------           --------   ------------------------   ------------------------
up to $25,000.00.......................     16           $   350,316.93                   0.54%
 $25,000.01 to  $50,000.00.............    169             6,797,865.82                  10.41
 $50,000.01 to  $75,000.00.............    193            12,065,044.92                  18.47
 $75,000.01 to $100,000.00.............    112             9,687,942.94                  14.83
$100,000.01 to $125,000.00.............     74             8,308,080.55                  12.72
$125,000.01 to $150,000.00.............     48             6,540,276.44                  10.01
$150,000.01 to $175,000.00.............     19             3,067,500.20                   4.70
$175,000.01 to $200,000.00.............     20             3,739,531.32                   5.72
$200,000.01 to $225,000.00.............     13             2,750,432.24                   4.21
$225,000.01 to $250,000.00.............     11             2,604,852.40                   3.99
$250,000.01 to $275,000.00.............      7             1,827,993.19                   2.80
$275,000.01 to $300,000.00.............      8             2,335,603.89                   3.58
$300,000.01 to $325,000.00.............      5             1,555,584.48                   2.38
$325,000.01 to $350,000.00.............      2               673,930.53                   1.03
$350,000.01 to $375,000.00.............      5             1,826,739.46                   2.80
$375,000.01 to $400,000.00.............      2               783,515.06                   1.20
$400,000.01 to $425,000.00.............      1               410,601.22                   0.63
                                           ---           --------------                 ------
          Total........................    705           $65,325,811.59                 100.00%
                                           ===           ==============                 ======

  RANGE OF ORIGINAL TERMS TO STATED MATURITY OF THE FIXED RATE MORTGAGE LOANS

                                         PRINCIPAL                                 PRINCIPAL BALANCE
      RANGE OF ORIGINAL TERMS TO          BALANCE             NUMBER             OUTSTANDING AS OF THE
       STATED MATURITY (MONTHS)             ($)              OF LOANS           STATISTICAL CUT-OFF DATE
      --------------------------         ---------   ------------------------   ------------------------
 61 to 120.............................      11           $   559,051.76                   0.86%
121 to 180.............................     381            35,717,435.51                  54.68
181 to 240.............................      74             5,170,791.26                   7.92
241 to 300.............................      18             1,237,677.95                   1.89
301 to 360.............................     221            22,640,855.11                  34.66
                                            ---           --------------                 ------
          Total........................     705           $65,325,811.59                 100.00%
                                            ===           ==============                 ======

  RANGE OF REMAINING TERMS TO STATED MATURITY OF THE FIXED RATE MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
          RANGE OF REMAINING              NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
   TERMS TO STATED MATURITY (MONTHS)     OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
   ---------------------------------     --------   ------------------------   ------------------------
 61 to 120.............................     11           $   559,051.76                   0.86%
121 to 180.............................    381            35,717,435.51                  54.68
181 to 240.............................     74             5,170,791.26                   7.92
241 to 300.............................     18             1,237,677.95                   1.89
301 to 360.............................    221            22,640,855.11                  34.66
                                           ---           --------------                 ------
          Total........................    705           $65,325,811.59                 100.00%
                                           ===           ==============                 ======

     RANGE OF REMAINING AMORTIZATION TERMS OF THE FIXED RATE MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
          RANGE OF REMAINING              NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
      AMORTIZATION TERMS (MONTHS)        OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
      ---------------------------        --------   ------------------------   ------------------------
 61 to 120.............................     11           $   559,051.76                   0.86%
121 to 180.............................    109             6,537,645.82                  10.01%
181 to 300.............................     92             6,408,469.21                   9.81%
301 to 360.............................    493            51,820,644.80                  79.33%
                                           ---           --------------                 ------
          Total........................    705           $65,325,811.59                 100.00%
                                           ===           ==============                 ======

                PROPERTY TYPES OF THE FIXED RATE MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                          NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
            PROPERTY TYPES               OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
            --------------               --------   ------------------------   ------------------------
Single Family Detached.................    600           $54,772,621.66                  83.85%
PUD....................................     18             2,687,485.11                   4.11
2-4 Family.............................     40             4,189,113.60                   6.41
Low Rise Condo.........................     12             1,001,868.39                   1.53
Manufactured Housing...................     29             1,765,745.46                   2.70
Other..................................      6               908,977.37                   1.40
                                           ---           --------------                 ------
          Total........................    705           $65,325,811.59                 100.00%
                                           ===           ==============                 ======

               OCCUPANCY STATUS OF THE FIXED RATE MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                          NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
          OCCUPANCY STATUS(1)            OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
          -------------------            --------   ------------------------   ------------------------
Owner-Occupied.........................    599           $58,579,962.14                  89.67%
Non Owner-Occupied.....................    104             6,657,813.43                  10.19
Second Home............................      2                88,036.02                   0.13
                                           ---           --------------                 ------
          Total........................    705           $65,325,811.59                 100.00%
                                           ===           ==============                 ======

---------------
(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

              RANGE OF LOAN RATES OF THE FIXED RATE MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                          NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
             LOAN RATES(%)               OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
             -------------               --------   ------------------------   ------------------------
 7.001 to  7.500.......................      6           $   657,791.34                   1.01%
 7.501 to  8.000.......................     28             4,508,478.40                   6.90
 8.001 to  8.500.......................     96            10,787,672.94                  16.51
 8.501 to  9.000.......................    122            13,001,842.37                  19.90
 9.001 to  9.500.......................    124            11,636,284.93                  17.81
 9.501 to 10.000.......................    133            11,045,689.26                  16.91
10.001 to 10.500.......................     77             6,277,410.14                   9.61
10.501 to 11.000.......................     60             4,025,737.45                   6.16
11.001 to 11.500.......................     26             1,813,420.10                   2.78
11.501 to 12.000.......................     14               757,781.41                   1.16
12.001 to 12.500.......................     11               523,947.13                   0.80
12.501 to 13.000.......................      6               231,828.57                   0.35
13.001 to 13.500.......................      1                25,344.76                   0.04
13.501 to 14.000.......................      1                32,582.79                   0.05
                                           ---           --------------                 ------
          Total........................    705           $65,325,811.59                 100.00%
                                           ===           ==============                 ======

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE FIXED RATE MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                          NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
   ORIGINAL LOAN-TO-VALUE RATIOS(%)      OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
   --------------------------------      --------   ------------------------   ------------------------
10.001 to 15.000.......................      1           $    29,980.03                   0.05%
20.001 to 25.000.......................      4               276,003.78                   0.42
25.001 to 30.000.......................      2               149,218.58                   0.23
30.001 to 35.000.......................      3                74,850.40                   0.11
35.001 to 40.000.......................      8               574,300.44                   0.88
40.001 to 45.000.......................      5               220,641.62                   0.34
45.001 to 50.000.......................      9               587,210.98                   0.90
50.001 to 55.000.......................     11               850,246.21                   1.30
55.001 to 60.000.......................     30             2,164,783.88                   3.31
60.001 to 65.000.......................     39             4,102,488.11                   6.28
65.001 to 70.000.......................     61             4,836,745.41                   7.40
70.001 to 75.000.......................    130            12,164,836.81                  18.62
75.001 to 80.000.......................    276            26,388,247.08                  40.39
80.001 to 85.000.......................     71             6,726,431.72                  10.30
85.001 to 90.000.......................     54             6,054,139.54                   9.27
90.001 to 95.000.......................      1               125,687.00                   0.19
                                           ---           --------------                 ------
          Total........................    705           $65,325,811.59                 100.00%
                                           ===           ==============                 ======

            GEOGRAPHIC DISTRIBUTION OF THE FIXED RATE MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                         NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
               LOCATION                 OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
               --------                 --------   ------------------------   ------------------------
Arizona...............................     25           $ 2,278,982.90                   3.49%
California............................    138            19,568,911.52                  29.96
Colorado..............................     12             1,051,602.91                   1.61
Connecticut...........................     22             2,505,314.34                   3.84
Florida...............................     58             3,468,657.57                   5.31
Georgia...............................     23             1,721,196.46                   2.63
Idaho.................................      1                55,333.80                   0.08
Illinois..............................     27             1,326,319.74                   2.03
Indiana...............................     18             1,123,242.46                   1.72
Iowa..................................      4               206,404.88                   0.32
Kansas................................      1               123,649.02                   0.19
Kentucky..............................     28             1,783,407.20                   2.73
Maine.................................      1                68,760.00                   0.11
Maryland..............................     18             1,421,754.91                   2.18
Massachusetts.........................     11             1,372,906.09                   2.10
Michigan..............................     10               642,313.56                   0.98
Minnesota.............................      5               335,198.44                   0.51
Missouri..............................     26             1,435,904.71                   2.20
Nevada................................      1               102,243.44                   0.16
New Hampshire.........................      2               150,676.42                   0.23
New Mexico............................      9               918,103.07                   1.41
New York..............................     36             3,452,056.31                   5.28
North Carolina........................     28             2,003,898.85                   3.07
Ohio..................................     48             3,629,355.69                   5.56
Oklahoma..............................     14               954,897.89                   1.46
Oregon................................     17             2,171,627.88                   3.32
Pennsylvania..........................     14             1,342,822.27                   2.06
Rhode Island..........................      2               215,966.67                   0.33
South Carolina........................     16               859,861.13                   1.32
Tennessee.............................     49             3,421,159.89                   5.24
Texas.................................      7               919,823.52                   1.41
Utah..................................     11             1,228,815.15                   1.88
Vermont...............................      2               369,652.15                   0.57
Virginia..............................      4               404,874.27                   0.62
Washington............................     14             2,517,144.30                   3.85
West Virginia.........................      1                81,537.01                   0.12
Wisconsin.............................      2                91,435.17                   0.14
                                          ---           --------------                 ------
          Total.......................    705           $65,325,811.59                 100.00%
                                          ===           ==============                 ======

              DOCUMENTATION LEVEL OF THE FIXED RATE MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                         NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
         DOCUMENTATION LEVEL            OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
         -------------------            --------   ------------------------   ------------------------
Full Documentation....................    598           $54,500,207.33                  83.43%
Limited Documentation.................     27             3,096,772.07                   4.74
Stated Income or No Documentation.....     80             7,728,832.19                  11.83
                                          ---           --------------                 ------
          Total.......................    705           $65,325,811.59                 100.00%
                                          ===           ==============                 ======

                             PREPAYMENT CHARGES(1)
                           FIXED RATE MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                          NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
             PERIOD (1)(2)               OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
             -------------               --------   ------------------------   ------------------------
 0 to 5................................    149           $ 9,841,236.35                  15.06%
12 to 17...............................     77             6,765,416.05                  10.36
24 to 29...............................     34             3,351,492.67                   5.13
36 to 41...............................    331            33,238,728.28                  50.88
42 to 47...............................      2               116,687.27                   0.18
Greater than 47........................    112            12,012,250.97                  18.39
                                           ---           --------------                 ------
          Total........................    705           $65,325,811.59                 100.00%
                                           ===           ==============                 ======

------------------------
     (1) Prepayment charges are assessed on any Adjustable Rate Mortgage Loan prepaid in full or in part within the specified period.

     (2) Periods are in months.

                   LOAN TYPE OF THE FIXED RATE MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                         NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
              LOAN TYPE                 OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
              ---------                 --------   ------------------------   ------------------------
15 Year Balloon.......................    272           $29,179,789.69                  44.67%
Fully Amortizing......................    433            36,146,021.90                  55.33
                                          ---           --------------                 ------
          Total.......................    705           $65,325,811.59                 100.00%
                                          ===           ==============                 ======

                 CREDIT GRADES OF THE FIXED RATE MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                         NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
          CREDIT GRADES (1)             OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
          -----------------             --------   ------------------------   ------------------------
A+....................................      5           $   792,935.76                   1.21%
A.....................................    270            25,447,480.01                  38.95
A-....................................    238            24,148,562.18                  36.97
B.....................................    111             8,511,204.58                  13.03
C.....................................     67             5,237,368.99                   8.02
C-....................................     13               988,133.30                   1.51
D.....................................      1               200,126.77                   0.31
                                          ---           --------------                 ------
          Total.......................    705           $65,325,811.59                 100.00%
                                          ===           ==============                 ======

---------------
     (1) Credit grades are based on AmREIT's underwriting guidelines described in "--Underwriting Guidelines" herein.

UNDERWRITING GUIDELINES

     All of the Mortgage Loans have been purchased by AmREIT in the ordinary course of business directly from the Originators or in the secondary mortgage market substantially in accordance with AmREIT's underwriting guidelines. AmREIT approves individual institutions as eligible Originators after an evaluation of certain criteria, including the Originator's underwriting guidelines (relative to AmREIT's underwriting guidelines), mortgage origination and servicing experience and financial stability. Each Originator from which AmREIT purchased the Mortgage Loans has represented and warranted that all Mortgage Loans originated and/or sold by it will have been (i) underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination and (ii) originated by entities that satisfy the criteria for originators of loans qualifying for treatment as "mortgage-related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     The following is a general summary of the underwriting guidelines believed by AmREIT to be generally applied, with some variation, by each Originator; however, such discussion is not intended to be a complete description of the underwriting standards applied by any specific Originator.

     The underwriting guidelines are primarily intended to evaluate first, the mortgagor's credit standing and repayment ability, and secondly, to evaluate the value and adequacy of the mortgage property as collateral. On a case-by-case basis, however, the originators may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A substantial percentage of the Mortgage Loans included in the Mortgage Pool may have qualified for origination by applying such underwriting exceptions.

     Under the underwriting exceptions, the Originators review and verify the loan applicant's sources of income (except under the Stated Income Documentation programs as described below), calculate the amount of income from all such sources indicated on the loan application, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the mortgaged property for compliance with the underwriting guidelines. The underwriting guidelines are applied in accordance with a procedure that generally requires (i) an appraisal of the mortgaged property that conforms to FNMA and FHLMC standards and (ii) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a review of the original appraisal or a drive-by review appraisal of the mortgaged property issued by an independent third-party, nationally recognized appraisal firm. The underwriting guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% for the highest credit grading category (80% under the stated income programs), depending on the creditworthiness of the mortgagor and, in some cases, the type and use of the property and the debt-to-income ratio. Under the underwriting guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

     The Mortgage Loans were originated on the basis of loan application packages submitted through mortgage brokerage companies or through the related Originator's retail branches or were purchased from third parties approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

     Each prospective borrower must complete an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "No Documentation" mortgage loans described below) and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments against the applicant.

     Mortgaged properties securing the mortgage loans are appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Independent appraisals are reviewed by the Originator before the loan is funded. Drive-by or desk-top reviews are generally performed on larger loan balances, or on loans with higher loan-to-value ratios and a review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each state.

     The underwriting guidelines are less stringent than the standards generally applied by FNMA and the FHLMC. Mortgagors who qualify under the underwriting guidelines generally have payment histories and debt ratios that would not satisfy FNMA's and FHLMC's underwriting guidelines and may have credit histories which include outstanding judgments or prior bankruptcies. The underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because the underwriting guidelines do not conform to FNMA or FHLMC guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten under the stricter guidelines used by FNMA and FHLMC.

     The Mortgage Loans were originated consistent with and generally conform to "Full Documentation," "Limited Documentation" or "Stated Income Documentation" residential loan programs. Under each of such programs, the related Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, and reviews the type and use of the property being financed. The underwriting guidelines require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and requires in cases where the applicant has a high risk credit profile that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, supports the outstanding loan balance. The underwriting guidelines permit one-to four-family residential loans to have a loan-to-value ratios at origination of generally up to 90%, depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the mortgagor's credit history, and repayment ability, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

     Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 24 months (or, if certain loan-to-value ratio guidelines are met, for 12 months). Under the Limited Documentation programs, generally one such form of verification is required for six to 12 months, depending upon the practices of the applicable Originator. Under Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All of the foregoing programs typically require that with respect to each applicant there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines; however, certain Originators waive such requirement in cases of mortgage loans with loan-to-value ratios below a specified level. Generally, no such verification is required under the other programs.

     Under the underwriting guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loans. These categories establish the maximum permitted loan-to-value ratio and loan amount, taking into account the occupancy status of the mortgage property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and/or more (or more recent) indications of poor credit, such as outstanding judgments or prior bankruptcies; however, the underwriting guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

     Substantially all of the Mortgage Loans in the Mortgage Pool were made to borrowers with credit ratings below those generally acceptable under FNMA and FHLMC underwriting guidelines ("Sub-Prime Mortgage Loans"). The following matrix generally describes the underwriting criteria employed by AmREIT in evaluating the credit quality of Sub-Prime Mortgage Loans. Such underwriting criteria may differ from the criteria employed by the Originators of the Mortgage Loans.

                                                                      MAXIMUM LOAN-TO-VALUE RATIO
             MAXIMUM                                                -------------------------------      MAXIMUM
            MORTGAGE                                                                        NON-         DEBT-TO-
CREDIT    DELINQUENCIES                                             PROPERTY    OWNER       OWNER         INCOME
LEVEL   DURING LAST YEAR               CONSUMER CREDIT                TYPE     OCCUPIED   OCCUPIED        RATIOS
------  -----------------   --------------------------------------  --------   --------   ---------   --------------
A+         0 times 30-day   Generally excellent credit for the      SFR/PUD     85-90%      85-80%          45%
                            last two years, with only minor
                            derogatory accounts
                            permitted. No bankruptcy, discharge,    Condo's/    75-80%      75-70%
                            or notice of default filings during     2-4
                            preceding two years.                    units
A        Up to one 30-day   Generally good credit for the last two  SFR/PUD     85-90%      85-80%          45%
                            years, with only minor derogatory
                            accounts
                            permitted. No bankruptcy, discharge,    Condo's/    75-80%      75-70%
                            or notice of default filings during     2-4
                            preceding two years.                    units
A-       Up to two 30-day   Generally good credit for the last two  SFR/PUD     85-90%      75-80%          45%
                            years, with minor derogatory accounts
                            permitted.
                            Overall credit paid as agreed. No       Condo's/    75-80%      70-75%
                            bankruptcy, discharge, or notice of     2-4
                            default filings during preceding two    units
                            years.
B       Up to four 30-day   Satisfactory credit with recurring      SFR/PUD     80-85%      70-75%          50%
                            30-day accounts and minor 60-day
                            accounts.
                            Isolated judgments and charge-offs      Condo's/    70-75%      65-70%
                            permitted on a case-by-case basis. No   2-4
                            bankruptcy, discharge, or notice of     units
                            default filings during preceding two
                            years.
C        Up to two 60-day   Generally fair credit, as the           SFR/PUD     75-80%      65-70%          55%
                            applicant may have experienced
                            significant credit
                            problems in the past, including         Condo's/    65-70%      60-65%
                            judgments, charge-offs and collection   2-4
                            accounts. On a case-by-case basis, a    units
                            notice of default/foreclosure filing
                            may have occurred in the last twelve
                            months with a good explanation.
C-/D    Up to one 120-day   Generally poor credit, as the           SFR/PUD     70-75%      60-65%          60%
                            applicant may be currently
                            experiencing significant credit
                            problems, including being subject to    Condo's/    60-65%      55-60%
                            notice of default/foreclosure filings   2-4
                            or currently in bankruptcy.             units

------------------------
    * The maximum Loan-to-Value ("LTV") set forth in the table is for borrowers providing Full Documentation. The LTV is reduced 5% for Limited Documentation and 10% for Stated Income Documentation applications, if applicable.

PRIMARY MORTGAGE INSURANCE POLICY

     Approximately 30.62% of the Mortgage Loans in the Mortgage Pool have original Loan-to-Value Ratios in excess of 80%. Substantially all such Mortgage Loans are covered by the Mortgage Insurance Policy issued by Commonwealth Mortgage Assurance Company (the "MI Insurer"). The remainder of the Mortgage Loans will not be covered by the Mortgage Insurance Policy. The Mortgage Insurance Policy insures losses on the Principal Balance of each such Mortgage Loan in an amount generally equal to, at the option of the MI Insurer, either
(a) the sum of (i) the Principal Balance of the Mortgage Loan, (ii) unpaid accumulated interest due on the Mortgage Loan at the Loan Rate (for a maximum period of two years) and (iii) the amount of certain advances (such as hazard insurance, taxes, maintenance expenses and foreclosure costs) made by the Master Servicer, reduced by certain mitigating amounts collected with respect thereto (collectively, the "Loss Amount"), in which case the MI Insurer would take title to the Mortgaged Property, or (b) an amount equal to the product of (i) the Loss Amount and (ii) the percentage of coverage (the "Coverage Percentage") specified in the Mortgage Insurance Policy, in which case the Issuer would retain title to (and the proceeds obtained in a foreclosure and sale of) the Mortgaged Property. The Coverage Percentage specified in the Mortgage Insurance Policy will be different for each Mortgage Loan depending upon the original Loan-to-Value Ratio of the related Mortgage Loan (Mortgage Loans with higher Loan-to-Value Ratios will generally have a higher Coverage Percentage and Mortgage Loans with lower Loan-to-Value Ratios will generally have a lower Coverage Percentage). The Mortgage Insurance Policy will remain in place for the life of the related Mortgage Loan (provided that no MI Insurer Insolvency Event (as defined in the Policy) has occurred and is continuing), even if the related Loan-to-Value Ratio falls below 80%. If a MI Insurer Insolvency Event has occurred or is continuing, the Issuer shall, at the discretion of the Note Insurer, and may in the case of a Note Insurer Default, terminate the Mortgage Insurance Policy on any Mortgage Loan that is not then past due.

     Claim payments, if any, under a Mortgage Insurance Policy will be made to the Master Servicer, deposited in the Collection Account and treated in the same manner as a prepayment of the related Mortgage Loan. Premiums payable on the Mortgage Insurance Policy (the "MI Premiums") will be paid monthly by the Master Servicer with funds withdrawn from the Collection Account with respect to the related Mortgage Loans.

     The Note Insurer requires that, in the event of a downgrade in the rating of the MI Insurer or a cumulative claims denial by the MI Insurer in an amount greater than a specified amount, the required overcollateralization of the Notes step up to an amount specified in the Insurance Agreement.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     Advanta Mortgage Corp. USA (the "Master Servicer") will as Master Servicer be responsible for all servicing obligations with respect to the Mortgage Loans in accordance with the terms set forth in a Master Servicing Agreement (the "Master Servicing Agreement"), dated as of April 1, 1999, by and among the Master Servicer, the Issuer and the Indenture Trustee.

     The information set forth below concerning the Master Servicer under the heading "Advanta" has been provided to the Depositor by the Master Servicer. Neither the Depositor, the Issuer, the Initial Seller, the Seller, the Owner Trustee, the Indenture Trustee, the Note Insurer, the Underwriter nor any of their respective affiliates have made any independent investigation of such information.

ADVANTA

     Advanta Mortgage Corp. USA ("Advanta") will act as both the primary servicer and the Master Servicer of the Mortgage Loans pursuant to the Master Servicing Agreement. Advanta is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly traded company based in Spring House, Pennsylvania with assets as of December 31, 1998 in excess of $3.7 billion.

     Advanta Parent, through its subsidiaries (including Advanta) had managed assets (including mortgage loans) in excess of $12.3 billion as of December 31, 1998.

     (a) Recent Developments Related to Advanta Parent

     On January 25, 1999 Advanta Parent reported that on Friday, January 22, 1999, Fleet Financial Group, Inc. and certain of its affiliates ("Fleet") filed a complaint (the "Complaint") against Advanta Parent and certain other affiliates (including Advanta National Bank) relating to the transaction with Fleet which closed on February 20, 1998 in which Advanta Parent contributed most of its consumer credit card business to a limited liability company owned by Fleet (the "Fleet Transaction"). The complaint centers around post-closing adjustments and other matters relating to the Fleet Transaction.

     Advanta Parent believes that the lawsuit is inappropriate and without merit and, on February 16, 1999, it filed its answer and counterclaims in which it denies all of the substantive allegations in the Complaint and seeks damages from Fleet. Advanta Parent does not expect this suit to have any material adverse financial impact on its business.

     This Prospectus Supplement contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties is the uncertainty of the legal process. Additional risks that may affect Advanta Parent's performance are detailed in Advanta Parent's filings with the Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

     The ability of Advanta Parent's subsidiaries to honor their financial and other obligations is to some extent influenced by the financial condition of Advanta Parent. Such obligations of Advanta, insofar as they relate to the Issuer and the Indenture Trustee with respect to the Mortgage Loans, primarily consist of Advanta's limited advancing obligations and its obligation to service the Mortgage Loans. To the extent that Advanta's ability to perform such obligations is adversely affected, the Mortgage Loans may experience an increased level of delinquencies and losses.

     As of December 31, 1998, Advanta and its subsidiaries were servicing approximately 111,700 mortgage loans in the Owned and Managed Servicing Portfolio (as defined below) representing an aggregate outstanding principal balance of approximately $7.7 billion, and approximately 124,000 mortgage loans in the Third-Party Servicing Portfolio (as defined below) representing an aggregate outstanding principal balance of approximately $8.3 billion.

     The Notes will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, Advanta or the Advanta Parent. Additional information with respect to Advanta and Advanta Parent is available in the various reports filed by Advanta and Advanta Parent with the Commission pursuant to the Securities Exchange Act of 1934, as amended.

     (b) Collection Procedures

     Advanta employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by Advanta is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. Advanta utilizes a predictive dialing system for the effective management of collection calling activity. Prior to initiating foreclosure proceedings, Advanta makes every reasonable effort to determine the reason for the default; whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. Advanta will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. Foreclosures are processed in accordance with individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

THE MASTER SERVICING AGREEMENT

     The summary of certain provisions of the Master Servicing Agreement set forth below and in other sections of this Prospectus Supplement, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Master Servicing Agreement, prospective investors in the Notes are advised to review the Master Servicing Agreement, a copy of which the Seller will provide (without exhibits) without charge upon written request addressed to the Seller at 445 Marine View Avenue, Suite 230, Del Mar, California 96214, attention: Portfolio Manager.

     Servicing Responsibilities. Under the Master Servicing Agreement, Advanta Mortgage Corp. USA is responsible for all servicing obligations with respect to the Mortgage Loans including, but not limited to, all collection, advancing and reporting obligations. Generally, the Master Servicer will be authorized and empowered pursuant to the Master Servicing Agreement (i) to execute and deliver (or procure the execution and delivery by the Indenture Trustee of) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties and (ii) to institute foreclosure proceedings or obtain deeds in lieu of foreclosure so as to convert title to any Mortgaged Property in the name of the Indenture Trustee on behalf of the Noteholders and the Note Insurer.

     Payments on Mortgage Loans and Establishment of Collection Account. The Master Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account") at one or more institutions meeting the requirements set forth in the Master Servicing Agreement. The Collection Account, and all amounts deposited therein from time to time (excluding investment earnings) shall be part of the Trust Estate. The Master Servicer will deposit into the Collection Account not later than two Business Days after receipt, all payments on or in respect of the Mortgage Loans received from or on behalf of mortgagors and all proceeds of the Mortgage Loans, net of servicing fees, all other items of servicing compensation, and reimbursable outstanding Servicing Advances and Monthly Advances (each as defined below). On each Remittance Date (as defined below), funds to be remitted to the Note Payment Account (as defined below) will be remitted from the Collection Account to the Indenture Trustee for deposit into the Note Payment Account. Notwithstanding the foregoing, payments and collections that do not constitute Available Funds (e.g., amounts representing interest due on Mortgage Loans in respect of any period on or prior to the Cut-off Date, assumption fees, late payment charges, charges for checks returned for insufficient funds, extension or other administrative charges or other amounts received for application towards the payment of taxes, insurance premiums, assessments and similar items) will not be required to be deposited into the Collection Account (or, if deposited, will be permitted to be withdrawn from the Collection Account).

     The Master Servicer may make withdrawals from the Collection Account only for the following purposes: (a) to make deposits into the Note Payment Account as described at "Description of the Notes -- Note Payment Account"; (b) to pay itself any monthly Servicing Fees and other items of servicing compensation and investment income on Permitted Investments, to the extent permitted by the Master Servicing Agreement; (c) to make any Servicing Advance or Monthly Advance to the extent permitted by the Master Servicing Agreement or to reimburse itself for any Servicing Advance or Monthly Advance previously made to the extent permitted by the Master Servicing Agreement; (d) to withdraw amounts that have been deposited to the Collection Account in error, and (e) to clear and terminate the Collection Account.

     Investment of Collection Account. All or a portion of the Collection Account may be invested and reinvested in one or more Permitted Investments (as defined in the Master Servicing Agreement) bearing interest or sold at a discount, at the Master Servicer's direction. The Indenture Trustee or any affiliate thereof may be the obligor on, or manager or advisor of, any investment in any Collection Account which otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Remittance Date next succeeding the date of investment.

     The Indenture Trustee will not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon).

     All income or other gain from investments in the Collection Account will be held in the Collection Account for the benefit of the Master Servicer and will be subject to withdrawal from time to time as permitted by the Master Servicing Agreement. Any loss resulting from such investments will be for the account of the Master Servicer. The Master Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Collection Account and then available for such application.

     Monthly Advances. In order to maintain a regular flow of scheduled interest to Noteholders (rather than to guarantee or insure against losses), the Master Servicing Agreement will require that, not later than the close of business on the Remittance Date prior to each Payment Date, the Master Servicer will remit or cause to be remitted a Monthly Advance, if necessary, to the Indenture Trustee for deposit in the Note Payment Account to be paid on the related Payment Date. A "Monthly Advance" will be equal to the sum of the interest portion of the aggregate amount of monthly payments (net of the related Master Servicing Fee) due on the Mortgage Loans during the related Due Period but delinquent so as not to have been deposited into the Collection Account as of the close of business on the last day before the related Remittance Date. (The Master Servicer will have no obligation to make advances for delinquent principal payments on the Mortgage Loans.) For purposes of determining the amount of each Monthly Advance, Mortgage Loans as to which the related Mortgaged Property has been acquired in foreclosure or similar action (each, an "REO Property") will be treated as still outstanding until ultimate liquidation of such property. The Master Servicer will not be required to make any Monthly Advances with respect to (i) reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of the scheduled monthly payment or (ii) a reduction in the applicable Loan Rate by application of the Soldiers' and Sailors' Relief Act of 1940, as amended.

     The Master Servicer may recover Monthly Advances, if not theretofore recovered from the mortgagor on whose behalf such Monthly Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds (each as defined at "Payment on the Notes" below) (but only to the extent of such Insurance Proceeds or Liquidation Proceeds) and such other amounts as may be collected by the Master Servicer from the mortgagor or otherwise relating to the Mortgage Loan. To the extent the Master Servicer, in its good faith business judgment, determines that any Monthly Advance previously made will not be ultimately recoverable from subsequent collections, Insurance Proceeds and Liquidation Proceeds on the related Mortgage Loans or otherwise ("Nonrecoverable Advances"), the Master Servicer may reimburse itself out of collections received on other Mortgage Loans.

     The Master Servicer will not be required to make any Monthly Advance that it determines would be a Nonrecoverable Advance.

     Following a Master Servicer Event of Default (see "-- Master Servicer Events of Default" below), unless such Monthly Advance would be a Nonrecoverable Advance, the Indenture Trustee will be required to make any Monthly Advance with respect to a Mortgage Loan which the Master Servicer fails in its obligations to make to the extent provided in the Indenture. However, no party, including the Master Servicer and the Indenture Trustee, will be required to make any Monthly

Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of the scheduled monthly payment owed by a mortgagor or a reduction in the applicable Loan Rate by application of the Soldiers' and Sailors' Relief Act of 1940, as amended.

     Compensating Interest Payments. With respect to each Mortgage Loan as to which a prepayment in whole or in part was received, the Master Servicer will be required with respect to such Payment Date to remit to the Indenture Trustee no later than the related Remittance Date, from amounts otherwise payable to the Master Servicer as the Master Servicing Fee for the related Payment Date, an amount equal to the excess, if any, of (a) 30 days' interest on the Principal Balance of each such Mortgage Loan (immediately prior to such payment) at the related Loan Rate (less the related Master Servicing Fee Rate), less (b) the amount of interest actually received on such Mortgage Loan during the related Due Period (each such amount, a "Compensating Interest Payment") for payment on the Notes on such Payment Date. The Master Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust Estate for any Compensating Interest Payments made.

     Realization upon Defaulted Mortgage Loans. The Master Servicing Agreement requires the Master Servicer, acting as the agent of the Indenture Trustee, to foreclose upon or otherwise comparably convert to ownership in the name of the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, Mortgage Properties securing such of the Mortgage Loans as come into default, as to which no satisfactory arrangements can be made for the collection of delinquent payments and which the Seller has not reacquired pursuant to the option described below; provided, however, that if the Master Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, the Master Servicer will cause an environmental inspection of the Mortgaged Property in accordance with accepted servicing practices. If the environmental inspection reveals any potentially hazardous substances, the Master Servicer will notify the Indenture Trustee and the Note Insurer, and the Master Servicer will not foreclose or accept a deed in lieu of foreclosure on the Mortgaged Property without the consent of the Note Insurer. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with accepted servicing practices; provided, however, that the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or restoration of any Mortgaged Property unless the Master Servicer determines that such foreclosure, correction or restoration will be recoverable from the Mortgaged Property.

     In servicing the Mortgage Loans, the Master Servicer will be required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan will be charged off and will become a "Liquidated Mortgage Loan."

     Under the Indenture, the Issuer will have the right but not the obligation, to purchase a Mortgage Loan and thereby remove it from the lien of the Indenture any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer; provided, however, the Issuer's repurchase rights (i) must first be exercised as to those Mortgage Loans most delinquent in payment at the time of repurchase and (ii) may be exercised, in aggregate (but excluding those Mortgage Loans being removed to satisfy the MI Insurer's right to purchase delinquent Mortgage Loans covered by the Mortgage Insurance Policy), with respect to no more than 3% of the Cut-off Date Balance of the Mortgage Loans without the Note Insurer's prior consent. Any such Mortgage Loan so reacquired will be withdrawn from the Mortgage Pool on a Remittance Date at the Purchase Price therefor. See "Descriptions of the Notes -- Assignment of the Mortgage Loans".

     Evidence as to Compliance. The Master Servicing Agreement provides that on or before a specified date in each year, a firm of independent public accountants will furnish a report to the Indenture Trustee, the Rating Agencies and the Note Insurer to the effect that on the basis of certain procedures substantially in conformance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP") or Statement of Auditing Standards No. 70 ("SAS 70") (to the extent such procedures are applicable to the servicing obligations set forth in the Master Servicing Agreement), the servicing by or on behalf of the Master Servicer of mortgage loans, and such procedures have disclosed no exceptions or errors in records relating to the mortgage loans serviced by the Master Servicer for others which, in the opinion of such firm, such firm is required to report under USAP, except for such exceptions as will be referred to in the report. The Master Servicing Agreement will provide that the Master Servicer will be required to deliver to the Indenture Trustee, the Rating Agencies and the Note Insurer, on or before a specified date in each year, an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Master Servicing Agreement throughout the preceding year.

     Certain Matters Regarding Master Servicer's Servicing Obligations. The Master Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as the Master Servicer thereunder, except upon the delivery, at the Master Servicer's expense, of an opinion of counsel addressed to the Issuer, the Indenture Trustee and the Note Insurer and in form and substance acceptable to the Indenture Trustee and the Note Insurer, to the effect that its duties thereunder are no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other of its activities carried on as of the date of the Master Servicing Agreement. No such resignation will become effective until the Indenture Trustee or a successor servicer approved by the Note Insurer has assumed the servicing obligations and duties of the Master Servicer under the Master Servicing Agreement.

     Pursuant to the Master Servicing Agreement, with the consent of both the
Note Insurer and the Indenture Trustee, the Issuer may at any time terminate the Master Servicer without cause upon sixty days prior written notice to the Master Servicer. If the Issuer exercises this termination right, the Initial Seller will be required to pay the Master Servicer a termination fee as specified in the Master Servicing Agreement. As a condition to obtaining the Note Insurer's and Indenture Trustee's consent to such termination, the Initial Seller will have the obligation to arrange for the appointment of a successor Master Servicer acceptable to the Note Insurer and the Indenture Trustee.

     The Master Servicing Agreement will also provide that neither the Master Servicer, nor any of its directors, officer, employees or agents, will be liable to the Indenture Trustee, the Trust or the Noteholders for any action taken or for refraining from the taking of any action by the Master Servicer pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer, or by reason of reckless disregard of its duties thereunder. The Master Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide relevant coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of its officers and employees.

     In addition, the Master Servicing Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans under the Master Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer will be indemnified by the Trust for certain losses and other events to the extent described in the Master Servicing Agreement.

     The Master Servicing Agreement will provide that any corporation or other entity (a) into which the Master Servicer may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which the Master Servicer shall be a party, or (c) that may succeed to all or substantially all of the business of the Master Servicer, will be the successor to the Master Servicer thereunder without the execution or filing of any document or any further act by any of the parties to the Master Servicing Agreement; provided, however, that (i) the surviving entity shall be qualified to act as Master Servicer, (ii) shall have a net worth of not less than $15,000,000 and (iii) the
Note Insurer shall have consented to its assumption of such servicing obligations.

     Master Servicer Events of Default. Events of default (each, a "Master Servicer Event of Default") under the Master Servicing Agreement will include
(a) any failure by the Master Servicer to make a required Monthly Advance on the related Remittance Date as required or any failure by the Master Servicer to deposit into the Collection Account or Note Payment Account any other amount required to be so deposited under the Master Servicing Agreement which continues for three consecutive Business Days or results in a claim being made on the Policy; (b) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Master Servicing Agreement, or any failure of a representation or warranty made by the Master Servicer to be true and correct, which materially and adversely affects the rights of Noteholders or the Note Insurer and continues unremedied for the applicable cure period, if any, after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee, at the direction of the
Note Insurer, or by the Note Insurer or, with the consent of the Note Insurer, the Noteholders holding Voting Interests aggregating not less than 51%; (c) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; (d) the occurrence of delinquencies and/or losses in respect of the Mortgage Loans in excess of a level, and for a period of time, as specified in the Master Servicing Agreement; and (e) the occurrence of a default under the Insurance Agreement (which includes certain performance tests and triggers relating to rates of delinquency and loss).

     Rights Upon Master Servicer Events of Default. Upon the occurrence of a Master Servicer Event of Default, the Note Insurer or, with the consent of the
Note Insurer, Noteholders evidencing Voting Interests represented by all Notes aggregating not less than 51% or the Indenture Trustee, at the direction of the
Note Insurer, may terminate all of the rights and obligations of the Master Servicer under the Master Servicing Agreement, whereupon, unless the Note Insurer directs the Indenture Trustee to appoint another successor Master Servicer, the Indenture Trustee will be obligated to appoint a successor Master Servicer or, if it does not, succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Master Servicing Agreement. Any such successor Master Servicer shall be entitled to such compensation as shall be mutually agreed to by the Note Insurer and such successor Master Servicer at the time of such succession. In the event that the Note Insurer fails to appoint a successor Master Servicer and the Indenture Trustee is legally unable to act as Master Servicer, it may petition a court of competent jurisdiction for the appointment of a successor Master Servicer. Any such successor Master Servicer must be an institution that regularly services residential mortgage loans, that is an approved seller/servicer in good standing with Fannie Mae and Freddie Mac, that has all licenses, permits and approvals required by applicable law and a net worth of at least $15,000,000. The appointment of any such successor Master Servicer (other than the Indenture Trustee) must be acceptable to the Note Insurer and may not result in the qualification, reduction or withdrawal of the implied rating assigned to the Notes by the Rating Agencies (without taking into account the Insurance Policy). Pending appointment of a successor Master Servicer, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall be obligated to act as Master Servicer (although there will be a period of transition (generally not exceeding 90 days) before the servicing transfer can be fully effected). The Note Insurer and such successor Master Servicer may agree upon the servicing compensation to be paid.

     No Noteholder, solely by virtue of its status as a Noteholder, will have any right under the Indenture to institute any action, suit or proceeding with respect to the Master Servicing Agreement unless the Note Insurer shall have consented thereto.

     Amendments. The Master Servicing Agreement may not be amended, changed, modified, terminated or discharged, except by an instrument in writing signed by all parties thereto, with the prior written consent of the Note Insurer and subject to the provisions governing amendment in the Indenture. See "Description of the Notes -- Amendment".

SERVICING AND OTHER COMPENSATION; PAYMENT OF EXPENSES

     The Master Servicing Fee will be the primary compensation of the Master Servicer in respect of its servicing activities under the Master Servicing Agreement and will be retained by the Master Servicer out of collections of interest received on or in respect of the Mortgage Loans for the related Collection Period. The master servicing fee (the "Master Servicing Fee") for each Due Period will equal one-twelfth (1/12) of the product of (a) 0.50% (the "Master Servicing Fee Rate") and (b) the aggregate Principal Balance (as defined at "Description of the Notes -- Payment on the Notes" below) of the Mortgage Loans as of the first day of the related Due Period. The Master Servicer shall be entitled to retain the Master Servicing Fee from amounts to be deposited in the Collection Account. In addition, the Master Servicer will retain the benefit, if any, from any deposit, maintenance or investment of funds in the Collection Account. Assumption fees, late payment charges, charges for checks returned for insufficient funds, and extension and other administrative charges, to the extent collected from mortgagors, will be retained by the Master Servicer as additional servicing compensation.

     Subject to its right to refuse to make Nonrecoverable Advances as described below, the Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the payment of fees for any sub-servicer and the cost of (i) any enforcement or judicial proceedings relating to the mortgagors, including foreclosures, and (ii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loans. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing delinquent property taxes and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses.

     The Master Servicing Agreement provides that the Master Servicer may pay all or a portion of any Servicing Advance or Monthly Advance out of amounts on deposit in the Collection Account which are being held for payment on a subsequent Payment Date relating to such Collection Period; any such amounts so used are required to be replaced by the Master Servicer by deposit to the Collection Account on or before the Remittance Date relating to such subsequent Payment Date.

     The Master Servicer may recover Servicing Advances, if not theretofore recovered from the mortgagor on whose behalf such Servicing Advance was made, from subsequent collections on the related Mortgage Loan, including liquidation proceeds, insurance proceeds and such other amounts as may be collected by the Master Servicer from the mortgagor or otherwise relating to the Mortgage Loan. To the extent the Master Servicer, in its good faith business judgment, determines that any Servicing Advance will be or has become a Nonrecoverable Advance, the Master Servicer may reimburse itself for such advance from amounts relating to other Mortgage Loans in the Collection Account. The Master Servicer will not be required to make any Servicing Advance that it determines would be a Nonrecoverable Advance if made.

                                   THE TRUST

     American Residential Eagle Bond Trust 1999-1 is a statutory business trust created under Delaware law pursuant to the Trust Agreement between the Depositor and the Owner Trustee for the purpose of executing the transactions described in this Prospectus Supplement. Upon its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and the proceeds therefrom, (ii) issuing the Notes and the Investor Certificate and making payments due thereon and (iii) engaging in other activities that are necessary to accomplish the foregoing.

     The assets of the Trust pledged to secure the Notes will consist of (i) the Mortgage Pool, (ii) all payments in respect of principal and interest (but excluding prepayment charges) on the Mortgage Loans received on or after the Cut-off Date (other than any principal or interest payments due thereon prior to the Cut-off Date); (iii) security interests in the Mortgaged Properties; (iv) rights under certain primary mortgage and hazard insurance policies, if any, covering the Mortgaged Properties; (v) the Depositor's rights under the Mortgage Loan Purchase Agreement (which have been fully assigned to the Trust); (vi) the Trust's rights under the Master Servicing Agreement; (vii) amounts on deposit relating to the Mortgage Loans in the Collection Account and Note Payment Account (as described herein); (viii) certain other ancillary or incidental funds, rights and properties related to the foregoing; and (ix) all proceeds of the foregoing. The Noteholders will also have the benefit of the Insurance Policy issued by the Note Insurer. See "The Insurance Policy" herein.

     As described at "Description of the Notes", the assets of the Trust will be pledged under the Indenture to the Indenture Trustee and constitute the "Trust Estate" to secure the payment of the Notes.

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes, or of any Mortgage Loans or related documents, and will not be accountable for the use or application by the Master Servicer or Indenture Trustee of any funds paid to the Master Servicer or Indenture Trustee in respect of the Notes, or the Mortgage Loans, or the investment of any monies by the Master Servicer of monies deposited into the Collection Account or by the Indenture Trustee of any monies deposited in the Note Payment Account. The Owner Trustee will be required to perform only those ministerial duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The duties of the Trust to be performed with respect to the Mortgage Loans under the Master Servicing Agreement or the Notes under the Indenture will be performed for the Trust by the Seller as manager under the Management Agreement.

     The Owner Trustee may resign at any time, in which event the Indenture Trustee will be obligated to appoint a successor thereto acceptable to the Note Insurer. The Indenture Trustee may also remove the Owner Trustee if it ceases to be eligible to continue as such under the Trust Agreement or becomes legally unable to act or becomes insolvent. Any resignation or removal of the Owner Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

     The Trust's principal offices are located at the Corporate Trust Office of the Owner Trustee c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

                                   THE SELLER

     American Residential Eagle, Inc. (the "Seller") is a limited purpose finance subsidiary of AmREIT incorporated in Delaware in January 1998. The Seller is a qualified real estate investment trust subsidiary. AmREIT is a publicly owned real estate investment trust. The Seller's principal executive offices are located at 445 Marine View Avenue, Suite 250, Del Mar, California 92014.

                                 THE DEPOSITOR

     Bear Stearns Asset Backed Securities, Inc. (the "Depositor") was incorporated in Delaware in June 1995 and is a wholly-owned special purpose subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. See "The Depositor" in the Prospectus.

                            DESCRIPTION OF THE NOTES

INTRODUCTION

     The Issuer will issue a single class of its Mortgage-Backed LIBOR Notes, Class A, Series 1999-1, pursuant to an Indenture, dated as of April 1, 1999 (the "Indenture"), by and between the Issuer and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"). Pursuant to the Trust Agreement, the Issuer will also issue a trust certificate (an "Investor Certificate") evidencing the beneficial ownership in the assets of the Trust, which interest will be fully subordinate in priority to payment of the Notes. The Investor Certificate will initially be held by the Seller. The following summary describes certain provisions of the Indenture, the Trust Agreement and the Master Servicing Agreement and certain other Basic Documents. Such discussion does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such Basic Documents. For more details regarding the terms of the Indenture, prospective investors in the Notes are advised to review the Indenture. The Seller will provide a copy of the Indenture (without exhibits), without charge, upon written request addressed to:
American Residential Eagle, Inc., 445 Marine View Avenue, Suite 100, Del Mar, California 92014, Attention: Portfolio Manager.

GENERAL

     The Notes will be secured by the Trust Estate created by the Indenture. See "The Trust". The Notes are non-recourse obligations of the Issuer and the proceeds of the assets of the Trust Estate, including payments under the Insurance Policy will be the only sources of payments on the Notes. The Notes will not represent an interest in, or an obligation of, the Issuer, the Depositor, the Owner Trustee, the Initial Seller, the Seller, the Master Servicer, the Indenture Trustee, the Note Insurer, the Underwriter, any of their respective affiliates or any other entity.

     As of the Closing Date, the principal amount of the Notes will equal $229,000,000 (the "Original Note Balance"), subject to the variance described on the front cover page hereof. The principal amount of the Notes (the "Note Balance" on any Payment Date (as defined below) will equal the Original Note Balance minus the aggregate of amounts actually paid as principal to the holders as described below.

     Payments on the Notes will be made on the 25th day of each month, or if such day is not a Business Day, on the following Business Day (each, a "Payment Date"), commencing May 25, 1999. All payments on Notes will be made by or on behalf of the Indenture Trustee to each registered holder of a Note (a "Noteholder") of record on the Business Day immediately prior to such Payment Date (the "Record Date") as indicated in the register ("Note Register") maintained by the Indenture Trustee; provided, however, if Notes are issued in definitive form in exchange for Book-Entry Notes, the Record Date will be the last day of the calendar month immediately prior to the Payment Date. For purposes of the Basic Documents, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York, Maryland, Pennsylvania, California or the state in which the corporate trust office of the Indenture Trustee is located are required or authorized by law to be closed for business.

     The Notes will initially be issued in book-entry form ("Book-Entry Notes") through the facilities of The Depository Trust Company ("DTC"). Accordingly, payments on the Notes will be made by or on behalf of the Indenture Trustee to the DTC or its nominee. Notes in definitive certificated form ("Definitive Notes") will only be issued in exchange for Book-Entry Notes in very limited circumstances described under "Book-Entry Registration and Definitive Notes." Payments on Definitive Notes, if issued, generally will be made either (i) by check mailed to the address of each Noteholder as it appears in the Note Register or (ii) by wire transfer of immediately available funds to the account of a Noteholder, if such Noteholder (a) is the registered holder of Definitive Notes having an initial principal amount of $1,000,000 and (b) has provided the Indenture Trustee with wiring instructions in writing five days prior to the related Payment Date or has provided the Indenture Trustee with such instructions for any previous Payment Date. A fee may be charged by the Indenture Trustee to a Noteholder of Definitive Notes for any payment made by wire transfer. Notwithstanding the above, the first payment in redemption of any Definitive Note will be made only upon presentation and surrender of such Definitive Note at the office or agency designated by the Indenture Trustee for that purpose.

     The Notes will be issued in denominations of $50,000 and multiples of $1 in excess thereof, except that one note certificate may evidence an additional amount equal to the remaining Note Balance.

BOOK-ENTRY REGISTRATION AND DEFINITIVE NOTES

     The Notes initially will be book-entry notes (the "Book-Entry Notes"). Beneficial Owners (as defined below) will hold the Notes through DTC, in the United States, or Cedelbank ("Cedel") or the Euroclear system ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Notes initially will be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel, and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (Citibank and Morgan, in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" will be Cede & Co., as nominee of DTC or Citibank or Morgan, as nominees of Cedel and Euroclear, respectively. Persons acquiring a beneficial ownership interest in a Note (each, a "Beneficial Owner") will not be Noteholders as that term is used in the Indenture. Beneficial Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

     The beneficial ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant and on the records of Cedel or Euroclear, as appropriate).

     Beneficial Owners will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC and its Participants (including Cedel and Euroclear). While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interests.

     Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of the Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "ANNEX
A: Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" hereto.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States Dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States Dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Beneficial Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners that it represents.

     Under a book-entry format, Beneficial Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Beneficial Owners to pledge Book-Entry Notes to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Notes may be limited due to the lack of physical certificates representing such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of the Notes in the secondary market because certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

     The monthly and annual statements with respect to the Mortgage Loans and the Notes as described under "-- Reports to Noteholders" herein will be provided by the Indenture Trustee to Cede & Co., as nominee of DTC and a Noteholder, and may be made available by such entity to Beneficial Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Notes are credited.

     DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes that conflict with actions taken with respect to other Notes.

     Definitive Notes will be issued in registered form to Beneficial Owners, or their nominees, rather than to DTC, only if (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Notes and the Issuer or the Indenture Trustee is unable to locate a qualified successor, (ii) the Issuer, at its option, advises the Indenture Trustee that it elects to terminate the book-entry system through DTC, or (iii) after a Note Event of Default under the Indenture, the Beneficial Owners representing not less than 51% of the aggregate Principal Balance of the Book-Entry Notes advise the Indenture Trustee and DTC that the book-entry system is no longer in the best interests of such

Beneficial Owners. Upon issuance of Definitive Notes to Beneficial Owners, the Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify DTC, which in turn will notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

ASSIGNMENT OF MORTGAGE LOANS

     The Mortgage Loans were acquired by AmREIT from various Originators either directly or in the secondary market and sold by AmREIT to the Seller pursuant to the Initial Mortgage Loan Purchase Agreement. See "Overview of the Transaction" and "Underwriting Guidelines". On or prior to the Closing Date, the Seller will convey each Mortgage Loan to the Depositor pursuant to the Mortgage Loan Purchase Agreement between the Seller and the Depositor and the Depositor in turn will convey each such Mortgage Loan to the Issuer pursuant to the Trust Agreement.

     At the time of issuance of the Notes, the Issuer will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on each such Mortgage Loan on or after the Cut-off Date (but excluding prepayment charges) and all other Trust assets comprising the Trust Estate, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on the Mortgage Loans prior to the Cut-off Date (whether or not received prior to such Cut-off Date), and to prepayments received on or prior to the Cut-off Date. The Indenture Trustee, concurrently with such assignment, will authenticate and deliver the Notes at the direction of the Issuer in exchange for the Trust Estate.

     The Indenture will require the Issuer to deliver to the Indenture Trustee or to Bankers Trust Company of California, N.A. as its custodian (the "Custodian"), the related Mortgage Notes endorsed without recourse to the Indenture Trustee or in blank, the related mortgages or deeds of trust with evidence of recording thereon, if applicable, and certain other documents relating to the Mortgage Loans (collectively, the "Mortgage Files"). The Initial Seller will be required to cause to be prepared at the expense of the Initial Seller and within the time period specified in the Indenture (or, if original recording information is unavailable, within such later period as is permitted by the Indenture), assignments of the mortgages to the Indenture Trustee.

     The Indenture Trustee or the Custodian on behalf of the Indenture Trustee will review the Mortgage Files delivered to it and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Issuer, the Depositor, the Note Insurer and the Seller by the Indenture Trustee or the Custodian, the Indenture Trustee will require either that the related Mortgage Loan be removed from the Mortgage Pool or that a Mortgage Loan conforming to the requirements of the Indenture (a "Qualified Replacement Mortgage") be substituted for the related Mortgage Loan in the manner described below.

     In connection with the transfer of the Mortgage Loans to the Depositor, the Seller will make certain representations and warranties under the Mortgage Loan Purchase Agreement as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each Mortgage Loan. In addition, the Seller will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws; that each mortgage is a valid first priority lien; that, as of the Statistical Cut-off Date, no more than approximately 2.58% of the Mortgage Loans (by Principal Balance as of the Statistical Cut-off Date) will be more than two payments past due; that each Mortgaged Property consists of a one- to four-family residential property, including, but not limited to, condominiums, planned unit developments, manufactured housing or mixed use property; that the Seller had good title to each Mortgage Loan prior to such transfer; and that the Originator was authorized to originate each Mortgage Loan. The rights of the Depositor to enforce remedies for breaches of such representations and warranties in the Mortgage Loan Purchase Agreement against the Initial Seller will be assigned by the Depositor to the Issuer (and by the Issuer to the Indenture Trustee pursuant to the Indenture).

     If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured within the period specified above and materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interest of the Indenture Trustee, the Noteholders or the Note Insurer therein or (2) a breach of any representation or warranty made by the Seller relating to such Mortgage Loan materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interests of the Indenture Trustee, the Noteholders or the Note Insurer therein, the Indenture Trustee will enforce the remedies for such defects or breaches against the Initial Seller by requiring the Initial Seller to remove the related Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust Estate by remitting to the Indenture Trustee an amount equal to the Principal Balance (as defined herein) of such Defective Mortgage Loan together with interest accruing at the Loan Rate (net of the applicable Servicing Fee Rate) on such Defective Mortgage Loan from the date interest was last paid by the related mortgagor to the end of the Due Period immediately preceding the related

Remittance Date, plus, the amount of any unreimbursed Servicing Advances made by the Master Servicer with respect to such Defective Mortgage Loan, less any payments received during the related Collection Period in respect of such Defective Mortgage Loan (the "Purchase Price"). The Initial Seller will also have the option, but not the obligation, to substitute for such Defective Mortgage Loan a Qualified Replacement Mortgage. Upon delivery of a Qualified Replacement Mortgage and deposit of certain amounts in the Note Payment Account (as hereinafter defined) as set forth in the Indenture, or deposit of the Purchase Price in the Note Payment Account and receipt by the Indenture Trustee and the Note Insurer of written notification of any such substitution or removal, as the case may be, the Indenture Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) to the Initial Seller and release such Defective Mortgage Loan from the Trust Estate.

     The "Collection Period" with respect to a Payment Date shall be the period beginning on the first day of the calendar month immediately preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, the period beginning on the Cut-off Date) and ending on the last day of such calendar month. The "Remittance Date" shall be the 18th day of the month, or if such day is not a Business Day, the next succeeding Business Day). The "Due Period" with respect to any Payment Date shall be the period commencing on the second day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or, with respect to the first Payment Date, commencing on the Cut-off Date for each Mortgage Loan) and ending on the first day of the calendar month in which such Payment Date occurs.

     The obligation of the Seller to cure, remove or substitute any Mortgage Loan as described above will constitute the sole remedy available to Noteholders, the Note Insurer (with certain exceptions) or the Indenture Trustee for a Defective Mortgage Loan.

PAYMENT ON THE NOTES

     Priority of Payments. Payments on the Notes will be made by the Indenture Trustee (in such capacity, the "Paying Agent") on each Payment Date, commencing with the Payment Date in May 1999, to Noteholders as of the Record Date in an amount equal to the product of such Noteholders' Percentage Interest and the amount paid in respect of the Notes. Payments on the Notes will be made solely from Available Funds (as defined below). The "Percentage Interest" represented by any Note will be equal to the percentage obtained by dividing the aggregate principal balance of such Note by the Note Balance.

     On each Payment Date, the Paying Agent will be required to pay the following amounts with respect to the Notes, in the following order of priority, out of Available Funds:

          first, to the Noteholders, an amount equal to (a) the Monthly Interest Amount for such Payment Date and (b) any unpaid interest due pursuant to this clause first with respect to previous Payment Dates;

          second, to the Noteholders, an amount equal to the Monthly Principal Amount for the Notes with respect to such Payment Date in reduction of the Note Balance until the Note Balance is reduced to zero;

          third, to the Note Insurer, any amount due to the Note Insurer pursuant to the Insurance Agreement (together with interest thereon at the rate specified in the Insurance Agreement);

          fourth, to the Noteholders, the amount, if any, necessary for the Overcollateralization Amount to equal the Required Overcollateralization Amount on such Payment Date (after giving effect to application of the Monthly Principal Amount for such Payment Date) in reduction of the Note Balance until the Note Balance is reduced to zero; and
          fifth, to the Noteholders, the amount of any LIBOR Carryover Amount.

     Any Available Funds remaining after the application of priorities first through fifth above will be released by the Indenture Trustee to the Issuer for distribution to the holder of the Investor Certificate on such Payment Date free from the lien of the Indenture. Once distributed, such amounts will not be available to make payments on the Notes or payments to the Note Insurer on any subsequent Payment Date.

     In the event that, with respect to a particular Payment Date, Available Funds on such date are not sufficient to pay any portion of the Monthly Interest Amount for the Notes (as described below), the Indenture Trustee will file a claim on the Insurance Policy in an amount equal to such deficiency and apply the Insured Payment in respect of such claim to the payment of the deficiency in the Monthly Interest Amount. In addition, the Indenture Trustee will file a claim on the Insurance Policy in an amount equal to any Overcollateralization Deficit (as defined at "-- Overcollateralization" below) on a Payment Date (after taking into account payments in respect of the Monthly Principal Amount and Excess Cash on such Payment Date) and pursuant to priority fourth above apply the portion of the Insured Payment related to such Overcollateralization Deficit to reduce the Note Balance on such Payment Date by the amount of such Overcollateralization Deficit. Any Insured Payment paid to make up any Overcollateralization Deficit shall be paid to the Noteholders, in reduction of the Note Balance, until the Note Balance is reduced to zero. The Indenture Trustee will also file a claim on the Insurance Policy in an amount equal to the unpaid principal balance of the Notes on the Stated Maturity Date or, if earlier, the date on which the Trust is terminated pursuant to the Indenture. Under the Insurance Policy, the Note Insurer will also be required to pay to the Indenture Trustee on behalf of the Trust an amount equal to the Supplemental Interest Payment, if any, with respect to a Payment Date, calculated as described under "Description of the Notes -- Supplemental Interest Payments". In the event that the Monthly Interest Amount for a Payment Date is limited by the Net Funds Cap limitation on the Note Interest Rate (See "Description of the Notes -- Note Interest Rate"), such Supplemental Interest Payments (if any) will be used to pay Noteholders an additional amount of interest up to an amount equal to the excess of (i) the Monthly Interest Amount calculated on the basis of One-Month LIBOR plus the applicable Note Margin (but subject to the Cap Rate) over (ii) the Monthly Interest Amount for such Payment Date calculated on the basis of the Net Funds Cap limitation (such difference, a "Basis Risk Shortfall"). However, the amount of the Supplemental Interest Payments for any Payment Date may be less or more than the related Basis Risk Shortfall. If the Supplemental Interest Payment is less than the Basis Risk Shortfall, there will be a LIBOR Carryover Amount for such Payment Date. In the event that the Supplemental Interest Payment exceeds the Basis Risk Shortfall for the related Payment Date, such amount will be applied as additional Available Funds paid in accordance with the priorities described above.

     In no event will the aggregate payments of principal to Noteholders exceed the Original Note Balance.

     Certain Definitions. For purposes of the priorities discussed above, the following terms have the meanings set forth below:

     "Available Funds" with respect to any Payment Date will consist of the sum of the amounts described in clauses (a) through (h) below, less, (i) the Administrative Fee Amount in respect of such Payment Date; (ii) Monthly Advances and Servicing Advances, including Nonrecoverable Advances, previously made that are reimbursable to the Master Servicer (other than those included in liquidation expenses for any Liquidated Mortgage Loan and already reimbursed from the related Liquidation Proceeds) in such Collection Period to the extent permitted by the Master Servicing Agreement; (iii) any unpaid Master Servicing Fee attributable to prior periods due to the Master Servicer; (iv) any unpaid fees and expenses and other amounts owed to the Indenture Trustee, the

Owner Trustee or the Manager attributable to prior periods; and (v) the aggregate amounts (A) deposited into the Collection Account or Note Payment Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds on such Payment Date and (B) received by the Master Servicer or the Indenture Trustee that are recoverable and sought to be recovered from the Issuer as avoidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction:

          (a) all scheduled payments of interest received with respect to the Mortgage Loans due during the related Due Period and all other interest payments on or in respect of such Mortgage Loans received by or on behalf of the Master Servicer during the related Collection Period, net of amounts representing interest due on such Mortgage Loans in respect of any period prior to the Cut-off Date, plus any Compensating Interest Payments made by the Master Servicer in respect of the Mortgage Loans and any net income from related REO Properties for such Collection Period;

          (b) all scheduled payments of principal received with respect to the Mortgage Loans and due during the related Due Period and all other principal payments (including Principal Prepayments, but excluding amounts described elsewhere in this definition) received or deemed to be received during the related Collection Period in respect of such Mortgage Loans;

          (c) the aggregate of any proceeds from or in respect of any policy of insurance covering a Mortgaged Property that are received during the related Collection Period and applied by the Master Servicer to reduce the Principal Balance of the related Mortgage Loan ("Insurance Proceeds") (which proceeds will not include any amounts applied to the restoration or repair of the related Mortgaged Property or released to the related mortgagor in accordance with applicable law, the Master Servicer's customary servicing procedures or the terms of the related Mortgage Loan);

          (d) the aggregate of any other proceeds received by the Master Servicer during the related Collection Period in connection with the liquidation of any Mortgaged Property securing a Mortgage Loan, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any Insurance Proceeds to the extent not duplicative of amounts in clause (c) above) ("Liquidation Proceeds"), less expenses incurred by the Master Servicer in connection with the liquidation of such Mortgage Loan ("Net Liquidation Proceeds");

          (e) the aggregate of the amounts received in respect of any Mortgage Loans that are required or permitted to be repurchased, released, removed or substituted by the Seller during the related Collection Period as described in "-- Assignment of Mortgage Loans" and "Servicing of the Mortgage Loans" herein, to the extent such amounts are received by the Indenture Trustee on or before the related Remittance Date;

          (f) the amount of any Monthly Advances made for such Payment Date;

          (g) the aggregate of amounts deposited in the Note Payment Account by the Indenture Trustee, the Issuer or the Note Insurer, as the case may be, during such Collection Period in connection with redemption of the Notes as described under "-- Redemption of the Notes" herein; and

          (h) any amount of Supplemental Interest Payments for such Payment Date in excess of the amount necessary to cover a Basis Risk Shortfall.

     The "Administrative Fee Amount" for any Payment Date is equal to the sum of the Master Servicing Fee, the Indenture Trustee Fee, the Management Fee, the Mortgage Insurance Premium, the Note Insurance Premium and any fee or expense owing to the Owner Trustee relating to such Payment Date.

     "Determination Date" means, as to any Payment Date, the last day of the Due Period relating to such Payment Date.

     "Indenture Trustee Fee" means as to any Payment Date, the monthly fee payable to the Indenture Trustee under the Indenture.

     "Insurance Agreement" means the Insurance and Indemnification Agreement, dated as of April 1, 1999 by and among the Note Insurer, the Issuer, the Initial Seller, the Seller and the Depositor.

     "Interest Accrual Period" means, with respect to any Payment Date, the period from the Payment Date in the month preceding the month of such Payment Date (or, in the case of the first Payment Date, from the Closing Date) through the day before such Payment Date.

     "LIBOR Carryover Amount" means as to any Payment Date, the sum of (i) the excess, if any, of the Monthly Interest Amount calculated on the basis of Note Interest Rate (without regard to the Net Funds Cap) as described at "-- Note Interest Rate" below over the related Monthly Interest Amount calculated on the basis of the Net Funds Cap, (ii) any LIBOR Carryover Amount remaining unpaid from prior Payment Dates and (iii) interest on the amount in clause (ii) calculated on the basis of the Note Interest Rate (without regard to the Net Funds Cap) for the related Due Period. For purposes of this definition, the Supplemental Interest Payment will reduce the amount in clause (ii) of the preceding sentence.

     "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan as to which the Master Servicer has determined during the related Collection Period, in accordance with its customary servicing procedures, that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered.

     "Management Fee" means as to any Payment Date, the monthly fee payable to AmREIT, as Manager under the Management Agreement.

     "Monthly Interest Amount" for any Payment Date will be an amount equal to interest accrued during the related Interest Accrual Period at the Note Interest Rate (see "-- Note Interest Rate" below) on the Note Balance as of the preceding Payment Date (after giving effect to payment, if any, in reduction of principal made on the Notes on such preceding Payment Date), minus any Relief Act Shortfalls.

     "Monthly Principal Amount" for any Payment Date will be an amount equal to
(A) the aggregate of (i) all scheduled payments of principal received with respect to the Mortgage Loans due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on such Mortgage Loans (including Principal Prepayments) during or in respect of the related Collection Period, and (ii) the aggregate of all amounts allocable to principal deposited in the Note Payment Account on the related Remittance Date by the Seller or the Master Servicer in connection with a repurchase, release, removal or substitution of any such Mortgage Loans pursuant to the Master Servicing Agreement, reduced by (B) the amount of any Overcollateralization Surplus (as defined at "-- Overcollateralization" below) with respect to such Payment Date.

     "Mortgage Insurance Premium" means as to any Payment Date, the aggregate monthly premiums payable with respect to the Mortgage Loans covered by the Mortgage Insurance Policy.

     "Note Balance" means as of any Payment Date, the Original Note Balance less all Monthly Principal Amounts and Excess Cash (as defined at
"-- Overcollateralization" below) paid to the

Noteholders on previous Payment Dates in reduction of the Note Balance (exclusive, for the sole purpose of effecting the Note Insurer's subrogation rights, of payments made by the Note Insurer in respect of any Overcollateralization Deficit under the Insurance Policy, except to the extent reimbursed to the Note Insurer pursuant to the Indenture).

     "Note Insurance Premium" means as to any Payment Date, the monthly premium as set forth in the Insurance Policy paid to the Note Insurer.

     "Principal Balance" of a Mortgage Loan with respect to any Determination Date means the actual outstanding principal balance thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Payment Date, as of the Cut-off Date), less (i) all scheduled payments of principal received with respect to the Mortgage Loans and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans (including Principal Prepayments) during or in respect of the related Collection Period, Net Liquidation Proceeds and Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period,
(ii) the portion of the Purchase Price allocable to principal remitted by the Seller or the Master Servicer to the Indenture Trustee on or prior to the next succeeding Remittance Date in connection with a release and removal of such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Remittance Date, and (iii) the amount to be remitted by the Seller or the Master Servicer to the Indenture Trustee on the next succeeding Remittance Date in connection with a substitution of a Qualified Replacement Mortgage for such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Remittance Date; provided, however, that Mortgage Loans that have become Liquidated Mortgage Loans since the preceding Determination Date (or, in the case of the first Determination Date, since the Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date.

     "Principal Prepayment" means any mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds and Insurance Proceeds allocable to principal) which, in the case of a mortgagor payment, is received in advance of its scheduled due date and not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment or that is accompanied by instructions from the related mortgagor directing the Master Servicer to apply such payment to the Principal Balance of such Mortgage Loan currently.

     "Relief Act Shortfalls" means as to any Due Period, the aggregate reductions in interest collected on the Mortgage Loans as a result of The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

THE NOTE INTEREST RATE

     The "Note Interest Rate" for any Payment Date will be a per annum rate equal to the least of (i) the applicable Formula Rate, (ii) the applicable CAP Rate and (iii) the Net Funds Cap. Interest in respect of any Payment Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

     The "Formula Rate" will equal One-Month LIBOR as determined by the Indenture Trustee as set forth under "-- Calculation of One-Month LIBOR" plus the applicable margin (the "Note Margin") set forth below:

NOTE MARGIN(1)   NOTE MARGIN(2)
--------------   --------------
    0.35%            0.70%

---------------
(1) Prior to the Initial Redemption Date.

(2) On or after the Initial Redemption Date (see "-- Redemption of the Notes" below).

     The "Cap Rate" will equal 15.00% per annum both prior to and after the Initial Redemption Date.

     The "Net Funds Cap" for any Payment Date will equal the "Weighted Average Net Loan Rate" calculated as (i) the average of the Loan Rates of the Mortgage Loans as of the first day of the month preceding the month of such Payment Date (or in the case of the first Payment Date, the Closing Date), weighted on the basis of the Principal Balances of the Mortgage Loans as of such date minus(ii) the sum of the (a) Master Servicing Fee Rate, (b) the Indenture Trustee Fee Rate (i.e., the Indenture Trustee Fee expressed as the annual percentage of the then Pool Principal Balance), (c) the Note Insurance Premium Rate (i.e., the Note Insurance Premium expressed as an annual percentage of the then Note Balance),
(d) the Mortgage Insurance Premium Rate (i.e., the Mortgage Insurance Premium expressed as an annual percentage of the then balance of the Mortgage Loans covered by such policy), (e) the Management Fee Rate (i.e., the Management Fee expressed as an annual percentage of the then Pool Principal Balance), and (f) the Minimum Spread ((a) through (f) collectively, the "Aggregate Expense Rate"). The sum of the Master Servicing Fee Rate, the Indenture Trustee Fee Rate, the
Note Insurance Premium Rate, the Mortgage Insurance Premium Rate and the Management Fee Rate will be approximately 1.025% per annum for the initial Due Period and is subject to change based on (i) the actual rate of prepayments of Mortgage Loans covered by the Mortgage Insurance Policy and (ii) the change in the Minimum Spread required by the Note Insurer. The "Minimum Spread" is equal to 0% for the first fifteen Payment Dates, 0.50% from the sixteenth Payment Date to the sixtieth Payment Date and 0.75% thereafter.

     Calculation of One-Month LIBOR. With respect to each Payment Date, Date, One-Month LIBOR shall be established by the Indenture Trustee and will equal the rate for one month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the relate Interest Accrual Period (or the second LIBOR Business Day prior to the Closing Date, in the case of the first Payment Date) (each, a "LIBOR Determination Date"). "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by Indenture Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Manager) as of 11:00 A.M. London time, on the date that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Note Balance then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Note Balance then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

SUPPLEMENTAL INTEREST PAYMENTS

     The Notes may be entitled to receive Supplemental Interest Payments from the Note Insurer. "Supplemental Interest Payments" on any Payment Date will equal the product of (a) the excess, if any, of (x) One-Month LIBOR on the related LIBOR Determination date over (y) 8.00% and (b) the aggregate Principal Balances of the Fixed Rate Mortgage Loans and the 5/25 Delayed Adjustment Date Mortgage Loans in the Mortgage Pool as of the first day of the related Due Period assuming such Mortgage Loans prepay at a constant prepayment rate of 10% for the first twenty-fourth months commencing with the Cut-off Date, a constant prepayment rate of 12.5% for the twenty-fifth up to forty-eighth month, and a constant prepayment rate of 14% thereafter. Any Supplemental Interest Payments will be applied to the payment of interest on the Notes to the extent of any Basis Risk Shortfall on such Payment Date. However if such amount is not sufficient to cover the Basis Risk Shortfall, a LIBOR Carryover Amount will be created on such Payment Date. Any amount of Supplemental Interest Payment in excess of the related Basis Risk Shortfall on such Payment Date will constitute additional Available Funds to be applied as described at "Payment on the Notes -- Priority of Payments".

THE NOTE PAYMENT ACCOUNT

     Pursuant to the Indenture, the Indenture Trustee shall establish and maintain an account with respect to the Notes (a "Note Payment Account") from which all payments with respect to the Notes will be made. As described at "Servicing of the Mortgage Loans -- The Master Servicing Agreement", not later than the Remittance Date, the Master Servicer will be required pursuant to the Master Servicing Agreement to wire transfer to the Indenture Trustee for deposit into the Note Payment Account the sum (without duplication) of all amounts on deposit in the Collection Account that constitute any portion of Available Funds for the related Payment Date.

     Investment of Note Payment Account. All or a portion of the Note Payment Account may be invested and reinvested by the Indenture Trustee in one or more Permitted Investments (as defined in the Indenture) bearing interest or sold at a discount. The Indenture Trustee or any affiliate thereof may be the obligor on any investment in the Note Payment Account which otherwise qualifies as a Permitted Investment. No investment in the Note Payment Account may mature later than the Business Day preceding the Payment Date.

     All income or other gain from investments in the Note Payment Account will not be available to Noteholders or otherwise subject to any claims or rights of the Noteholders and will be held in the Note Payment Account for the benefit of the Indenture Trustee, subject to withdrawal from time to time as permitted by the Indenture. Any loss resulting from such investments will be for the account of the Indenture Trustee. The Indenture Trustee will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Note Payment Account and then available for such application.

OVERCOLLATERALIZATION

     Credit enhancement with respect to the Notes will be provided in part by overcollateralization resulting from the aggregate Principal Balances of the Mortgage Loans as of the end of each Due Period exceeding the Note Balance for the related Payment Date (after taking into account the Monthly Principal and Excess Cash to be paid on such Payment Date in reduction of the Note Balance). The Indenture requires that the Overcollateralization Amount (as defined below) be maintained at the Required Overcollateralization Amount. This maintenance is intended to be accomplished by the application of monthly Excess Cash to accelerate the pay-down of the Note Balance until the Overcollateralization Amount equals the Required Overcollateralization Amount. Such applications of Excess Cash, because they consist of interest collections on the Mortgage Loans, but are distributed as principal on the Notes, will increase the Overcollateralization Amount. Such overcollateralization is intended to result in amounts received on the Mortgage Loans in excess of the amount necessary to pay the Monthly Interest Amount and Monthly Principal Amount required to be paid on the Notes on any Payment Date being applied to reduce the Note Balance to zero no later than the Stated Maturity of the Notes.

     The "Excess Cash" with respect to any Payment Date will be equal to Available Funds for such Payment Date, reduced by the sum of (i) any amounts payable to the Note Insurer pursuant to the Insurance Agreement, (ii) the Monthly Interest Amount for the related Payment Date and (iii) the Monthly Principal Amount for the related Payment Date.

     The "Overcollateralization Amount" with respect to any Payment Date is the amount, if any, by which (x) the aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period exceeds (y) the Note Balance of the Notes as of such Payment Date after taking into account payments of the Monthly Principal Amount (disregarding any permitted reduction in Monthly Principal Amount due to an Overcollateralization Surplus) made on such Payment Date. The required level of the Overcollateralization Amount with respect to any Payment Date (the "Required Overcollateralization Amount") will be equal to the amount specified as such in the Indenture. The Indenture generally provides that the Required Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers including triggers that allow the Required Overcollateralization Amount to decrease or "step down" based on the performance of the Mortgage Loans with respect to certain delinquency rate tests specified in the Indenture. In addition, Excess Cash will be applied to the payment of principal of the Notes during the period that the Mortgage Loans are unable to meet certain tests specified in the Insurance Agreement based on delinquency rates. Any increase in the Required Overcollateralization Amount may result in an accelerated amortization of the Notes until such Required Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount will result in a decelerated amortization of the Notes until such Required Overcollateralization Amount is reached.

     The application of Excess Cash to reduce the Note Balance on any Payment Date will have the effect of accelerating the amortization of the Notes relative to the amortization of the Mortgage Loans.

     In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on any Payment Date in the future, the Indenture will provide that all or a portion of the Excess Cash that would otherwise be paid to the Notes on any such Payment Date in reduction of the Note Balance will be released to the holder(s) of the Investor Certificate.

     With respect to any Payment Date, an "Overcollateralization Surplus" means, the amount, if any, by which (x) the Overcollateralization Amount for such Payment Date exceeds (y) the then applicable Required Overcollateralization Amount for such Payment Date. As a technical matter, an Overcollateralization Surplus may result even prior to the occurrence of any decrease or "step down" in the Required Overcollateralization Amount because the Notes will be entitled to receive 100% of collected principal on the Mortgage Loans, even though the Note Balance will, as a result of the accelerated amortization caused by the application of the Excess Cash, be less than the aggregate Principal Balance of the Mortgage Loans, in the absence of any Realized Losses (as defined below) on the Mortgage Loans.

     The Indenture will provide that on any Payment Date, all amounts collected on the Mortgage Loans in respect of principal to be applied on such Payment Date will be paid to Noteholders in reduction of the Note Balance on such Payment Date, except as provided above with respect to any Payment Date for which there exists an Overcollateralization Surplus. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Collection Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such deficiency is a "Realized Loss." In addition, the Indenture will provide that the Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan shall equal zero. The Indenture will not require that the amount of any Realized Loss be paid to Noteholders on the Payment Date following the event of loss. However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount for the Notes, and will result in more Excess Cash, if any, being paid on the Notes in reduction of the Note Balance on subsequent Payment Dates than would be the case in the absence of such Realized Loss.

     Overcollateralization and the Insurance Policy. The Indenture will require the Indenture Trustee to file a claim for an Insured Payment under the Insurance Policy not later than 12:00 noon (New York City time) on the third Business Day prior to any Payment Date as to which the Indenture Trustee has determined that an Overcollateralization Deficit with respect to the Notes will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Noteholders on such Payment Date. With respect to any Payment Date, an "Overcollateralization Deficit" will mean the amount, if any, by which
(x) the Note Balance, after taking into account all payments to be made on such Payment Date in reduction thereof, including any Excess Cash payments, exceeds
(y) the sum of aggregate Principal Balance of the Mortgage Loans as of the end of the applicable Due Period.

REPORTS TO NOTEHOLDERS

     Concurrently with each payment to Noteholders, the Indenture Trustee will mail a statement to each Noteholder, the Note Insurer and the Underwriters in the form required by the Indenture and setting forth the following information (to the extent the Master Servicer makes such information (other than the information described in clause (b) below) available to the Indenture Trustee):

          (a) the amount of such payment to the Noteholders on the related Payment Date allocable to (i) the Monthly Principal Amount (separately setting forth Principal Prepayments) and (ii) any Excess Cash payment;

          (b) the amount of such payment to the Noteholders on such Payment Date allocable to the Monthly Interest Amount;

          (c) the Note Balance after giving effect to the payment of Monthly Principal Amount and any Excess Cash applied to reduce the Note Balance on such Payment Date;

          (d) the aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period;

          (e) the amount of Monthly Advances made with respect to such Payment Date;

          (f) the number and the aggregate of the Principal Balances of the Mortgage Loans delinquent (i) one month, (ii) two months and (iii) three or more months as of the end of the related Collection Period;

          (g) the aggregate of the Principal Balances of the Mortgage Loans in foreclosure or other similar proceeding or in which the borrower is in bankruptcy and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure during the related Collection Period;

          (h) the aggregate of the Principal Balances of the Mortgage Loans repurchased by the Seller, separately setting forth the aggregate of the Principal Balances of Mortgage Loans delinquent for three consecutive monthly installments purchased by the Issuer at its option pursuant to the Indenture;

          (i) the Insured Payment, if any, for such Payment Date;

          (j) the amount of the Master Servicing Fee paid to or retained by the Master Servicer with respect to such Payment Date;

          (k) the Overcollateralization Amount, the then applicable Required Overcollateralization Amount, the Overcollateralization Surplus, if any, and the Overcollateralization Deficit, if any, with respect to such Payment Date;

          (l) the aggregate outstanding principal balance of the three largest outstanding Mortgage Loans;

          (m) the Weighted Average Net Loan Rate on the Mortgage Loans as of the first day of the month prior to the Payment Date;

          (n) the Aggregate Expense Rate with respect to such Payment Date;

          (o) the Note Interest Rate for such Payment Date;

          (p) the amount of any Supplemental Interest Payments made on such Payment Date;

          (q) the LIBOR Carryover Amount; and

          (r) the unpaid LIBOR Carryover Amount after giving effect to the payment of Supplemental Interest Payments, if any.

     In the case of information furnished pursuant to clauses (a) and (b) above, the amounts shall be expressed as a dollar amount per Note with a $1,000 principal denomination.

     Within 90 days after the end of each calendar year, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and to the Underwriters, if requested in writing by any such person, a statement containing the information set forth in clauses (a) and (b) above, aggregated for such calendar year or, in the case of each person who was a Noteholder for a portion of such calendar year, setting forth such information for each month thereof. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Indenture Trustee to Noteholders pursuant to any requirements of the Code as are in force from time to time.

     The Indenture Trustee may make available each month, to any interested party, the monthly statement to Noteholders via the Indenture Trustee's website, electronic bulletin board and its fax-on-demand service. The Indenture Trustee's website will be located at www.ctslink.com. The Indenture Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610.

REDEMPTION OF THE NOTES

     The Issuer has the option to redeem the Notes, in whole but not in part, on any Payment Date after which the then aggregate outstanding Principal Balance of the Mortgage Loans is less than 20% of their Cut-off Date Principal Balance (such date, the "Initial Redemption Date"). As discussed at "-- Note Interest Rate" above, failure of the Issuer to exercise its optional redemption rights at the Initial Redemption Date will result in the increase in the Formula Rate and the Cap Rate for such Payment Date and all succeeding Payment Dates.

     If the Issuer elects to redeem the Notes it shall, no later than 30 days prior to the Payment Date selected for redemption, deliver notice of such election to the Indenture Trustee together with the Redemption Price therefor to be deposited into the Note Payment Account. The Redemption Price must equal 100% of the then outstanding Note Balance, plus accrued interest thereon through the end of the Interest Accrual Period immediately preceding the related Payment Date; provided, however, that no redemption may take place unless, in connection with such redemption, (i) any amounts due and owing to the Note Insurer under the Insurance Agreement are paid in full to the Note Insurer, (ii) any unreimbursed Master Servicing Fees, Monthly Advances or Servicing Advances, including Nonrecoverable Advances, are paid in full to the Master Servicer and
(iii) all fees and expenses of the Owner Trustee and the Indenture Trustee have been paid or reimbursed. There will be no prepayment premium in connection with such a redemption. Notice of an optional redemption of the Notes must be mailed by the Indenture Trustee to the Noteholders and the Note Insurer at least ten days prior to the Payment Date set for such redemption.

     The payment on the final Payment Date in connection with the redemption of the Notes shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the Notes.

TERMINATION OF THE TRUST

     Following the first Payment Date (the "Auction Call Date") on which the aggregate Principal Balance of the Mortgage Loans is 10% or less of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Indenture Trustee will be required to solicit competitive bids for the purchase of the Mortgage Loans for fair market value. In the event that satisfactory bids are received as described below, the proceeds of such sale shall be used to redeem the Notes in full and any excess shall be paid to the holder of the Investor Certificate on the immediately succeeding Payment Date. The Indenture Trustee will solicit good-faith bids from no fewer than three prospective purchasers that are considered at the time to be competitive participants in the residential mortgage loan market, which prospective purchasers may include AmREIT, the Seller, the Master Servicer or any affiliate thereof. The Indenture Trustee will consult with the Underwriters and any securities brokerage house then making a market in the Notes to determine if the fair market value of the Mortgage Loans has been offered.

     If the highest bid received by the Indenture Trustee from a qualified bidder is not less than the fair market value of the Mortgage Loans and would equal or exceed the amount set forth in the third succeeding sentence, the Indenture Trustee must notify the Seller and the Master Servicer of the bid price. The Seller will have the right of first refusal to purchase the Mortgage Loans at such bid price (or if the Seller does not exercise such right, the Master Servicer may exercise such first refusal rights to purchase the Mortgage Loans at said bid price). If the Seller and the Master Servicer affirmatively waive their respective first refusal rights, then the Indenture Trustee will sell and assign such Mortgage Loans without recourse to the highest bidder and will redeem the Notes. For the Indenture Trustee to consummate the sale, the bid must be at least equal to an amount, which, when added to Available Funds for the related Payment Date, would equal the sum, without duplication, of (i) the accrued interest then due on such Payment Date, (ii) the aggregate Note Balance as of such Payment Date, (iii) the aggregate of all Insured Payments made by the
Note Insurer to the

Noteholders remaining unreimbursed as of such Payment Date and any amounts owing to the Note Insurer under the Insurance Agreement, plus interest on such amount calculated at the rate as set forth in the Insurance Agreement, (iv) any accrued and unpaid Master Servicing Fees and any Servicing Advances and Monthly Advances (including Nonrecoverable Advances) previously made by the Master Servicer and remaining unreimbursed as of such Payment Date and (v) any accrued and unpaid fees and other amounts owing to the Indenture Trustee or the Owner Trustee as of such Payment Date. If such conditions are not met, the Indenture Trustee will not consummate such sale. In addition, the Indenture Trustee will decline to consummate such sale unless it receives an opinion of counsel that such sale will not give rise to any adverse tax consequences to the Issuer, the Note Insurer or the Noteholders or adversely affect the opinion that the Notes will evidence indebtedness of the Issuer under the Code. In the event such sale is not consummated in accordance with the foregoing, the Indenture Trustee will continue to solicit bids on a quarterly basis for the purchase of such assets upon the terms described above.

THE INDENTURE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association, will be the Indenture Trustee under the Indenture. The Indenture will provide that the Indenture Trustee is entitled to a fee (the "Indenture Trustee Fee"), payable monthly on each Payment Date at one-twelfth of 0.005% of the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period, and reimbursement of certain expenses. Norwest Bank Minnesota, National Association, will also perform the functions of calculation agent and paying agent and will, in addition, provide Noteholders with a monthly payment report based upon information provided by the Master Servicer and the necessary information to prepare federal and state tax returns with respect to the Notes. Upon a termination of the Master Servicer, the Indenture Trustee shall be obligated to succeed to the obligations of the Master Servicer or to appoint an eligible successor servicer.

     The Indenture also will provide that the Indenture Trustee may resign at any time, upon notice to the Issuer, the Master Servicer, the Note Insurer and any Rating Agency, in which event the Note Insurer may (and if the Note Insurer fails to do so within 60 days, the Issuer will be obligated) to appoint a successor Indenture Trustee acceptable to the Note Insurer. The Issuer, with the prior consent of the Note Insurer, may, and if so directed by the Note Insurer, shall remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee. The Indenture will provide that the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Indenture Trustee may execute any of the rights or powers granted by the Indenture or perform any duties thereunder either directly or by or through its agents or attorneys; provided, however,the Indenture Trustee shall remain liable for the performance of all of its duties. Pursuant to the Indenture, the Indenture Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Indenture. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Indenture. The Indenture Trustee will be indemnified by the Trust for certain losses and other events to the extent described in the Indenture.

     The corporate trust office of the Indenture Trustee is located at Sixth Avenue and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Trust
Services: American Residential Eagle Bond Trust 1999-1.

VOTING

     Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the Noteholders evidencing specified "Voting Interests," each Noteholder will have a Voting Interest equal to the Percentage Interest represented by such Noteholder's Note. Unless a Note Insurer Default has occurred and is continuing, the Voting Interests of the Noteholders will be exercised solely by the Note Insurer and may be exercised by Noteholders only with the consent of the Note Insurer.

NOTE EVENTS OF DEFAULTS

     An "Event of Default" with respect to the Notes shall occur if, on any Payment Date, after taking into account all payments made in respect of the Notes on such Payment Date, the Monthly Interest Amount for such Payment Date remains unpaid or an Overcollateralization Deficit still exists with respect to the Notes. In addition, a Default under the Insurance Agreement will trigger an Event of Default under the Indenture. See "The Agreements -- Events of Default; Rights upon Events of Default" in the Prospectus for a description of the circumstances under which a default on the Notes, other than a payment default, may occur. For a description of the rights of Noteholders in connection with any Event of Default with respect to the Notes, see "The Agreements -- Events of Default; Rights upon Event of Default" in the Prospectus. In the absence of a failure by the Note Insurer to pay Insured Payments, no acceleration of the maturity of the Notes shall be permitted without the consent of the Note Insurer.

AMENDMENT

     The Indenture provides that, without the consent of the Holders of any Notes, but with the consent of the Note Insurer, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more supplemental indentures (which will conform to the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject to the lien of the Indenture additional property; (b) to evidence the succession, in compliance with the applicable provisions of the Indenture, of another entity to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained in the Notes or the Indenture; (c) to add to the covenants of the Issuer for the benefit of the Holders of the Notes, or to surrender any right or power conferred upon the Issuer in the Indenture; (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (e) to cure any ambiguity, to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture; (f) to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided, that such action will not materially and adversely affect the interests of the Noteholders or the Note Insurer; (g) to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as will be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the Indenture; or (h) to modify, eliminate or add to the provisions of the Indenture to such extent as will be necessary to effect the qualification of the Indenture under the

TIA or under any similar federal statute enacted after the date of the Indenture and to add to the Indenture such other provisions as may be expressly required by the TIA; provided, however, that no such supplemental indentures will be entered into unless the Indenture Trustee shall have received an Opinion of Counsel (which shall not be an expense of the Indenture Trustee) to the effect that entering into such supplemental indenture will not have any material adverse tax consequences to the Noteholders. Any such amendment or supplement to the Indenture shall be deemed not to adversely affect in any material respects the interests of the Noteholders if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating of the Notes.

     The Indenture also provides that the Issuer and the Indenture Trustee, when authorized by a written request of the Issuer, also may, with prior notice to the Note Insurer and each Rating Agency and with the consent of the Note Insurer and the Holders of Notes affected thereby representing not less than 66 2/3% of the aggregate Voting Interest thereof, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders thereunder; provided, that no such supplemental indenture may, without the consent of the Holder of each Note affected thereby: (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the corpus of the Trust to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective dates such amounts become due; (b) reduce the percentage of the Note Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the Indenture or modify or alter the exception in the definition of the term "Holder" therein; (d) reduce the percentage of the Note Balance of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the corpus of the Trust pursuant to the Indenture;
(e) modify any provision of the amendment provisions of the Indenture except to increase any percentage specified in the Indenture or to provide that certain additional provisions of the Indenture or the other Agreements cannot be modified or waived without the consent of the Holder of each Note affected thereby; (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or (g) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the Holder of any Note of the security provided by the lien of the Indenture; and provided, further, that such action will not, as evidenced by an Opinion of Counsel (which shall not be an expense of the Indenture Trustee), cause the Trust to be subject to an entity level tax.

                              THE INSURANCE POLICY

     The following summary of the terms of the Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Insurance Policy. A form of the Insurance Policy (without exhibits) may be obtained, upon written request, without charge, from the Seller at

American Residential Eagle, Inc., 445 Marine View Avenue, Suite 100, Del Mar, California 92614, Attention: Portfolio Manager.

     Simultaneously with the issuance of the Notes, the Note Insurer will deliver the Insurance Policy to the Indenture Trustee for the benefit of the Noteholders. Under the Insurance Policy, the Note Insurer will irrevocably and unconditionally guarantee payment on each Payment Date to the Indenture Trustee for the benefit of the holders of the Notes the full and complete payment of Insured Payments with respect to the Notes, calculated in accordance with the original terms of the Notes when issued and without regard to any amendment or modification of the Notes or the Agreement except amendments or modifications to which the Note Insurer has given its prior written consent. "Insured Payments" shall mean with respect to the Notes as of any Payment Date (i) the Monthly Interest Amount for the related Interest Accrual Period net of Relief Act Shortfalls and Prepayment Interest Shortfalls, (ii) the Supplemental Interest Payment for such Payment Date, (iii) the Overcollateralization Deficit on such Payment Date, and (iv) the Note Balance of the Notes to the extent unpaid on the final Payment Date or earlier termination of the Trust pursuant to the terms of the Indenture.

     Payment of claims under the Insurance Policy in respect of Insured Payments will be made by the Note Insurer following Receipt by the Note Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Payment Date.

     The Note Insurer shall be entitled to pay any amount under the Insurance Policy in respect of Insured Payments, including any acceleration payment, whether or not any notice and certificate shall have been received by the Note Insurer as provided above, provided, however, that by acceptance of the Insurance Policy the Indenture Trustee agrees to provide upon request to the
Note Insurer a notice and certificate in respect of any such payments made by the Note Insurer. The Note Insurer shall be entitled to pay principal under the Insurance Policy on an accelerated basis if the Note Insurer shall so select in its sole discretion, at any time or from time to time, in whole or in part, at an earlier Payment Date than provided in the definition of "Insured Payments," if such principal would have been payable under the Agreement were funds sufficient to make such payment available to the Indenture Trustee for such purpose. Insured Payments insured by the Insurance Policy shall not include interest, in respect of principal paid under the Insurance Policy on an accelerated basis, accruing from after the date of such payment of principal.

     If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Note Insurer will pay such amount out of funds of the Note Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Note Insurer from the Indenture Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of Notes is required to return principal or interest distributed with respect to a Note during the Term of the Insurance Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of such holder of Notes that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by such holder of Notes, in such form as is reasonably required by the Note Insurer and provided to such holder of Notes by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of such holder of Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Note Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Note Insurer shall have Received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or holder of Notes directly (unless a holder of Notes has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Note Insurer). In connection with the foregoing, the Note Insurer shall have the rights provided pursuant to the Agreement.

     The terms "Receipt" and "Received," with respect to the Insurance Policy, mean actual delivery to the Note Insurer and to its fiscal agent appointed by the Note Insurer at its option, if any, prior to 12:00 P.M., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 P.M., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Insurance Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Note Insurer or the fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

     Under the Insurance Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed. The Note Insurer's obligations under the Insurance Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Insurance Policy, whether or not such funds are properly applied by the Indenture Trustee.

     "Term of the Insurance Policy" means the period from and including the date of issuance of the Insurance Policy to and including the date on which the Note Balance of the Notes is zero, plus such additional period, to the extent specified in the Insurance Policy, during which any payment on the Notes could be avoided in whole or in part as a preference payment.

     The Note Insurer shall be subrogated to the rights of the holders of the Notes to receive payments of principal and interest, as applicable, with respect to distributions on the Notes to the extent of any payment by the Note Insurer under the Insurance Policy. To the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the holders of the Notes, the Note Insurer will be subrogated to the rights of the holders of the Notes, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of Notes for purposes of payment.

     The Insurance Policy is governed by the laws of the State of New York. The Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     To the fullest extent permitted by applicable law, the Note Insurer agrees under the Insurance Policy not to assert, and waives, for the benefit of each holder of Notes, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Note Insurer to avoid payment of its obligations under the Insurance Policy in accordance with the express provisions of the Insurance Policy.

     Claims under the Insurance Policy constitute direct, unsecured and unsubordinated obligations of the Note Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Note Insurer for borrowed money. Claims against the Note Insurer under the Insurance Policy and claims against the Note Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Note Insurer. The terms of the Insurance Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Insurance Policy may not be cancelled or revoked prior to payment in full of the Notes.

     Pursuant to the terms of the Master Servicing Agreement and the Indenture, unless a Note Insurer Default exists, the Note Insurer will be entitled to exercise certain rights of the holders of the Notes, without the consent of such Noteholders, and the holders of the Notes may exercise such rights only with the prior written consent of the Note Insurer.

     The Issuer, the Depositor, AmREIT, the Seller and the Note Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Depositor, AmREIT and the Seller will agree to reimburse, with interest, the Note Insurer for amounts paid pursuant to claims under the Insurance Policy. AmREIT, the Depositor, and the Seller will further agree to pay the Note Insurer all reasonable charges and expenses which the Note Insurer may pay or incur relative to any amounts paid under the Insurance Policy or otherwise in connection with the transaction and to indemnify the Note Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust. An "event of default" by AmREIT or the Seller under the Insurance Agreement includes (i) a failure by AmREIT, the Seller or the Depositor to pay when due any amount owed under the Insurance Agreement or certain other Basic Documents,
(ii) the untruth or incorrectness in any material respect of any representation or warranty of AmREIT, the Seller or the Depositor in the Insurance Agreement or certain other Basic Documents, (iii) a failure by AmREIT, or the Seller or the Depositor to perform or to observe any covenant or agreement in the Insurance Agreement, the Master Servicing Agreement or certain other Basic Documents, (iv) a failure by either AmREIT, the Seller or the Depositor to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to AmREIT or the Seller, (v) the occurrence of Master Servicer Event of Default under the Master Servicing Agreement, (vi) the failure of the Mortgage Loans to meet certain loss and delinquency tests set forth in the Insurance Agreement and (vii) a claim is made under the Insurance Policy (excluding any Supplemental Interest Payment which is reimbursed on the related Payment Date under the swap arrangement) which is not timely reimbursed by the Trust under the terms of the Insurance Policy.

                                THE NOTE INSURER

     The following information has been provided by Financial Security Assurance Inc. (the "Note Insurer") for inclusion in this Prospectus Supplement. No representation is made by the Depositor or the Underwriter as to the accuracy and completeness of such information.

GENERAL

     The Note Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Note Insurer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     The Note Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. The
Note Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Note Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Note Insurer's underwriting criteria.

     The Note Insurer is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd., and XL Capital Ltd. No shareholder of Holdings is obligated to pay any debt of the
Note Insurer or any claim under any insurance policy issued by the Note Insurer or to make any additional contribution to the capital of the Note Insurer.

     The principal executive offices of the Note Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is
(212) 826-0100.

REINSURANCE

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Note Insurer or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Note Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Note Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Note Insurer's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

     The Note Insurer's insurance financial strength is rated "Aaa" by Moody's. The Note Insurer's insurer financial strength is rated "AAA" by each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Standard & Poor's (Australia) Pty. Ltd. The Note Insurer's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors" and "Ratings" herein.

CAPITALIZATION

     The following table sets forth the capitalization of the Note Insurer and its subsidiaries on the basis of generally accepted accounting principles as of December 31, 1998:

                                                              DECEMBER 31, 1998
                                                              -----------------
                                                                  (AUDITED)
                                                               (IN THOUSANDS)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................     $  504,603
Surplus Notes...............................................        120,388
Minority Interest...........................................         20,388
Shareholder's Equity
  Common Stock..............................................         15,000
  Additional Paid-In Capital................................        694,788
  Accumulated other comprehensive income (net of deferred
     income taxes)..........................................         36,964
  Accumulated Earnings......................................        357,839
Total Shareholder's Equity..................................     $1,104,591
                                                                 ----------
Total Deferred Premium Revenue, Surplus Notes, Minority
  Interest and Shareholder's Equity.........................     $1,749,582
                                                                 ==========

     For further information concerning the Note Insurer, see the Consolidated Financial Statements of the Note Insurer and Subsidiaries, and the notes thereto, incorporated by reference herein. The Note Insurer's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission and at Holdings' web site, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Note Insurer are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

     The Note Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Note Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Note Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Note Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" in the Prospectus, the financial statements of the
Note Insurer included in or as exhibits to the following documents which have been filed with the

Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement: the Annual Report on Form 10-K for the year ended December 31, 1998.

     All financial statements of the Note Insurer included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The Seller will provide without charge to any person to whom this Prospectus Supplement is delivered, upon the oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated herein by reference. Requests for such copies should be directed to American Residential Eagle, Inc., 445 Marine View Avenue, Suite 100, Del Mar, California 92014, Attention: Portfolio Manager.

     The Depositor on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Note Insurer included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) shall be deemed to be a new registration statement relating to the Notes offered hereby, and the offering of such Notes at that time shall be deemed to be the initial bona fide offering thereof.

                  CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The rate of principal payments on the Notes, the aggregate amount of payment on the Notes and the yield to maturity of the Notes will be related to the rate and timing of payments of principal on the Mortgage Loans, the amount and timing of mortgagor delinquencies and defaults resulting in realized losses, and the application of Excess Cash on the Notes. Such yield may be adversely affected by a higher or lower anticipated rate of principal payments (including principal prepayments) on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller).

THE EFFECT OF THE NOTE INTEREST RATE ON YIELD

     The Note Interest Rate is subject to the applicable Net Funds Cap. See "Description of the Notes -- Note Interest Rate." The Net Funds Cap on any Payment Date is determined, in part, by reference to the weighted average Loan Rate of the Mortgage Loans minus the Aggregate Expense Rate (the "Weighted Average Net Loan Rate"). All of the Loan Rates on the Fixed Rate Mortgage Loans (approximately 28% of the Mortgage Loans by Principal Balance as of the Statistical Cut-off Date) are fixed for the lives of such Mortgage Loans. If Mortgage Loans bearing higher Loan Rates were to prepay at faster rates than Mortgage Loans with lower Loan Rates, the Net Funds Cap would be lower than otherwise would be the case, thus have an adverse effect on yield.

     The yield to investors in the Notes also will be sensitive to, among other things, the level of One-Month LIBOR (as defined herein) and the levels of the Index. Substantially all of the Adjustable Rate Mortgage Loans are Delayed Adjustment Mortgage Loans which will bear interest at fixed Loan Rates for 24, 36 or 60 months, after origination of such Mortgage Loans. Although each of the Adjustable Rate Mortgage Loans bears interest at an adjustable rate, such rate is subject to a Periodic Rate Cap, a Minimum Loan Rate and a Maximum Loan Rate. If the Index increases substantially between Adjustment Dates, the adjusted Loan Rate on the related Mortgage Loan may not equal the Index plus the related Gross Margin due to the constraint of such caps and floors. In such event, the related Loan Rate will be less than would have been the case in the absence of such caps. In addition, the Loan Rate applicable to any Adjustment Date will be based on the Index related to the Adjustment Date. Thus, if the value of the Index with respect to a Mortgage Loan rises, the lag in time before the corresponding Loan Rate increases will, all other things being equal, slow the upward adjustment of the Net Funds Cap. Furthermore, Mortgage Loans that have not reached their first Adjustment Date are more likely to be subject to the applicable Periodic Rate Cap on their first Adjustment Date. See "The Mortgage Pool" herein. Although the Holders of the Notes will be entitled to receive the related LIBOR Carryover Amount (as defined herein) to the extent funds are available as described herein, and in the priority set forth herein, there is no assurance that sufficient funds will be available therefor.

     Although the Loan Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, the Loan Rates adjust less frequently than the Note Interest Rates and adjust by reference to the Index. In addition a Delayed Adjustment Mortgage Loan may not have a first adjustment date for a period of up to five years following origination. Changes in One-Month LIBOR may not correlate with changes in the Index and may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously, thereby reducing the weighted average lives of the Notes.

PREPAYMENTS

     Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Seller of a delinquent Mortgage Loan and any optional purchase of the remaining Mortgage Loans in connection with the termination of the Trust) will result in distributions on the Notes of principal amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Note may vary from the anticipated yield will depend upon the degree to which a Note is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of such Mortgage Loans.

     The rate of prepayment on the Mortgage Loans cannot be predicted. All of the Mortgage Loans may be prepaid in whole or in part at any time. A majority of the Mortgage Loans are subject to prepayment charges under certain circumstances if prepaid in full or in part during a period ranging from one to five years after origination. The Mortgage Pools' prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer will be required by the Agreement to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Certain Legal Aspects of Loans -- Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Fixed Rate Mortgage Loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage loan, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. The existence of the applicable Periodic Rate Cap, Maximum Loan Rate and Minimum Loan Rate also may affect the likelihood of prepayments. In addition, the delinquency and loss experience of adjustable rate mortgage loans may differ from that of fixed rate mortgage loans because the amount of the monthly payments on the adjustable rate mortgage loans are subject to adjustment on each Adjustment Date. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

     The rate of prepayments on the Mortgage Loans is sensitive to the credit standing of the borrower, which may improve and thereby allow the borrower to refinance on more favorable terms, or may decline and thereby limit the borrower's ability to refinance. The rate of prepayments on the Delayed Adjustment Mortgage Loans which are in the initial fixed rate period, are sensitive to prevailing interest rates. The prepayment behavior of such Mortgage Loans may differ from that of the other Mortgage Loans. As a Delayed Adjustment Mortgage Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance such loan to avoid an increase in the Loan Rate, even if Fixed Rate Mortgage Loans are only available at rates that are slightly lower or higher than the Loan Rate before adjustment.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. As a result of the underwriting guidelines applicable to the Mortgage Loans, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by FNMA and FHLMC mortgage loan purchase programs. See "The Mortgage Pool -- Underwriting Guidelines." In addition, because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event Mortgage Loan delinquencies and defaults occur, than would be the case of the Mortgage Loans were serviced in accordance with such other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. To the extent that the locations of the Mortgaged Properties are concentrated in a given region, the risk of delinquencies, loss and involuntary prepayments resulting from adverse economic conditions in such region or from other factors, such as fires, storms, landslides and mudflows and earthquakes, is increased. Certain information regarding the geographic concentration of the Mortgaged Properties is set forth under "The Mortgaged Pool -- Characteristics of Adjustable Rate Mortgage Loans" and "-- Characteristics of Fixed Rate Mortgage Loans."

     Certain of the Fixed Rate Mortgage Loans are Balloon Loans. Balloon Loans involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for home equity borrowers in general.

     To the extent that principal prepayments with respect to the Mortgage Loans result in prepayments on the Notes during periods of generally lower interest rates, Noteholders may be unable to reinvest such principal prepayments in securities having a yield and rating comparable to the Notes.

     The average life of the Notes and, if purchased at other than par, the yield realized by holders of the Notes will be sensitive to levels of payment (including prepayments) on the Mortgage Loans. In general, the yield on a Note that is purchased at a premium from the outstanding principal amount thereof, may be adversely affected by a higher than anticipated level of prepayments of the Mortgage Loans. Conversely, the yield on a Note that is purchased at a discount from the outstanding principal amount thereof may be adversely affected by a lower than anticipated level of prepayments.

     Because all amounts available for payment on the Notes after payments in respect of interest on the Notes (except as set forth herein), including all or a portion of the Excess Cash, are applied as reductions of the Note Balance, the weighted average life of the Notes will also be influenced by the amount of Excess Cash so applied. Because Excess Cash attributable to the overcollateralization feature is derived from interest collections on the Mortgage Loans and will be applied to reduce the Note Balance, the aggregate payments in reduction of the Note Balance on a Payment Date will usually be greater than the aggregate amount of principal payments (including Principal Prepayments) on the Mortgage Loans payable on such Payment Date in order to maintain Required Overcollateralization Amount. As a consequence, Excess Cash available for payment in reduction of the Note Balance for the Notes will increase in proportion to the outstanding Note Balance over time in the absence of offsetting Realized Losses for the Mortgage Loans.

     Excess Cash will be paid on the Notes in reduction of the Note Balance on each Payment Date to the extent the then applicable Required Overcollateralization Amount exceeds the related Overcollateralization Amount on such Payment Date. Any remaining Excess Cash will be released to the holder of the Investor Certificate. If a Note is purchased at other than par, its yield to maturity will be affected by the rate at which the Excess Cash is paid to the Noteholders. If the actual rate of Excess Cash payments on the Notes applied in reduction of the Note Balance is slower than the rate anticipated by an investor who purchases a Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Cash payments applied in reduction of the Note Balance is faster than the rate anticipated by an investor who purchases a Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in Six-Month LIBOR, the weighted average of the Loan Rates resulting from prepayment and liquidations of the Mortgage Loans. The amount of Excess Cash paid to the Noteholders applied to the Note Balance on each Payment Date will be based on the Required Overcollateralization Amount. The Indenture generally provides that the Required Overcollateralization Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers, including triggers that allow the Required Overcollateralization Amount to decrease or "step down" based on the performance on the Mortgage Loans with respect to certain tests specified in the Indenture based on delinquency rates. Any increase in the Required Overcollateralization Amount may result in an accelerated amortization until such Required Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount will result in a decelerated amortization of the Notes until such Required Overcollateralization Amount is reached.

STATED MATURITY DATE

     The "Stated Maturity Date" for the Notes is the Payment Date in April 2029 which is the Payment Date in the third month immediately following the last scheduled due date for the Mortgage Loan having the latest stated maturity date. For the reasons discussed above at "-- Prepayments" it is expected that the actual last Payment Date for the Notes will occur significantly earlier than the Stated Maturity Date for the Notes specified above.

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on the Notes purchased at a price less than par and will decrease the yield on the Notes purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Notes will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties.

     The "weighted average life" of a Note refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Note is repaid. The weighted average life of the Notes will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of Balloon Loans.

     Prepayments on Mortgage Loans are commonly measured relative to a prepayment model or standard. The models used in this Prospectus Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Model used in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate or prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR assumes a constant prepayment rate of 27%.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

STRUCTURING ASSUMPTIONS

     For the purpose of the tables below, it is assumed (the "Structuring Assumptions") that: (i) the Mortgage Loans consist of pools of loans with the level-pay and balloon amortization characteristics, as of the Cut-off Date, as set forth below, (ii) the Closing Date for the Note is April 15, 1999, (iii) payments on the Notes are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in May 1999 and are made in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month commencing in May 1999 (with no defaults), (v) the Mortgage Loans prepay at the indicated percentage of the Prepayment Assumption, (vi) all prepayments are prepayments in full received on the last day of each month commencing in April 1999 and include 30 days' interest thereon, (vii) no optional termination is exercised (other than with respect to the information shown opposite Weighted Average Life to Optional Termination), (viii) each Note has the respective Note Interest Rate and initial Note Balance set forth herein, (ix) the overcollateralization levels are set initially as specified in the Indenture, and thereafter decrease in accordance with the provisions of the Indenture, and (x) the Note Interest Rate is as discussed herein and One-Month LIBOR is 4.92875% for the first month and remains constant thereafter at 4.92875% and six-month LIBOR remains constant at 5.04125%.

      ASSUMED CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                          MONTHS
                                              CURRENT    TO NEXT               PERIODIC                          INITIAL
                                               LOAN     ADJUSTMENT   GROSS       RATE      LIFETIME   LIFETIME   PERIODIC
                               PRINCIPAL       RATE        DATE      MARGIN     RESET       FLOOR       CAP        CAP
 COUPON /AMORTIZATION TYPE    BALANCE ($)       (%)     (# MONTHS)    (%)     (# MONTHS)     (%)        (%)        (%)
 -------------------------   --------------   -------   ----------   ------   ----------   --------   --------   --------
Fixed......................  $   550,275.20    9.590%
Fixed......................  $ 6,435,011.20    9.258%
Fixed......................  $   154,486.96    9.247%
Fixed......................  $ 5,089,614.91    9.250%
Fixed......................  $ 1,218,247.62    9.197%
Fixed......................  $22,285,415.91    9.367%
Fixed......................  $   353,393.56   11.026%
Fixed: 15 yr Balloon.......  $28,721,695.63    9.341%
Fixed: 15 yr Balloon.......  $   548,171.91    9.480%
Adjustable: 6 month
 LIBOR.....................  $   373,235.15   10.621%        6       6.879%       6          7.738%    16.121%    1.500%
Adjustable: 6 month
 LIBOR.....................  $ 1,752,587.86    8.979%        1       6.880%       6          7.895%    15.644%    1.500%
Adjustable: 6 month
 LIBOR.....................  $   573,549.80    9.488%        2       6.062%       6          8.729%    16.488%    1.500%
Adjustable: 6 month
 LIBOR.....................  $   134,022.18    9.950%        3       5.100%       6          8.450%    15.450%    1.500%
Adjustable: 6 month
 LIBOR.....................  $   112,904.24   10.592%        5       6.531%       6          9.531%    17.061%    1.765%
Adjustable: 2/28...........  $    55,501.73   10.450%        4       6.250%       6         10.450%    16.450%    3.000%
Adjustable: 2/28...........  $    47,176.37   13.500%        7       8.100%       6         13.500%    19.500%    3.000%
Adjustable: 2/28...........  $    94,616.99   11.800%        8       8.850%       6         11.800%    17.800%    3.000%
Adjustable: 2/28...........  $   269,603.06    9.166%        9       6.561%       6          9.166%    15.404%    3.000%
Adjustable: 2/28...........  $ 1,391,572.91    9.067%       10       6.299%       6          9.067%    15.369%    3.000%
Adjustable: 2/28...........  $ 2,824,905.27    9.729%       11       6.675%       6          9.687%    16.379%    3.000%
Adjustable: 2/28...........  $18,155,991.22    9.375%       12       6.553%       6          9.332%    16.020%    3.000%
Adjustable: 2/28...........  $57,459,989.41    9.304%       13       6.331%       6          9.302%    15.637%    2.958%
Adjustable: 2/28...........  $15,146,205.23    9.378%       14       6.682%       6          9.346%    16.359%    2.986%
Adjustable: 2/28...........  $ 5,642,821.85    9.074%       15       6.249%       6          9.074%    15.958%    2.957%
Adjustable: 2/28...........  $ 2,891,881.65    9.760%       16       6.212%       6          9.760%    16.060%    2.059%
Adjustable: 2/28...........  $ 7,371,276.97    9.640%       17       6.422%       6          9.640%    16.429%    2.928%
Adjustable: 2/28...........  $   412,138.83   10.509%       17       7.228%       6         10.509%    17.509%    3.000%
Adjustable: 2/28...........  $ 8,084,988.47    9.805%       18       6.375%       6          9.805%    16.594%    2.530%
Adjustable: 2/28...........  $ 8,396,943.89    9.982%       19       6.736%       6          9.950%    16.962%    2.859%
Adjustable: 2/28...........  $ 8,246,645.56   10.016%       20       6.799%       6         10.016%    16.993%    3.000%
Adjustable: 2/28...........  $   553,256.42   10.247%       20       6.892%       6         10.247%    17.247%    3.000%
Adjustable: 2/28...........  $   460,641.89   10.011%       21       6.641%       6         10.011%    17.011%    3.000%
Adjustable: 3/27...........  $   358,244.41   10.875%       24       6.700%       6         10.875%    16.875%    3.000%
Adjustable: 3/27...........  $   344,326.18    8.946%       25       5.989%       6          8.946%    14.946%    3.000%
Adjustable: 3/27...........  $   448,170.84    8.924%       26       5.944%       6          8.924%    15.924%    3.000%
Adjustable: 3/27...........  $   264,729.56    9.845%       27       7.050%       6          9.845%    16.845%    3.000%
Adjustable: 3/27...........  $   973,556.83   10.259%       28       6.776%       6         10.259%    17.259%    3.000%
Adjustable: 3/27...........  $   229,118.97    9.375%       31       5.500%       6          7.625%    15.375%    3.000%
Adjustable: 3/27...........  $ 1,368,219.26    9.108%       32       5.621%       6          9.108%    15.108%    3.000%
Adjustable: 3/27...........  $ 4,809,476.17    9.123%       34       5.862%       6          9.123%    15.123%    2.962%
Adjustable: 5/25...........  $   792,363.93    9.749%       47       7.073%       6          9.643%    16.749%    3.000%
Adjustable: 5/25...........  $ 5,498,006.02    9.282%       48       6.809%       6          9.186%    16.282%    3.000%
Adjustable: 5/25...........  $ 6,572,501.90    8.902%       49       6.656%       6          8.902%    15.902%    3.000%
Adjustable: 5/25...........  $ 6,918,657.09    9.114%       50       6.812%       6          9.114%    16.114%    2.884%
Adjustable: 5/25...........  $ 1,899,755.28    9.189%       51       6.751%       6          9.189%    16.189%    3.000%

                                          ORIGINAL     ORIGINAL     STATED     STATED
                                        AMORTIZATION   REMAINING   ORIGINAL   REMAINING
                             PERIODIC     TERM TO       TERM TO    TERM TO     TERM TO
                               CAP        MATURING     MATURING    MATURING   MATURING      AGE
 COUPON /AMORTIZATION TYPE     (%)        (MONTHS)     (MONTHS)    (MONTHS)   (MONTHS)    (MONTHS)
 -------------------------   --------   ------------   ---------   --------   ---------   --------
Fixed......................                 120           116        120         116          4
Fixed......................                 180           175        180         175          5
Fixed......................                 180           176        180         176          4
Fixed......................                 240           234        240         234          6
Fixed......................                 300           297        300         297          3
Fixed......................                 360           355        360         355          5
Fixed......................                 360           356        360         356          4
Fixed: 15 yr Balloon.......                 360           355        180         175          5
Fixed: 15 yr Balloon.......                 360           355        180         175          5
Adjustable: 6 month
 LIBOR.....................   1.500%        360           348        360         348         12
Adjustable: 6 month
 LIBOR.....................   1.500%        360           348        360         348         12
Adjustable: 6 month
 LIBOR.....................   1.500%        360           350        360         350         10
Adjustable: 6 month
 LIBOR.....................   1.500%        360           351        360         351          9
Adjustable: 6 month
 LIBOR.....................   1.765%        360           347        360         347         13
Adjustable: 2/28...........   1.000%        360           340        360         340         20
Adjustable: 2/28...........   1.000%        360           343        360         343         17
Adjustable: 2/28...........   1.000%        360           344        360         344         16
Adjustable: 2/28...........   1.000%        360           345        360         345         15
Adjustable: 2/28...........   1.000%        360           346        360         346         14
Adjustable: 2/28...........   1.508%        360           347        360         347         13
Adjustable: 2/28...........   1.427%        360           348        360         348         12
Adjustable: 2/28...........   1.168%        360           349        360         349         11
Adjustable: 2/28...........   1.486%        360           350        360         350         10
Adjustable: 2/28...........   1.470%        360           351        360         351          9
Adjustable: 2/28...........   1.226%        360           352        360         352          8
Adjustable: 2/28...........   1.220%        360           353        360         353          7
Adjustable: 2/28...........   1.000%        360           354        360         354          7
Adjustable: 2/28...........   1.139%        360           355        360         355          6
Adjustable: 2/28...........   1.010%        360           356        360         356          4
Adjustable: 2/28...........   1.012%        360           357        360         357          3
Adjustable: 2/28...........   1.000%        360           357        360         357          3
Adjustable: 2/28...........   1.000%        360           358        360         358          2
Adjustable: 3/27...........   1.000%        360           348        360         348         12
Adjustable: 3/27...........   1.000%        360           349        360         349         11
Adjustable: 3/27...........   1.500%        360           350        360         350         10
Adjustable: 3/27...........   1.500%        360           351        360         351          9
Adjustable: 3/27...........   1.500%        360           352        360         352          8
Adjustable: 3/27...........   1.500%        360           355        360         355          5
Adjustable: 3/27...........   1.000%        360           356        360         356          4
Adjustable: 3/27...........   1.500%        360           358        360         358          2
Adjustable: 5/25...........   2.000%        360           347        360         347         13
Adjustable: 5/25...........   1.868%        360           348        360         348         12
Adjustable: 5/25...........   1.500%        360           349        360         349         11
Adjustable: 5/25...........   1.500%        360           350        360         350         10
Adjustable: 5/25...........   1.500%        360           351        360         351          9

DECREMENT TABLES

     Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the Note Balance that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the weighted average life.

     Since the tables were prepared on the basis of the Structuring Assumptions, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgaged Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Note Balance outstanding and weighted average life of the Notes set forth in the table. In addition, since the actual Mortgage Loans in the Mortgage Pool have characteristics which differ from those assumed in preparing the tables set forth below, the payments of principal on the Notes may be made earlier or later than as indicated in the table.

                      PERCENT OF NOTE BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                        PAYMENT DATE                           CPR      0%      10%     20%     27%     40%     50%
                        ------------                          -----    -----    ----    ----    ----    ----    ----
Initial Percentage..........................................             100     100     100     100     100     100
April 25, 2000..............................................             100      90      80      72      59      49
April 25, 2001..............................................              99      80      63      52      34      23
April 25, 2002..............................................              98      71      49      37      21      12
April 25, 2003..............................................              98      63      39      27      12       6
April 25, 2004..............................................              97      56      31      20       7       3
April 25, 2005..............................................              95      50      24      14       4       1
April 25, 2006..............................................              94      44      19      10       2       *
April 25, 2007..............................................              93      39      15       7       1       0
April 25, 2008..............................................              91      35      12       5       *       0
April 25, 2009..............................................              90      31       9       3       *       0
April 25, 2010..............................................              88      27       7       2       0       0
April 25, 2011..............................................              86      24       6       2       0       0
April 25, 2012..............................................              84      21       4       1       0       0
April 25, 2013..............................................              81      18       3       1       0       0
April 25, 2014..............................................              69      14       2       *       0       0
April 25, 2015..............................................              66      12       1       0       0       0
April 25, 2016..............................................              64      11       1       0       0       0
April 25, 2017..............................................              61       9       1       0       0       0
April 25, 2018..............................................              58       8       *       0       0       0
April 25, 2019..............................................              54       6       *       0       0       0
April 25, 2020..............................................              51       5       0       0       0       0
April 25, 2021..............................................              47       4       0       0       0       0
April 25, 2022..............................................              42       3       0       0       0       0
April 25, 2023..............................................              37       3       0       0       0       0
April 25, 2024..............................................              32       2       0       0       0       0
April 25, 2025..............................................              26       1       0       0       0       0
April 25, 2026..............................................              19       1       0       0       0       0
April 25, 2027..............................................              11       *       0       0       0       0
April 25, 2028..............................................               2       0       0       0       0       0
April 25, 2029..............................................               0       0       0       0       0       0
Weighted Average Life to Maturity (in years) (1)............           19.91    7.84    4.23    3.08    1.94    1.45
Weighted Average Life to Initial Redemption Date (in
  years)(1).................................................           19.66    6.86    3.51    2.53    1.60    1.19

-------------------------
 *  indicates greater than zero but less than 0.5%.
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each payment in reduction of the Note Balance by the number of years from the date of issuance of the Note to the related Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the Original Note Balance.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Notes will be applied by the Depositor towards the purchase of the Mortgage Loans from the Seller.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion, which summarizes certain material U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to beneficial owners of the Notes ("Noteowners") in light of their personal investment circumstances or to certain types of Noteowners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the Basic Documents and other relevant documents and assuming compliance with the terms of the Basic Documents as in effect on the date of issuance of the Notes, Jeffers, Wilson, Shaff & Falk, LLP special tax counsel to the Depositor and the Seller ("Tax Counsel"), is of the opinion that (i) the Notes will be treated as debt instruments for federal income tax purposes as of such date and (ii) the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. Accordingly, upon issuance, the Notes will be treated as "Debt Securities" as described in the Prospectus. See "Certain Federal Income Tax Considerations -- Taxation of Debt Securities and "-- Tax Consequences to Holders of the Notes" in the Prospectus.

     The Depositor and the Noteowners express in the Mortgage Loan Purchase Agreement their intent that, for applicable tax purposes, the Notes will be indebtedness secured by the Mortgage Loans. The Depositor and the Noteowners, by accepting the Notes, and each Noteowner by its acquisition of a beneficial interest in a Note, have agreed to treat the Notes as indebtedness for U.S. federal income tax purposes.

TAXATION OF INTEREST INCOME OF NOTEOWNERS

     Assuming that the Noteowners are holders of debt obligations for U.S. federal income tax purposes, the Notes generally will be taxable as Debt Securities. See "Certain Federal Income Tax Considerations -- Taxation of Debt Securities" and "-- Tax Consequences to the Holders of the Notes" in the Prospectus.

     While it is not anticipated that the Notes will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as unconditionally payable under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Notes would be includible in income of Noteowners as OID, but would not be includible again when the interest is actually received. See "Certain Federal Income Tax Considerations -- Taxation of Debt Securities" and "-- Tax Consequences to Holders of the Notes" in the Prospectus for a discussion of the application of the OID rules if the Notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that scheduled interest payments due on the Notes will be treated as "Qualified Stated Interest" as defined in Section 1.1273-1(c) of the OID Regulations.

FOREIGN INVESTORS

     In general, subject to certain exceptions, interest (including OID) paid on a Note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Noteowner provides the required foreign person information certification. See "Certain Federal Income Tax
Considerations -- Tax Treatment of Foreign Investors" in the Prospectus.

BACKUP WITHHOLDING

     Certain Noteowners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Notes if the Noteowners, upon issuance, fail to supply the Indenture Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) property, or, under certain circumstances, fail to provide the Indenture Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The Indenture Trustee will be required to report annually to the IRS, and to each Noteowner of record, the amount of interest paid (and OID accrued, if any), on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Noteholder" of record is Cede, as nominee for DTC, Noteowners and the IRS will receive tax and other information including the amount of interest paid on the Notes from Participants and Indirect Participants rather than from the Indenture Trustee. (The Indenture Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Noteowner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Noteowner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

     Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Noteowners are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

                            STATE TAX CONSIDERATIONS

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the Federal, state, local, foreign or any other income tax consequences of the purchase, ownership and disposition of the Notes.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Notes without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSET REGULATION

     The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Indenture Trustee, the Master Servicer or Seller and other persons, in providing services with respect to the Trust's assets (the "Transaction Parties"), may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and
Section 4975 of the Code with respect to transactions involving the Trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment in the instrument would be a practical vehicle for the indirect provision of investment management services. Jeffers, Wilson, Shaff & Falk, LLP has rendered its opinion that the Notes will be classified as indebtedness for tax purposes and the Depositor believes that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Furthermore, regardless of whether the Notes are treated as equity for purposes of ERISA, the acquisition or holding of Notes by or on behalf of a Plan still could be considered to give rise to a prohibited transaction if a Transaction Party, or an affiliate thereof, is or becomes a party in interest or a disqualified person with respect to such Plan.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Notes.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") for so long as they are rated in one or more of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

     Moreover, institutions whose investment activities are subject to review by certain regulatory authorizes may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by such investors.

     See "Legal Investment Considerations" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated April 9, 1998 (the "Underwriting Agreement"), between the Depositor and Bear, Stearns & Co. Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Notes.

     The Notes will be offered by the Underwriter from time to time in negotiated transaction or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor, including accrued interest, are expected to be approximately 99.70% of the aggregate principal balance of the Notes before deducting issuance expenses payable by the Depositor in connection with the Notes. In connection with the purchase of the Notes, the Underwriter may be deemed to have received compensation in the form of underwriting discounts.

     The Depositor has been advised by the Underwriter that it presently intends to make a market in the Notes offered hereby; however, the Underwriter is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Notes will develop.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor is an affiliate of Bear, Stearns & Co. Inc.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Depositor by Brown & Wood LLP, Washington, D.C. and for the Underwriter by Brown & Wood LLP, Washington, D.C. Certain legal matters will be passed upon for the Seller and its affiliates by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the Notes will be passed upon by Jeffers, Wilson, Shaff & Falk, LLP, Irvine, California.

                                    RATINGS

     It is a condition to issuance that the Notes be rated "AAA" by S&P and "Aaa" by Moody's.

     A securities rating addresses the likelihood of the receipt by Noteholders of payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Noteholders might realize a lower than anticipated yield.

     The ratings assigned to the Notes will depend primarily upon the creditworthiness of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Insurer below the ratings initially assigned to the Notes may result in a reduction of one or more of the ratings assigned to the Notes.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities. The ratings do not address the likelihood of the payment of any LIBOR Carryover Amount or any Supplemental Interest Payment.

     There can be no assurance as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the applicable Rating Agency.

                            INDEX OF PRINCIPAL TERMS

           DEFINED TERMS              PAGE
           -------------              ----
1933 Act............................  S-20
2/28 Loans..........................  S-23
3/27 loans..........................  S-23
5/25 Loans..........................  S-23
Adjustable Rate Mortgage Loans......  S-21
Adjustment Date.....................  S-23
Administrative Fee Amount...........  S-60
Advanta.............................  S-41
Advanta Parent......................  S-41
Aggregate Expense Rate..............  S-62
AmREIT..............................  S-19
Auction Call Date...................  S-67
Available Funds.....................  S-58
Balloon Loans.......................  S-21
Balloon Payments....................  S-21
Basic Documents.....................  S-21
Basis Risk Shortfall................  S-58
Beneficial Owner....................  S-51
Book-Entry Notes....................  S-51
Business Day........................  S-51
Cap Rate............................  S-62
Cedel...............................  S-51
Cedel Participants..................  S-53
Citibank............................  S-51
Closing Date........................  S-19
Code................................  S-84
Collection Account..................  S-43
Collection Period...................  S-57
Compensating Interest Payment.......  S-45
Complaint...........................  S-42
Constant Repayment Date.............  S-80
Cooperative.........................  S-53
Coverage Percentage.................  S-41
CPR.................................  S-80
Custodian...........................  S-56
Cut-off Date........................  S-19
Cut-off Date Principal Balance......  S-20

           DEFINED TERMS              PAGE
           -------------              ----
Debt Securities.................Prospectus
Defective Mortgage Loan.............  S-56
Definitive Notes....................  S-51
Delayed Adjustment Mortgage Loans...  S-21
Depositor...........................  S-19
Determination Date..................  S-60
DTC.................................  S-51
DTC Services........................  S-55
Due Period..........................  S-57
ERISA...............................  S-86
Euroclear...........................  S-51
Euroclear Operator..................  S-53
Euroclear Participants..............  S-53
European Depositaries...............  S-51
Event of Default....................  S-69
Excess Cash.........................  S-64
Federal Reserve Board...............  S-53
Financial Intermediary..............  S-52
Fixed Rate Mortgage Loans...........  S-21
Fleet...............................  S-42
Fleet Transaction...................  S-42
Full Documentation..................  S-38
Global Securities...................   A-1
Gross Margin........................  S-23
Holdings............................  S-74
Indemnification and Contribution
  Agreement.........................  S-20
Indenture...........................  S-20
Indenture Trustee...................  S-20
Indenture Trustee Fee...............  S-60
Indenture Trustee Fee Rate..........  S-62
Index...............................  S-24
Industry............................  S-55
Initial Cap.........................  S-23
Initial Mortgage Loan Purchase
  Agreement.........................  S-19
Initial Redemption Date.............  S-67

           DEFINED TERMS              PAGE
           -------------              ----
Initial Seller......................  S-19
Insurance Agreement.................  S-21
Insurance Policy....................  S-20
Insurance Proceeds..................  S-59
Insured Payments....................  S-71
Interest Accrual Period.............  S-60
Investor Certificate................  S-20
Issuer..............................  S-19
Labor...............................  S-86
LIBOR Business Day..................  S-63
LIBOR Carryover Amount..............  S-60
LIBOR Determination Date............  S-62
Limited Documentation...............  S-38
Liquidated Mortgage Loan............  S-45
Liquidation Proceeds................  S-59
Loan Rate...........................  S-21
Loan-to-Value Ratio.................  S-22
Loss Amount.........................  S-41
LTV.................................  S-22
Management Agreement................  S-20
Management Fee......................  S-60
Management Fee Rate.................  S-62
Master Servicer.....................  S-20
Master Servicer Event of Default....  S-47
Master Servicing Agreement..........  S-20
Master Servicing Fee................  S-48
Master Servicing Fee Rate...........  S-48
Maximum Rate........................  S-23
MI Insurer..........................  S-40
Minimum Rate........................  S-23
Minimum Spread......................  S-62
MI Premiums.........................  S-41
Monthly Advance.....................  S-44
Monthly Interest Amount.............  S-60
Monthly Principal Amount............  S-60
Moody's.............................  S-20
Morgan..............................  S-51
Mortgage Files......................  S-56
Mortgage Insurance Policy...........  S-22

           DEFINED TERMS              PAGE
           -------------              ----
Mortgage Insurance Premium..........  S-60
Mortgage Loan Purchase Agreement....  S-19
Mortgage Loans......................  S-19
Mortgage Pool.......................  S-19
Mortgaged Properties................  S-19
Net Funds Cap.......................  S-62
Net Liquidation Proceeds............  S-59
New Withholding Regulations.........  S-85
No Documentation....................  S-38
Nonrecoverable Advances.............  S-44
Non-U.S. Person.....................   A-4
Note Balance........................  S-51
Note Insurance Premium..............  S-61
Note Insurer........................  S-20
Note Interest Rate..................  S-61
Note Margin.........................  S-62
Note Payment Account................  S-63
Note Register.......................  S-51
Noteholder..........................  S-51
Noteowners..........................  S-84
Notes...............................  S-20
OID.................................  S-84
OID Regulations.....................  S-84
Order...............................  S-71
Original Note Balance...............  S-50
Originators.........................  S-19
Overcollateralization Amount........  S-64
Overcollateralization Deficit.......  S-65
Overcollateralization Surplus.......  S-64
Owner Trustee.......................  S-19
Participants........................  S-53
Paying Agent........................  S-58
Payment Date........................  S-51
Percentage Interest.................  S-57
Periodic Cap........................  S-22
Plan Asset Regulation...............  S-86
Plans...............................  S-86
Prepayment Models...................  S-80

           DEFINED TERMS              PAGE
           -------------              ----
Principal Balance...................  S-61
Principal Prepayment................  S-61
Purchase Price......................  S-57
Qualified Replacement Mortgage......  S-56
Rating Agencies.....................  S-20
Realized Loss.......................  S-65
Receipt.............................  S-72
Received............................  S-72
Record Date.........................  S-51
Reference Bank Rate.................  S-62
Relevant Depositary.................  S-52
Relief Act Shortfalls...............  S-61
Remittance Date.....................  S-57
REO Property........................  S-44
Required Overcollateralization
  Amount............................  S-64
Rules...............................  S-52
S&P.................................  S-20
SAS 70..............................  S-46
Sale Agreements.....................  S-19
Seller..............................  S-19
Servicing Advance...................  S-48
SMMEA...............................  S-87
Stated Income Documentation.........  S-38

           DEFINED TERMS              PAGE
           -------------              ----
Stated Maturity Date................  S-80
Statistical Cut-Off Date............  S-14
Statistical Cut-Off Date Principal
  Balance...........................  S-21
Structuring Assumptions.............  S-81
Sub-Prime Mortgage Loans............  S-39
Supplemental Interest Payments......  S-63
Systems.............................  S-55
Tax Counsel.........................  S-84
Telerate Page 3750..................  S-62
Term of the Insurance Policy........  S-72
Terms and Conditions................  S-54
TIA.................................  S-69
Trust...............................  S-19
Trust Agreement.....................  S-19
Trust Estate........................  S-20
U.S. Person.........................   A-4
Underwriter.........................  S-20
Underwriting Agreement..............  S-20
USAP................................  S-46
Voting Interests....................  S-69
Weighted Average Net Loan Rate......  S-76
Year 2000 problems..................  S-55

                                    ANNEX A

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Mortgage-Backed LIBOR Notes, Series 1999-1 (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between participants of Cedel or Euroclear and Participants holding Notes will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

     Investors selecting to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN PARTICIPANTS. Secondary market trading between Participants will be settled using the procedures applicable to prior asset-backed Note issues in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade of Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners or their agents.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court in the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

PROSPECTUS
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (Issuable in Series)

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                  (DEPOSITOR)

     Bear Stearns Asset Backed Securities, Inc. (the "Depositor") may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series").

     As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (collectively, the "Seller") composed of (a) Primary Assets, which may include one or more pools of (i) closed-end and/or revolving home equity loans (the "Mortgage Loans"), secured generally by subordinate liens on one- to four-family residential or mixed-use properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"), which are either unsecured or secured generally by subordinate liens on one-to four-family residential or mixed-use properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and (iii) securities backed or secured by Mortgage Loans and/or Home Improvement Contracts, (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the "Loans"), which servicer may also be the Seller, specified in the related Prospectus Supplement (the "Servicer"), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement.

                                                  (cover continued on next page)
 NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A GIVEN SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT
   GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER, THE TRUSTEES,THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS
OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR
     ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH
   IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS
                                  SUPPLEMENT.
                            ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE SECURITIES.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Bear, Stearns & Co. Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Bear, Stearns & Co. Inc. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                            ------------------------

                            BEAR, STEARNS & CO. INC.

                                DECEMBER 4, 1998

(continued from previous page)

     Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

     If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

     The rate of reduction of the aggregate principal balance of each Class of a Series may depend upon the rate of payment (including prepayments) with respect to the Loans or, in the case of Private Securities, Underlying Loans, as applicable. In such a case, a rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Considerations" herein.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate; (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the assets included in the Trust Fund for such Series.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the related Agreements and will not receive such reports directly with respect to the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system, and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "The Agreements -- Reports to Holders" herein.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in the accompanying Prospectus Supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at 245 Park Avenue, New York, New York 10167.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "Glossary of Terms" herein.

SECURITIES OFFERED.........  Asset-Backed Certificates (the "Certificates")
                             and/or Asset-Backed Notes (the "Notes").
                             Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement, as the case may be. Each Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. Notes are issuable from time to time in Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned Amortization Class ("PAC") Securities, Variable Interest Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities, Senior Securities or Subordinated Securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution Dates, Distribution Dates and interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

DEPOSITOR..................  Bear Stearns Asset Backed Securities, Inc. (the
                             "Depositor") was incorporated in the State of Delaware in June 1995, and is a wholly-owned, special purpose subsidiary of The Bear Stearns Companies Inc. None of The Bear Stearns Companies Inc., the Depositor, the Servicer, any Trustee, the Seller or any affiliate of the foregoing has guaranteed or is otherwise obligated with respect to the Securities of any Series. See "The Depositor."

INTEREST PAYMENTS..........  Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or Underlying Loans relating to the Private Securities, as applicable, and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Interest Only Securities may be assigned a Notional Amount set forth in the related Prospectus Supplement, which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. See "Description of the Securities -- Payments of Interest."

PRINCIPAL PAYMENTS.........  All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth in the related Prospectus Supplement, and will be paid at the times, allocated among the Classes of such Series in the order and amounts and applied either on a pro rata or a random lot basis among all Securities of any such Class, all as specified in the related Prospectus Supplement.

FINAL SCHEDULED
DISTRIBUTION DATE OF THE
SECURITIES.................  The Final Scheduled Distribution Date with respect to (i) each Class of Notes is the date not later than which principal of the Notes will be fully paid and (ii) each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund that has the latest stated maturity, or will be determined as described herein and in the related Prospectus Supplement.

                             The actual final Distribution Date of the Securities of a Series will, to the extent described in the related Prospectus Supplement, depend upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty Insurance Policies and repurchases) of the Loans or Underlying Loans relating to the Private Securities, as applicable, in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary Assets. The rate of payments on the Loans or Underlying Loans relating to the Private Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Risk Factors -- Yield May Vary" and "Description of the Securities -- Weighted Average Life of the Securities" herein.

OPTIONAL TERMINATION.......  One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the Depositor's or the Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of Securities, the Depositor, the Servicer or such other entity that is specified in the related Prospectus Supplement may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. See "Description of the Securities -- Optional Redemption, Purchase or Termination."

                             In addition, the related Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

THE TRUST FUND.............  The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related Prospectus Supplement.

A. PRIMARY ASSETS..........  The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related Prospectus Supplement. The Primary Assets will be purchased from the Seller or may be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor.

(1) LOANS..................  Primary Assets for a Series will consist, in whole or in part, of Loans. Some Loans may be delinquent as specified in the related Prospectus Supplement. Loans may be originated by or acquired from an affiliate of the Depositor, and an affiliate of the Depositor may be an obligor with respect to any such Loan. The Loans will be conventional contracts or contracts insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). See "The Trust Funds -- The Loans" for a discussion of such guarantees. To the extent provided in the related Prospectus Supplement, additional Loans may be periodically added to the Trust Fund, or may be removed from time to time if certain asset value tests are met, as described in the related Prospectus Supplement.

                             The "Loans" for a Series will consist of (i) closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances therein (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") and (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"). The Mortgage Loans and the Home Improvement Contracts are collectively referred to herein as the "Loans." The Loans may, as specified in the related Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate.

                             As specified in the related Prospectus Supplement, the Mortgage Loans will, and the Home Improvement Contracts may, be secured by mortgages and deeds of trust or other similar security instruments creating a lien on the related Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties."

                             The related Prospectus Supplement will describe certain characteristics of the Loans for a Series including, without limitation and to the extent relevant: (i) the aggregate unpaid Principal Balance of the Loans (or the aggregate unpaid Principal Balance included in the Trust Fund for the related Series); (ii) the range and weighted average Loan Rate on the Loans and in the case of adjustable rate Loans, the range and weighted average of the Current Loan Rates and the Lifetime Rate Caps, if any; (iii) the range and the average outstanding Principal Balance of the Loans; (iv) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (v) the range and Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, of the Loans, computed in the manner described in the related Prospectus Supplement;
                             (vi) the percentage (by Principal Balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (vii) any enhancement relating to the Loans; (viii) the percentage (by Principal Balance as of the Cut-off
                             Date) of Loans that are secured by Mortgaged
                             Properties or Home Improvements, or that are unsecured; (ix) the geographic distribution of any Mortgaged Properties securing the Loans; (x) the use and type of each Property securing a Loan; (xi) the lien priority of the Loans; (xii) the delinquency status and year of origination of the Loans; (xiii) whether such Loans are Closed-End Loans and/or Revolving Credit Line Loans; and (xiv) in the case of Revolving Credit Line Loans, the general payment and credit line features of such Loans and other pertinent features thereof.

(2) PRIVATE SECURITIES.....  Primary Assets for a Series may consist, in whole or in part, of Private Securities, which include
                             (i) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or (ii) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (i) offered and distributed to the public pursuant to an effective registration statement or (ii) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided, that a period of three years has elapsed since the later of the date such securities were acquired from the related issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be, so insured or guaranteed. See "The Trust Funds -- Private Securities." Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, payments on the Private Securities will be distributed directly to the related PS Trustee as registered owner of such Private Securities.

                             The related Prospectus Supplement for a Series will specify (on an approximate basis, as described above, and as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of any Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans, including (a) the payment features of such Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features),
                             (b) the approximate aggregate principal amount of such Underlying Loans that are insured or guaranteed by a governmental entity, (c) the servicing fee or range of servicing fees with respect to such Underlying Loans (d) the minimum and maximum stated maturities of such Underlying Loans at origination, (e) the lien priority of such Underlying Loans and (f) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities;
                             (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the sponsor or depositor of the Private Securities (the "PS Sponsor"), the servicer of the Private Securities (the "PS Servicer") and the trustee of the Private Securities (the "PS Trustee"); (vii) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Loans underlying the Private Securities, or to such Private Securities themselves; (viii) the terms on which the Underlying Loans may or are required to be repurchased prior to stated maturity; and (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS Trustee. See "The Trust Funds -- Additional Information" herein.

B. COLLECTION AND
DISTRIBUTION ACCOUNTS......  Unless otherwise provided in the related Prospectus
                             Supplement, all payments on or in respect of the Primary Assets for a Series will be remitted directly to an account (each, a "Collection Account") to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related Prospectus Supplement, the applicable Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (each, a "Distribution Account") to be established for such Series, each in the manner and at the times specified in the related Prospectus Supplement. All amounts deposited into such Distribution Account(s) will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the Depositor, any provider of Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the times specified in the related Prospectus Supplement.

C. PRE-FUNDING AND
CAPITALIZED INTEREST
 ACCOUNTS..................  If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee of the Trust Fund for the related Series (the "Trustee"). If so specified, on the

                             Closing Date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). The Primary Assets to be so purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect thereto. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

                             If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the related Closing Date, a portion of the proceeds of the sale of the Securities of such Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of (i) the sum of (a) the amount of interest accrued on the Securities of such Series and (b) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (ii) the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed as specified in the related Prospectus Supplement.

ENHANCEMENT................  If stated in the Prospectus Supplement relating to a Series, the Depositor will obtain an irrevocable letter of credit, surety bond, insurance policy (each, a "Security Policy") or other form of credit support (collectively, "Enhancement") in favor of the applicable Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus Supplement from an institution acceptable to the rating agency or agencies identified in the related Prospectus Supplement as rating such Series of Securities (each, a "Rating Agency") for the purposes specified in such Prospectus Supplement. The Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus Supplement. See "Enhancement."

                             Enhancement for a Series may include one or more of the following types of Enhancement, or such other type of Enhancement specified in the related Prospectus Supplement.

A. SUBORDINATE
SECURITIES.................  If stated in the related Prospectus Supplement,
                             Enhancement for a Series may consist of one or more Classes of Subordinated Securities. The rights of the related Subordinated Securityholders to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

B. INSURANCE...............  If stated in the related Prospectus Supplement,
                             Enhancement for a Series may consist of special hazard Insurance Policies, bankruptcy bonds and other types of insurance supporting payments on the Securities.

C. RESERVE FUNDS...........  If stated in the Prospectus Supplement, the
                             Depositor may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the Rating Agencies in one or more reserve funds to be established in the name of the applicable Trustee (each, a "Reserve Fund"), which will be used, as specified in such Prospectus Supplement, by such Trustee to make required payments of principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities, or for any other purpose specified in the Agreement with respect to such Series, to the extent that funds are not otherwise available. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.

D. MINIMUM PRINCIPAL
PAYMENT AGREEMENT..........  If stated in the Prospectus Supplementrelating to a
                             Series of Securities, the Depositor will enter into a minimum principal payment agreement (the "Minimum Principal Payment Agreement") with an entity meeting the criteria of the Rating Agencies, pursuant to which such entity will provide funds in the event that aggregate principal payments on the Primary Assets for such Series are not sufficient to make certain payments, as provided in the related Prospectus Supplement. See
                             "Enhancement -- Minimum Principal Payment
                             Agreement."

E. DEPOSIT AGREEMENT.......  If stated in the related Prospectus Supplement, the
                             Depositor and the applicable Trustee will enter into a guaranteed investment contract or an investment agreement (the "Deposit Agreement") pursuant to which all or a portion of the amounts held in the Collection Account, the Distribution Account(s) or in any Reserve Fund will be invested with the entity specified in such Prospectus Supplement. Such Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the Assumed Reinvestment Rate, in the manner specified in such Prospectus Supplement. See "Enhancement -- Deposit Agreement."

SERVICING..................  The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In addition, the Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal of or interest on a Loan will be made by the Servicer only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, will be reimbursable to the Servicer from scheduled payments of principal and interest, late collections, the proceeds of liquidation of the related Loans or other recoveries relating to such Loans (including any Insurance Proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The

                             Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See "Servicing of Loans -- Servicing Compensation and Payment of Expenses" herein.

FEDERAL INCOME TAX
 CONSIDERATIONS

A. DEBT SECURITIES AND
REMIC RESIDUAL
 SECURITIES................  If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") or
                             (ii) so provided in the related Prospectus
                             Supplement, a Series of Securities will include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"). Stated interest with respect to such Classes of Securities will be reported by the related Holder in accordance with such Holder's method of accounting except that, in the case of Securities constituting "regular interests" in a REMIC ("Regular Interests"), such interest will be required to be reported on the accrual methods regardless of such Holder's usual method of accounting. Securities that are Compound Interest Securities, Zero Coupon Securities or Interest Only Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the related Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, such Holder may be entitled to make an election to amortize such premium on a constant yield method.

                             In the case of a REMIC election, a Class of Securities may be treated as a REMIC "residual interest" (each, a "Residual Interest"). A Holder of a Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the Holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) may not be subject to offset by losses from other activities or investments, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign Holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual Interests will not be recognized for federal income tax purposes. Further, individual Holders are subject to limitations on the deductibility of expenses of the REMIC. See "Certain Federal Income Tax Considerations."

B. NON-REMIC PASS-THROUGH
 SECURITIES................  If so specified in the related Prospectus
                             Supplement, the Trust Fund for a Series will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes, and Holders of Securities of such Series ("Pass-Through Securities") will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the Primary Assets held in the Trust Fund for such Series. All income with respect to a Stripped Security will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the applicable Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

C. OWNER TRUST
SECURITIES.................  If so specified in the Prospectus Supplement, the
                             Trust Fund will be treated as a partnership for purposes of federal and state income tax. Each Noteholder, by the acceptance of a Note of a given Series, will agree to treat such Note as indebtedness; and each Certificateholder, by the acceptance of a Certificate of a given Series, will agree to treat the related Trust Fund as a partnership in which such Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust Fund and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Certain Federal Income Tax Considerations."

ERISA CONSIDERATIONS.......  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. Certain Classes of Securities may not be transferred unless the applicable Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the applicable Trustee, the Depositor or the Servicer to additional obligations. See "Description of the
                             Securities -- General" and "ERISA Considerations."

LEGAL INVESTMENT...........  Unless otherwise specified in the related
                             Prospectus Supplement, Securities of each Series offered by this Prospectus and the related Prospectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "Legal Investment."

USE OF PROCEEDS............  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Primary Assets, (ii) to repay indebtedness incurred to obtain funds to acquire such Primary Assets,
                             (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series will be effected by an exchange of Securities with the Seller of such Primary Assets. See "Use of Proceeds."

RATINGS....................  It will be a requirement for issuance of any Series that the Securities offered by this Prospectus and the related Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities, and does not address the effect that the rate of prepayments on Loans or Underlying Loans relating to Private Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See "Risk
                             Factors -- Ratings Are Not Recommendations."

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

     No Secondary Market. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The underwriter(s) specified in the related Prospectus Supplement (the "Underwriters") expect to make a secondary market in the related Securities, but will have no obligation to do so.

     Primary Assets Are Only Source of Repayment. The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on or any failure to receive distributions on the Securities. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in such Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account(s) immediately after making all payments due on the Securities of such Series and other payments specified in Securities Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto, and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an Event of Default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee under the related Indenture (the "Indenture Trustee"), the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "The Agreements -- Assignment of Primary Assets" herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only source of funds from which to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

     Limited Protection Against Losses. Although any Enhancement is intended to reduce the risk of delinquent payments or losses to Holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result, Holders may suffer losses. See "Enhancement."

     Yield May Vary; Subordination. The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments on the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; (iii) the exercise by the party entitled thereto of any right of optional termination; and (iv) in the case of Trust Funds comprised of Revolving Credit Line Loans, any provisions in the related Agreement described in the applicable Prospectus Supplement respecting any non-amortization, early amortization or scheduled amortization period. See "Description of the Securities -- Weighted Average Life of Securities." Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "Description of the Securities -- Payments of Interest."

     The rights of Subordinated Securityholders to receive distributions to which they would otherwise be entitled with respect to the Trust Fund will be subordinate to the rights of the Servicer and the Holders of Senior Securities, to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinated Securities.

     Balloon Payments. Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity, and thus will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon such borrower's ability either to timely refinance the related Loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the Holders of one or more Classes of Securities of the related Series.

     Property Values May Be Insufficient. If the Mortgage Loans in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

     Risks relating to Certain Geographic Regions where Mortgage Loans may be Concentrated. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain Series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

     Book-Entry Registration. If Securities are issued in book-entry form, such registration may reduce the liquidity of such Securities in the secondary trading market, since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Holder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Security Owners will not be recognized as Holders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Holders only indirectly through DTC and its Participants.

     In addition, Holders may experience some delay in their receipt of distributions of principal of and interest on book-entry Securities, since distributions are required to be forwarded by the applicable Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants, which thereafter will be required to credit them to the accounts of Holders either directly or indirectly through Financial Intermediaries.

     Pre-Funding May Adversely Affect Investment. If a Trust Fund includes a Pre-Funding Account and the Principal Balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

     The ability of a Trust Fund to invest in subsequent Loans during the related Pre-Funding Period will be dependant on the ability of the Seller to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Seller to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

     Although subsequent Loans must satisfy the characteristics described in the related Prospectus Supplement and generally must be selected on the basis of the same criteria as those used to select the initial Loans, such Loans may have been originated more recently than the Loans originally transferred to the Trust Fund and may be of a lesser credit quality. As a result, the addition of subsequent Loans may adversely affect the performance of the related Securities.

     Bankruptcy Risks. Federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the related debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the related mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

     Consequences of Owning Original Issue Discount Securities. Debt Securities that are Compound Interest Securities will be, and certain of the Debt Securities may be, issued with original issue discount for federal income tax purposes. A Holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt Securities that are Compound Interest Securities generally will be treated as having original issue discount for this purpose. See "Certain Federal Income Tax Considerations -- Interest and Acquisition Discount" herein.

     REMIC-Related Risks. Holders of Residual Interest Securities will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Considerations." Accordingly, under certain circumstances, Holders of Securities that constitute Residual Interest Securities may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual Holders of Residual Interest Securities may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Securities are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Securities, the taxable income arising in a given year on a Residual Security will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Security may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations that provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of such regulations. See "Certain Federal Income Tax Considerations -- Taxation of Holders of Residual Interest Securities -- Mark to Market Rules."

     Unsecured Home Improvement and Other Loans. The Trust Fund for any Series may include Home Improvement Contracts that are not secured by an interest in real estate or otherwise. The Trust Fund for any Series may also include home equity contracts that were originated with Loan-to-Value Ratios or Combined Loan-to-Value Ratios in excess of the value of the related Mortgaged Property pledged as security therefor. Under such circumstances, the Trust Fund for the related Series could be treated as a general unsecured creditor as to any unsecured portion of any such Loan. In the event of a default under a Loan that is unsecured in whole or in part, the related Trust Fund will have recourse only against the borrower's assets generally for the unsecured portion of the Loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on any such Loan, the unsecured obligations of the borrower with respect to such Loan may be discharged, even though the value of the borrower's assets made available to the related Trust Fund as a general unsecured creditor is insufficient to pay amounts due and owning under the related Loan.

     Risk of Losses Associated with Adjustable Rate Loans. Adjustable rate Loans may be underwritten on the basis of an assessment that Mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

     Potential Liability For Environmental Conditions. Real property pledged as security to a lender may be subject to certain environmental risks. Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

     In particular, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

     Under the laws of some states, and under CERCLA and the Federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances. See "Certain Legal Aspects of the Loans -- Environmental Risks."

     Consumer Protection Laws May Affect Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

     The Loans are also subject to federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

          (iv) for loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specified statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition, could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Loans."

     Contracts Will Not Be Stamped. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the applicable Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans -- The Home Improvement Contracts."

     Ratings Are Not Recommendations. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agencies identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agencies if in their judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (each, an "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as Indenture Trustee with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinated Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the applicable Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the applicable Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the Holder of such Security.

     Payments of principal of and interest on the Securities will be made by the applicable Trustee, or a paying agent on behalf of such Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account. If provided in the related Prospectus Supplement, such deposits may be net of certain amounts payable to the related Servicer and any other person specified in such Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account(s) and will be available to make payments on the Securities of such Series on the next Distribution Date. See "The Trust Funds -- Collection and Distribution Accounts."

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then-outstanding Principal Balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agencies or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the per annum rate specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of a Series of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (the "Special Redemption Date") if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities, or low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the applicable Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is equal to or less than
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

the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited into the Collection Account or Distribution Account(s) for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the Trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

     Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances therein (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") secured by mortgages primarily on Single Family Properties that may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily Principal Balance of such Loan. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans."

     Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire Principal Balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Mortgage Loans may vary due to seasonal purchasing and the payment habits of borrowers.

     The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) and mixed-use property. Mixed-use properties will consist of structures of no more than three stories that include one- to four-residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate Principal Balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

     Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties, which are generally subordinated to other mortgages on the same Mortgaged Property or by purchase money security interests in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The initial Loan-to-Value Ratio of a Home Improvement Contract will be computed in the manner described in the related Prospectus Supplement.

     Additional Information. The selection criteria that will apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Loans for a Series may include Loans that do not amortize their entire Principal Balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining Principal Balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

     The Loans will be conventional contracts or contracts insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Loans will be insured under various FHA programs. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

     The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (the "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guaranty will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid Principal Balance of the Loans; (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any;
(c) the range and average Principal Balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by Principal Balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard Insurance Policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by Principal Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements or that are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by Principal Balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; (l) the delinquency status and year of origination of the Loans;
(m) whether such Loans are Closed-End Loans and/or Revolving Credit Line Loans; and (n) in the case of Revolving Credit Line Loans, the general payments and credit line terms of such Loans and other pertinent features thereof. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

     If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities that include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS

Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, cash collateral accounts, Security Policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans, including (a) the payment features of such Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (b) the approximate aggregate Principal Balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (c) the servicing fee or range of servicing fees with respect to the Underlying Loans, (d) the minimum and maximum stated maturities of such Underlying Loans at origination, (e) the lien priority of such Underlying Loans and (f) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, Security Policies or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related

Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited into the applicable Distribution Account, which will also be established by the applicable Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the applicable Trustee will invest the funds in the Collection Account and the Distribution Account(s) in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited into the Distribution Account(s) or otherwise distributed and, in the case of funds in the Distribution Account(s), than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the Rating Agencies.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the Closing Date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). In no case will the Pre-Funded Amount exceed 50% of the aggregate principal amount of the related Securities, and in no case will the Pre-Funding Period exceed one year. The Primary Assets to be so purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect thereto. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the Closing Date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain a Security Policy, issue Subordinated Securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agencies. The Enhancement will support the payment of principal of and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

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

SUBORDINATED SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinated Securities. The rights of the related Subordinated Securityholders to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard Insurance Policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy (the "Pool Insurance Policy") for the Loans in the related Trust Fund. The Pool Insurance Policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default. but will not cover the portion of the Principal Balance of any Loan that is required to be covered by any primary mortgage Insurance Policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard Insurance Policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard Insurance Policy or any flood Insurance Policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard Insurance Policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii) upon transfer of such Property to the special hazard insurer, the unpaid Principal Balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid Principal Balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard Insurance Policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any Pool Insurance Policy that such Property be restored before a claim under such Pool Insurance Policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any Pool Insurance Policy. Therefore, so long as such Pool Insurance Policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid Principal Balance of the related Loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard Insurance Policy and Pool Insurance Policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding Principal Balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the Principal Balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of the Loans." If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the applicable Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (each, a "Reserve Fund") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agencies rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the applicable Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited into a Reserve Fund will be invested by the applicable Trustee in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agencies pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the applicable Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio.

Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts (each, an "Escrow Account") with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard Insurance Policy premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or that are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date, any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

          (i) All payments in respect of principal, including prepayments, on such Primary Assets;

          (ii) All payments in respect of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, net of related liquidation expenses ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

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

          (iv) All proceeds under any title insurance, hazard Insurance Policy or other Insurance Policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; provided, that the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and Insurance Proceeds) that represent late recoveries of Scheduled Payments with respect to which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or Insurance Proceeds;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited into the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the Principal Balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the applicable Trustee of such Series for deposit into the related Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits into the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans that represent late recoveries of principal or interest, Insurance Proceeds or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account(s), as the case may be, or from a specified Reserve Fund, as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard Insurance Policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard Insurance Policies will provide for coverage at least equal to the applicable state standard form of fire Insurance Policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard Insurance Policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard Insurance Policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

     The standard hazard Insurance Policies covering Properties securing Loans typically will contain a "coinsurance" clause, which in effect will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including any improvements on the Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the Principal Balances owing thereon decrease, and since the value of the Properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding Principal Balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure or repossession, a standard hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited into the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard Insurance Policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit into the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Loan a change in the terms of such Loan (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage Insurance Policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the

Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of each applicable Trustee and independent accountants, payment of Security Policy and Insurance Policy premiums, if applicable, and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the applicable Trustee for deposit into the related Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related Insurance Policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable Insurance Policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the Principal Balance of and unpaid interest on the related Loan that would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the applicable Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the applicable Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     If an Event of Default occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of a Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "The Agreements --

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

Events of Default; Rights Upon Events of Default -- Pooling and Servicing Agreement; Servicing Agreement" herein.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement; provided, that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Agreement that, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement
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

(except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans -- The Home Improvement Contracts."

     With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid Principal Balance as of the Cut-off Date; the current Loan Rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

     Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the PS Trustee (or its nominee or correspondent). The PS Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the PS Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "The Trust Funds -- Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, Principal Balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the PS Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the Principal Balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the Principal Balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset"); provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) a Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Principal Balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity will be obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of such Primary Assets. See "Special Considerations -- Limited Assets."

     No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the applicable Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the applicable Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to such Trustee reasonable indemnity, and such Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The applicable Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

          (iii) the amount of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

          (iv) the amount of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund; and

          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year, the applicable Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i), (ii) and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to each applicable Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "Servicing of Loans -- Evidence as to Compliance" herein.

     If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the applicable Trustee. The applicable Trustee will forward such reports only to the entity or its nominee that is the registered holder of the global certificate that evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of

Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account(s) to enable the applicable Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the applicable Trustee for such Series, or to the Servicer and such Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement that continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the applicable Trustee, or to the Servicer and such Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the applicable Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred upon such Trustee. However, the applicable Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered such Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by such Trustee therein or thereby. The applicable Trustee may decline to follow any such direction if such Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture that continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus

Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Holders of a majority of the then-aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then-aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then-aggregate outstanding amount of the Notes of such Series.

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then-aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, and the Holders of a majority of the then-aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEES

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee or Indenture Trustee, as the case may be, for each Series of Securities will be set forth in the related Prospectus Supplement. Entities serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee will have the power to appoint co-trustees or separate trustees. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the applicable Trustee by the Agreement relating to such Series will be conferred or imposed upon such Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the applicable Trustee. The applicable Trustee may also appoint agents to perform any of the responsibilities of such Trustee, which agents will have any or all of the rights, powers, duties and obligations of such Trustee conferred on them by such appointment; provided, that the applicable Trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF TRUSTEES

     No Trustee will make any representations as to the validity or sufficiency of the related Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the applicable Trustee will be required to perform only those duties specifically required of it under such Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the applicable Trustee will be required to examine them to determine whether they are in the form required by the related Agreement. However, such Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the related Agreement.

     Each Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no Trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related Holders in an Event of Default. No Trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

     Each Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Each Trustee may also be removed at any time (i) if such Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if such Trustee becomes insolvent or
(iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the applicable Trustee and to the Depositor. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the applicable Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the applicable Trustee or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or any Trustee is

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

obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided, that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel delivered to the applicable Trustee. Any such amendment except pursuant to clause (vi) above shall be deemed not to adversely affect in any material respect the interests of any Holder if the applicable Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then-current rating thereof. Unless otherwise specified in the Prospectus Supplement, each Agreement for each Series may also be amended by the applicable Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication such Holders propose to transmit, the applicable Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by such Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

     If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement under the circumstances described in the related Prospectus Supplement. See "Description of the Securities -- Optional Redemption, Purchase or Termination" herein.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

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

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, Holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their Notes until maturity.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

     The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In

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

some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty Insurance Proceeds.

ENVIRONMENTAL RISKS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

     Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (the "SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

     A regulation promulgated by the U.S. Environmental Protection Agency (the "EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

     On September 30, 1996, Congress amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the 1996 amendments specify the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

     Generally, the amendments state that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender (i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibil-
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

ity for hazardous substance handling or disposal practices related to the facility or (ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for
(a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The amendments also specify certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

     The 1996 amendments also specify that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

     The CERCLA and SWDA lender liability amendments specifically address the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Mortgage Loans and the Home Improvement Contracts.

     If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans would be imposed on the Trust Fund, and thus occasion a loss to the Holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by Mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states,
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

absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard Insurance Policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any Insurance Proceeds payable under a hazard Insurance Policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy

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

jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

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

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

  General

     The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests," each

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

as defined in the Uniform Commercial Code in effect in the applicable jurisdiction (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

  Security Interests in Home Improvements

     The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

  Enforcement of Security Interest in Home Improvements

     So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

  Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense

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

against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

  Applicability of Usury Laws

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The Loans may also consist of installment sales contracts. Under an installment sales contract (each, an "Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard Insurance Policy premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor any Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

                                 THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

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

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit (a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership; or (v) an election is made to treat the Trust Fund relating to a particular Series of Securities as a Financial Asset Securitization Investment Trust ("FASIT") under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

     As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

TAXATION OF DEBT SECURITIES

     Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

     Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance

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

with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

     Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that Class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below); provided, that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the

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

stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Payment Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Payment Regulations, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the applicable Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events that have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a

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

Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain Classes of Regular Interest Securities may represent more than one Class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the applicable Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under " -- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Trustee intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such Holder for such Security over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See " -- Tax Status as a Grantor
Trust -- Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, Holders of variable rate Debt Securities should

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consult their own tax advisers regarding the appropriate treatment of such
Securities for federal income tax purposes.

     Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of
(a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. In the opinion of Tax Counsel, a Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

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TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or
(ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and that is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to

Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     In the opinion of Tax Counsel, the Holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     In the opinion of Tax Counsel, the Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding

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

portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. In the opinion of Tax Counsel, a Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Interest Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Interest Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual Holder. First, alternative
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minimum taxable income for such residual Holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual Holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual Holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See " -- Restrictions on Ownership and Transfer of Residual Interest Securities" and " -- Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation

                                       64
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exists with respect to certain transfers of residual interests by foreign persons to United States persons. See " -- Tax Treatment of Foreign Investors."

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Final Mark-to-Market Regulations"), which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     In the opinion of Tax Counsel, each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the applicable Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the applicable Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate Principal Balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-
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Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the Principal Balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See " -- Taxation of Debt Securities; Market Discount" and " -- Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees (the "excess servicing fee") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan's Principal Balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting

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income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the applicable Trustee intends, absent contrary authority, to report income to Holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the Security is one year or more and short-term capital gain or loss if the holding period of the Security is less than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

     In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be
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

capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the applicable Trustee with its taxpayer identification number (the "TIN"); (ii) furnishes the applicable Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the applicable Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The applicable Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations"), which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume
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

that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See " -- Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a Holder of a

Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A Holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident

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

alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

     The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

     In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining Principal Balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, if such a termination occurs, the Trust Fund

(the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person,
(b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax considerations described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                                FASIT SECURITIES

     General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities ("FASIT Securities"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Holders of FASIT Securities. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for such Series, and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

     Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (a) the composition of the FASIT's assets and (b) the nature of the Holders' interest in the FASIT are met on a continuing basis and (iii) the Trust Fund is not a regulated company as defined in Section 851(a) of the Code.

     Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the Closing Date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the Holder of the FASIT's ownership interest or by any person related to such Holder.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more Classes of regular interests or (ii) a single Class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its Holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5% and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Considerations -- Taxation of Debt Securities -- Variable Rate Debt Securities."

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Considerations -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

     Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

     Tax Treatment of FASIT Regular Securities. Payments received by Holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of Holders of REMIC Regular Securities, Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Considerations -- Taxation of Debt Securities," " -- Market Discount," and
" -- Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If a FASIT Regular Security is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Considerations -- Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying assets, the Holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Federal Income Tax Considerations -- Taxation of Debt Instruments -- Effects of Default and Delinquencies."

     FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Considerations -- Taxation of Debt Securities -- Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

     Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

     The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

     Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the Holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the Holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the Holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, Holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the Holders of High-Yield Interests. See "Certain Federal Income Tax Considerations -- Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

     The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent Holders of REMIC Securities would be subject. See "Certain Federal Income Tax Considerations -- Miscellaneous Tax Aspects -- Backup Withholding." For purposes of reporting and tax administration, Holders of record of FASIT Securities generally will be treated in the same manner as Holders of REMIC Securities.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO HOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities and such subclasses of Securities.

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including certain individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan that is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations (Labor Reg. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

     Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Trust Fund issues Notes that are not treated as equity interests in the Trust Fund for purposes of the Plan Asset Regulation, a Plan's investment in such Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee and the Depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Notes may not be purchased using the assets of any Plan if the Seller, the Servicer, the Special Servicer, the Indenture Trustee, the Owner Trustee, the Depositor or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

     In addition, the Trust Fund, any underwriter, trustee, servicer, administrator or producer of credit support or their affiliates might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Notes, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Each prospective purchaser or transferee of a Note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a Global Note, shall be deemed to represent) to the Indenture Trustee and the Note Registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

     The Plan Asset Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Exchange Act.

     If no exception under the Plan Asset Regulation applies, then if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the Trust Fund, then the assets of the Trust Fund would be considered to be assets of the Plan. Because the Loans held by the Trust Fund may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 and may cause transactions undertaken in the course of operating the Trust Fund to constitute prohibited transactions, unless a statutory or administrative exemption applies.

     In Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which amended Prohibited Transaction Class Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTCE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans conforming to these requirements ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving Subordinated Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinated Security or a Security that is not a Single Family Security may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTCE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single Class of Securities; and (ii) Securities issued in a Series in which there is only one Class of those particular Trust Securities; provided, that the Securities in the case of clause
(i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a Class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a Class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other Classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

     PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Holders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the unsubordinated Securities only in a Series issued with a subordination feature; provided, that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate Principal Balance of the Loans or the Principal Balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL issued to Bear, Stearns & Co. Inc., an individual exemption (Prohibited Transaction Exemption 90-30; Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the "Underwriter Exemption"), which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Bear, Stearns & Co. Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief generally similar to that provided by PTCE 83-1, but is broader in several respects.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTCE 83-l. The Underwriter Exemption contains an expanded definition of "certificate," which includes an interest that entitles the Holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust," which permits the trust corpus to consist of secured consumer receivables. The definition of "trust," however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type that have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Specified Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Specified Funding Limit") must not exceed twenty-five percent (25%).

          (2) All Obligations transferred after the Closing Date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

          (3) The transfer of such Additional Obligations to the trust during the Specified Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Specified Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Specified Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the Closing Date.

          (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the Trust Fund:

             (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

             (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the Closing Date.

          (6) The period of pre-funding must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

          (8) The related prospectus or prospectus supplement must describe:

             (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

             (ii) the duration of the period of pre-funding;

             (iii) the percentage and/or dollar amount of the Specified Funding Limit for the trust; and

             (iv) that the amounts remaining in the pre-funding account at the end of the Specified Funding Period will be remitted to certificateholders as repayments of principal.

          (9) The related pooling and servicing agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     Neither PTCE 83-1 nor the Underwriter Exemption applies to a trust which contains unsecured obligations.

     Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                 LEGAL MATTERS

     The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund assets and any credit enhancement with respect to the related Class and will reflect such Rating Agency's assessment solely of the likelihood that the related Holders will receive payments to which such Holders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agencies in the future if in their judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the Principal Balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of such Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal of and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the Holders of one or more Classes of the Securities of the related Series.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ("Bear Stearns") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

     "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

     "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the applicable Trustee is located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     "Combined Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     "Condominium Unit" means an individual housing unit in a Condominium Building.

     "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receives proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units and that is described in Section 216 of the Code.

     "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

     "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

     "Deferred Interest" means the excess of the interest accrued on the Principal Balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

     "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" means an event of default under and as specified in the related Agreement.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     "Holder" means the person or entity in whose name a Security is registered.

     "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies maintained with respect to the Loans.

     "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and that is identified as such in the related Prospectus Supplement.

     "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Loan.

     "Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

     "Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

     "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note, as the context may require.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

     "Mortgaged Property" means the related property subject to a Mortgage.

     "Mortgagor" means the obligor on a Mortgage Note.

     "1986 Act" means the Tax Reform Act of 1986.

     "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "Primary Assets" means the Private Securities and/or Loans, as the case may be, that are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

     "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

     "Property" means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

     "Regular Interest" means a regular interest in a REMIC.

     "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     "REO Property" means real property that secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     "Residual Interest" means a residual interest in a REMIC.

     "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement that is not included in the Trust Fund for the related Series.

     "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     "Senior Securities" means a Class of Securities as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Subordinated Securityholders, to the extent specified in the related Prospectus Supplement.

     "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     "Servicer" means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

     "Single Family Property" means property securing a Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

     "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     "Subordinated Securityholder" means a Holder of a Subordinated Security.

     "Subordinated Securities" means a Class of Securities as to which the rights of Holders to receive distributions of principal, interest or both is subordinated to the rights of Holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Trustee" means the trustee under the applicable Agreement, and its successors.

     "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, held, with respect to a Series of Certificates, for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Indenture Trustee as security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account(s), Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     "Zero Coupon Security" means a Security entitled to receive payments of principal only.

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--------------------------------------------------------------------------------

                                  $229,000,000

                                 (APPROXIMATE)

                         [AMERICAN RESIDENTIAL LOGO]

                  AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-1
                          MORTGAGE-BACKED LIBOR NOTES,
                             CLASS A, SERIES 1999-1

                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                         ------------------------------

                            BEAR, STEARNS & CO. INC.

                                 APRIL 9, 1999

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